LOAN AND SECURITY AGREEMENT
Dated as of March 13, 2020
by and among
HORIZON GLOBAL AMERICAS INC. AND
CEQUENT TOWING PRODUCTS OF CANADA, LTD.,
any other Borrower party hereto from time to time,
as Borrowers,
HORIZON GLOBAL CORPORATION AND HORIZON GLOBAL COMPANY LLC
any other Guarantor party hereto from time to time,
as Guarantors,
any other Loan Party party hereto from time to time,
as Loan Parties,
the Lenders from time to time party hereto,
and
ENCINA BUSINESS CREDIT, LLC,
as Agent

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	6.3	Notification; Verification	51
	6.4	Power of Attorney	51
	6.5	Disputes	52
	6.6	Invoices	52
	6.7	Inventory	53

7.	REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS		53
	7.1	Existence and Authority	53
	7.2	Names; Trade Names and Styles	54
	7.3	Title to Collateral; Third Party Locations; Permitted Liens	54
	7.4	Accounts and Chattel Paper	54
	7.5	Electronic Chattel Paper	55
	7.6	Capitalization; Investment Property	55
	7.7	Commercial Tort Claims	56
	7.8	Jurisdiction of Organization; Location of Collateral	56
	7.9	Financial Statements and Reports; Solvency	57
	7.10	Tax Returns and Payments; Pension Contributions	57
	7.11	Compliance with Laws; Intellectual Property; Licenses	58
	7.12	Litigation	59
	7.13	Use of Proceeds	59
	7.14	Insurance	59
	7.15	Financial, Collateral and Other Reporting / Notices	60
	7.16	Reserved.	62
	7.17	Maintenance of Collateral, Etc	63
	7.18	Reserved	63
	7.19	No Default	63
	7.20	No Material Adverse Change	63
	7.21	Full Disclosure	63
	7.22	Sensitive Payments	63
	7.23	Subordinated Debt	63
	7.24	Access to Collateral, Books and Records	64
	7.25	Appraisals	64
	7.26	Lender Meetings	64
	7.27	Interrelated Businesses	64
	7.28	Parent	65
	7.29	Term Loan Debt	65
	7.30	Canadian Benefit Plans	65
	7.31	Canadian Pension Plans	65
	7.32	Post-Closing Matters	66
	7.33	Anti-Corruption Laws and Sanctions	66

8.	NEGATIVE COVENANTS		66
	8.1	Fundamental Changes	66
	8.2	Asset Sales	66
	8.3	Investments and Loans	67
	8.4	Indebtedness; Certain Equity Interests	68

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	8.5	Liens	69
	8.6	Restricted Payments	70
	8.7	Certain Sinking Fund Payments	71
	8.8	Business	71
	8.9	Transactions With Affiliates	71
	8.10	Modifications to Governing Documents	72
	8.11	Burdensome Restrictions	72
	8.12	Modifications to Term Loan Debt Documents	72
	8.13	Term Loan Debt Payments	72
	8.14	Hedging Agreements	73

9.	FINANCIAL COVENANTS		73
	9.1	[Reserved]	73
	9.2	Capital Expenditure Limitation	73

10.	LIMITATION OF LIABILITY AND INDEMNITY		73
	10.1	[Reserved]	73
	10.2	Limitation of Liability	73
	10.3	Indemnity	73

11.	EVENTS OF DEFAULT AND REMEDIES		74
	11.1	Events of Default	74
	11.2	Remedies with Respect to Lending Commitments/Acceleration, Etc	76
	11.3	Remedies with Respect to Collateral	76

12.	LOAN GUARANTY		82
	12.1	Guaranty	82
	12.2	Guaranty of Payment	82
	12.3	No Discharge or Diminishment of Loan Guaranty	82
	12.4	Defenses Waived	83
	12.5	Rights of Subrogation	83
	12.6	Reinstatement; Stay of Acceleration	83
	12.7	Information	84
	12.8	Termination	84
	12.9	Maximum Liability	84
	12.10	Contribution	84
	12.11	Liability Cumulative	85

13.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES		85

14.	AGENT		88
	14.1	Appointment	88
	14.2	Rights as a Lender	89
	14.3	Duties and Obligations	89
	14.4	Reliance	89
	14.5	Actions through Sub-Agents	90
	14.6	Resignation	90

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	14.7	Non-Reliance	91
	14.8	Not Partners or Co-Venturers; Agent as Representative of the Secured Parties	92
	14.9	Credit Bidding	93
	14.10	Certain Collateral Matters	93
	14.11	Restriction on Actions by Lenders	93
	14.12	Expenses	94
	14.13	Notice of Default or Event of Default	94
	14.14	Liability of Agent	94
	14.15	Reserved	94

15.	GENERAL PROVISIONS		95
	15.1	Notices	95
	15.2	Severability	97
	15.3	Integration	97
	15.4	Waivers	97
	15.5	Amendments	97
	15.6	Time of Essence	98
	15.7	Expenses, Fee and Costs Reimbursement	98
	15.8	Benefit of Agreement; Assignability	99
	15.9	Assignments	99
	15.10	Participations	100
	15.11	Headings; Construction	101
	15.12	USA PATRIOT Act Notification; Other Anti-Money Laundering Legislation	101
	15.13	Counterparts; Fax/Email Signatures	102
	15.14	GOVERNING LAW	102
	15.15	CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS	102
	15.16	Publication	103
	15.17	Judgment Currency	103
	15.18	Confidentiality	103
	15.19	Intercreditor Agreement	103

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Perfection Certificate
Annex I	Description of Certain Terms
Annex II	Reporting
Annex III	Commitment Schedule
Exhibit A	Form of Notice of Borrowing
Exhibit B	Closing Checklist
Exhibit C	Client User Form
Exhibit D	Authorized Accounts Form
Exhibit E	Form of Account Debtor Notification
Exhibit F	Form of Compliance Certificate
Exhibit G	Form of Assignment and Assumption Agreement
Schedule 7.32	Post-Closing Matters
Schedule P-1	Existing Investments
Schedule P-2	Existing Liens
Schedule 8.9	Existing Affiliate Transactions

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Loan and Security Agreement
This Loan and Security Agreement (as it may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement") is entered into on March 13, 2020, by and among HORIZON GLOBAL AMERICAS INC., a Delaware corporation (“Horizons America”), CEQUENT TOWING PRODUCTS OF CANADA, LTD., a company formed under the laws of the Province of Ontario ("Cequent Canada"; together with Horizons America, each a "Borrower" and together with any other Borrower party hereto from time to time, collectively the "Borrowers"), HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent”), HORIZON GLOBAL COMPANY LLC, a Delaware limited liability company (“Horizon Global”, and together with Parent, each a “Guarantor” and together with any other Guarantor party hereto from time to time, collectively the “Guarantors”) and together with any other Loan Party party hereto from time to time, as Loan Parties (as defined herein), the Lenders party hereto from time to time and ENCINA BUSINESS CREDIT, LLC, as agent for the Lenders (in such capacity, "Agent"). The Annexes, Exhibits and Schedules to this Agreement, as well as the Perfection Certificate attached to this Agreement, are an integral part of this Agreement and are incorporated herein by reference.

1.	DEFINITIONS.
1.1    Certain Defined Terms.
Unless otherwise defined herein, the following terms are used herein as defined in the UCC from time to time: Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Debtor, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financing Statement, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Money, Payment Intangible, Proceeds, Secured Party, Securities Accounts, Security Agreement, Supporting Obligations and Tangible Chattel Paper; provided, however, that (a) as such terms relate to any Collateral of any Canadian Borrower, such terms shall refer to such Collateral as defined in the PPSA, to the extent applicable and (b) as such terms relate to any such Collateral encumbered by or to be encumbered by a Mexican Security Document, such terms shall have the meanings assigned to them in such Mexican Security Document, to the extent applicable.
As used in this Agreement, the following terms have the following meanings:
“ABL Priority Collateral” means as defined in the Intercreditor Agreement (it being understood and agreed that any time the Term Loan Debt is not in effect, the term “ABL Priority Collateral” shall mean all Collateral).
"ABLSoft" means the electronic and/or internet-based system approved by Agent for the purpose of making notices, requests, deliveries, communications and for the other purposes contemplated in this Agreement or otherwise approved by Agent, whether such system is owned, operated or hosted by Agent, any of its Affiliates or any other Person.
"Accounts Advance Rate" means the percentage set forth in Section 1(b)(i) of Annex I.
"Advance Rates" means, collectively, the Accounts Advance Rate and the Inventory Advance Rate.
"Affiliate" means, with respect to any Person, any other Person in control of, controlled by, or under common control with the first Person, and any other Person who has a substantial interest, direct

1

or indirect, in the first Person or any of its Affiliates, including, any officer or director of the first Person or any of its Affiliates (and if that Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, stepchildren, nephews, nieces and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust); provided, that neither Agent, any Lender nor any of their respective Affiliates shall be deemed an "Affiliate" of any Borrower for any purposes of this Agreement. For the purpose of this definition, a "substantial interest" shall mean the direct or indirect legal or beneficial ownership of more than ten (10%) percent of any class of equity or similar interest.
"Agent" has the meaning set forth in the preamble to this Agreement, and includes any successor agent appointed in accordance with Section 14.6.
"Agent Fee Letter" means that certain fee letter agreement dated as of the Closing Date between Agent and Borrowers.
"Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, members, managers, attorneys, and agents.
"Agent Professionals" means attorneys, accountants, appraisers, auditors, business valuation experts, liquidation agents, collection agencies, auctioneers, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.
"Agreement" and "this Agreement" has the meaning set forth in the preamble to this Agreement.
"Anti-Corruption Laws" means laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
"Applicable Margin" has the meaning set forth in Section 3(a) of Annex I.
"Applicable Percentage" has the meaning set forth in Section 3.2(e)(i).
"Approved Electronic Communication" means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, facsimile, ABLSoft or any other equivalent electronic service, whether owned, operated or hosted by Agent, any of its Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any other Loan Document, including any financial statement, financial and other report, notice, request, certificate and other information or material; provided, that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.
"Approved Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business, in each case that is administered, managed, advised or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
"Assignee" has the meaning set forth in Section 15.9(a).

"Assignment and Assumption" means an assignment and assumption agreement substantially in the form of Exhibit G.
"Assignment of Claims Act", means the Assignment of Claims Act of 1940, as amended, currently codified at 31 U.S.C. 3727 and 41 U.S.C. 6305, and includes the prior historically referenced Federal Anti-Claims Act (31 U.S.C. 3727) and the Federal Anti-Assignment Act (41 U.S.C. 6305).
"Authorized Officer" means, as to any Loan Party, the principal executive officer, principal financial officer or the principal accounting officer.
“Availability Amount” means, as of any date of determination, an amount equal to the lesser of (i) the Maximum Revolving Facility Amount and (ii) the Borrowing Base.
"Availability Block" means the amount set forth in Section 1(f) of Annex I hereto.
"Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).
"Base Rate" means, for any day, the greatest of (a) the Federal Funds Rate plus ½%, (b) the LIBOR Rate (which rate shall be calculated based upon a one (1) month period and shall be determined on a daily basis), (c) one percent (1.0%), and (d) the rate of interest announced, from time to time, within Wells Fargo Bank, N.A. at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo Bank, N.A.’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo Bank, N.A. may designate (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Agent may select).
"Base Rate Loan" means any Loan which bears interest at or by reference to the Base Rate.
"Blocked Account" has the meaning set forth in Section 6.1.
"Borrower" and "Borrowers" has the meaning set forth in the preamble to this Agreement.
“Borrower Representative” means Horizons America, in such capacity pursuant to the provisions of Section 2.9, or any permitted successor Borrower Representative selected by Borrowers and approved by Agent.
"Borrowing Base" means, as of any date of determination, the Dollar Equivalent Amount as of such date of determination of the sum of the following:
(a)    the aggregate amount of Eligible Accounts of Non-Investment Grade Account Debtors multiplied by the applicable Accounts Advance Rate, plus
(b)    the aggregate amount of Eligible Accounts of Investment Grade Account Debtors multiplied by the applicable Accounts Advance Rate, plus
(c)    the lesser of:
(i)    the aggregate of:

(A)    the lower of (i) the aggregate amount of Eligible Inventory (excluding Eligible Mexican Inventory and excluding Eligible In-Transit Inventory), valued at the lower of cost and net realizable value (determined on a FIFO basis), multiplied by the applicable Inventory Advance Rate(s) and (ii) NOLV of Eligible Inventory (excluding Eligible Mexican Inventory and excluding Eligible In-Transit Inventory) multiplied by the applicable Inventory Advance Rate(s), plus
(B)    the lesser of
(1)    the lower of (i) the aggregate amount of Eligible Mexican Inventory, valued at the lower of cost and net realizable value (determined on a FIFO basis), multiplied by the applicable Inventory Advance Rate and (ii) NOLV of Eligible Mexican Inventory multiplied by the applicable Inventory Advance Rate; and
(2)    Mexican Inventory Sublimit; plus
(C)    the lesser of
(1)    the lower of (i) the aggregate amount of Eligible In-Transit Inventory, valued at the lower of cost and net realizable value (determined on a FIFO basis), multiplied by the applicable Inventory Advance Rate and (ii) NOLV of Eligible In-Transit Inventory multiplied by the applicable Inventory Advance Rate; and
(2)    In-Transit Sublimit;
(ii)    the Inventory Sublimit; minus
(d)    all Reserves which Agent has established pursuant to Section 2.1(b) (including those to be established in connection with any requested Revolving Loan); provided, that no Accounts, Inventory or other Property acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business shall be included in the calculation of the Borrowing Base until completion of a customary due diligence investigation by Agent, which may in Agent’s sole discretion include applicable field examinations and appraisals (which shall not be included in the limits on the number of field examinations or appraisals provided in Sections 7.24 and 7.25) satisfactory to Agent; minus
(e)    the Availability Block.
“Borrowing Base Certificate” means a certificate in the form provided by Agent to Borrower Representative for use in reporting the Borrowing Base.
"Business Day" means a day other than a Saturday or Sunday or any other day on which Agent or banks in New York are authorized to close and, in the case of a Business Day which relates to a LIBOR Loan, any day on which dealings are carried on in the London Interbank Eurodollar market.
"Canadian Benefit Plans" means all material employee benefit plans or arrangements subject to the application of any Canadian benefit plan statutes or regulations that are maintained or contributed to by the Loan Parties that are not Canadian Pension Plans, including all profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, legal services, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of the Loan Parties participate or are eligible to participate but excluding all stock option or stock purchase plans.
"Canadian Borrower(s)" means any Borrower organized under the laws of Canada or any province thereof.
"Canadian Dollars" or "C$" means Canadian Dollars.
"Canadian Pension Plan" means all plans or arrangements which are considered to be pension plans under, and are subject to the application of, any applicable pension benefits standards statute or regulation in Canada established, maintained or contributed to by the Loan Parties for its employees or former employees.
"Canadian Security Agreement" means that certain General Security Agreement, dated as of the Closing Date, between Agent and the Canadian Borrower, as amended, restated, supplemented or otherwise modified from time to time.
"Canadian Security Documents" means the Canadian Security Agreement, each Deed of Movable Hypothec, if any, and all other documents, instruments and agreements now or hereafter securing any of the Obligations of the Canadian Borrower, in each case as amended, restated, supplemented or otherwise modified from time to time,
"Capital Expenditures" means all expenditures which, in accordance with GAAP and Borrowers’ accounting policies, would be required to be capitalized and shown on the consolidated balance sheet of Borrowers, but excluding expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.
"Capitalized Lease" means any lease other than an operating lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.
"Change in Control" means (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Commission thereunder), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Parent by any Person other than the Permitted Holders, (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, (c) the occurrence of any change in control (or similar event, however denominated) with respect to the Parent under (i) any indenture or other agreement in respect of Material Debt to which the Parent or any Subsidiary is a party or (ii) any instrument governing any preferred stock of the Parent or any Subsidiary having a liquidation value or redemption value in excess of $5,000,000, or (d) Parent ceases to directly or indirectly own and control 100% of each class of the outstanding Equity Interests of the other Loan Parties (other than any director’s qualifying shares).
"Civil Code" means the Civil Code of Québec, or any successor statute, as amended from time to time, and includes all regulations thereunder.
"Closing Date" means March 13, 2020.
"Code" means the Internal Revenue Code of 1986, as amended.
"Collateral" means all property and interests in property in or upon which a security interest, mortgage, pledge or other Lien is granted pursuant to this Agreement or the other Loan Documents, including all of the property of each Loan Party described in Section 5.1.
"Collections" has the meaning set forth in Section 6.1.
"Commitment" means the Revolving Loan Commitment.
"Commitment Schedule" means the Commitment Schedule attached hereto as Annex III.
"Compliance Certificate" means a compliance certificate substantially in the form of Exhibit F hereto to be signed by an Authorized Officer of Borrower Representative.
"Confidential Information" means confidential information that any Loan Party furnishes to the Agent pursuant to any Loan Document concerning any Loan Party's business, but does not include any such information once such information has become, or if such information is, generally available to the public or available to the Agent (or other applicable Person) from a source other than the Loan Parties which is not, to the Agent's knowledge, bound by any confidentiality agreement in respect thereof, it being understood that unless any information is marked “Public” or “Not Confidential,” all information is Confidential Information.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
"Control Agent" means, at the time of determination, whichever of the Term Loan Agents or Agent has the right under the Intercreditor Agreement to take remedial action with respect to the Collateral at issue.
"Convertible Notes" means the 2.75% Convertible Senior Notes of Parent due 2022 issued pursuant to the Convertible Notes Indenture.
"Convertible Notes Indenture" means the First Supplemental Indenture between Parent and Wells Fargo Bank, National Association, dated as of February 1, 2017, as in effect on the Closing Date.
"Credit Bid" has the meaning set forth in Section 14.9.
"Deed of Movable Hypothec" means a deed of hypothec charging the movable (personal) property of a Loan Party pursuant to the Civil Code, in the event that any of the Loan Parties own movable (personal) property in Quebec.

"Default" means any event or circumstance which with notice or passage of time, or both, would constitute an Event of Default.
"Default Rate" has the meaning set forth in Section 3.1.
"Defaulting Lender" means any Lender that (a) has failed, within one Business Day of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to Agent or any other Lender any other amount required to be paid by it hereunder, (b) has notified Borrower Representative or Agent in writing, or it or its parent has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it or its parent commits to extend credit, (c) has failed, within two Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent's receipt of such certification in form and substance satisfactory to Agent, (d) had an involuntary proceeding commenced or an involuntary petition filed seeking (i) liquidation, reorganization or other relief in respect of such Lender or its parent or its or its parent’s debts, or of a substantial part of its or its parent’s assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Lender or its parent or for a substantial part of its or its parent’s assets, or (e) shall have or whose parent shall have (i) voluntarily commenced any proceeding or filed any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consented to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this definition, (iii) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for it or a substantial part of its assets, (iv) filed an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) made a general assignment for the benefit of creditors or (vi) taken any action for the purpose of effecting any of the foregoing.
"Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior twelve (12) months, that is the result of dividing the Dollar Equivalent Amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to a Borrower's Accounts during such period by (b)such  Borrower's billings with respect to Accounts during such period.
"Dilution Reserve" has the meaning set forth in Section 1(b)(i) of Annex I.
“Division” in reference to any Person which is an entity, means the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including as contemplated under Section 18-217 of the Delaware Limited Liability Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity. The word “Divide” when capitalized, shall have a correlative meaning.
"Dollar Equivalent Amount" means, at any time, (a) as to any amount denominated in Dollars, the amount hereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by Agent at such time that such amount could be converted into Dollars by Agent according to prevailing exchange rates selected by Agent.
"Dollars" or "$" means United States Dollars.

“Dominion Threshold Amount” mean, at any time of determination, an amount equal to the greater of: (a) fifteen percent (15%) of the Availability Amount and (b) $10,000,000.
“Dominion Triggering Period” means the period (a) commencing on the earlier of the date on which Excess Availability is less than the Dominion Threshold Amount for a period of two (2) consecutive Business Days and (b) ending on the date on which (i) no Event of Default exists and (ii) Excess Availability is greater than or equal to the Dominion Threshold Amount for a period of twenty (20) consecutive calendar days.
"E-Signature" means the process of attaching to or logically associating with an Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Approved Electronic Communication) with the intent to sign, authenticate or accept such Approved Electronic Communication.
"Early Termination Fee" has the meaning set forth in Section 3.2(e).
"EBITDA" means, for the applicable period, for the Parent and its Subsidiaries, solely to the extent included in the “North American” and “Corporate” portions of Parent’s consolidated financial statements (“EBITDA Parties”) on a consolidated basis, the sum of (a) Net Income, plus (b) Interest Expense deducted in the calculation of such Net Income, plus (c) taxes on income, whether paid, payable or accrued, deducted in the calculation of such Net Income, plus (d) depreciation expense deducted in the calculation of such Net Income, plus (e) amortization expense deducted in the calculation of such Net Income, plus (f) any other non-cash charges that have been deducted in the calculation of such Net Income, plus (g) any cash transfers by any Subsidiary of Parent that is not a Loan Party to any Loan Party plus (h) any extraordinary charges for such period, plus (i) interest-equivalent costs associated with any Specified Vendor Receivables Financing for such period, whether accounted for as interest expense or loss on the sale of receivables, plus (j) all losses during such period that relate to the retirement of Indebtedness, plus (k) fees, costs and expenses in connection with the transactions contemplated by this Agreement and any other financing transaction consummated during such period, plus (l) fees and expenses in connection with the issuance or offering of Equity Interests or any Indebtedness (in each case, whether or not consummated), plus (m) costs and expenses of professional fees of the Borrowers or of any Agent or Lender to the extent the Borrowers are required to reimburse such Agent or Lender therefor, plus (n) unusual or nonrecurring expenses or costs, including restructuring, moving and severance expense, provided that the aggregate amount added to EBITDA pursuant to this clause (n) shall not exceed $10,000,000 in any four Fiscal Quarter period, plus (o) fees, costs and expenses incurred in connection with any proposed asset sale (whether or not consummated); and plus (p) non-cash losses on asset sales. For purposes of calculating EBITDA, pro forma effect shall be given to any Significant Transaction. Any such pro forma calculations may include operating and other expense reductions and other adjustments for such period resulting from any sale, transfer, lease or other disposition of assets that is being given pro forma effect to the extent that such operating and other expense reductions and other adjustments would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933 (“Regulation S-X”) minus (h) any other non-cash gains that have been added in the calculation of such Net Income.
"Eligible Account" means, at any time of determination and subject to the criteria below, an Account of a Borrower, which was generated and billed by a Borrower in the Ordinary Course of Business, and which Agent, in its Permitted Discretion, shall not deem not to be an Eligible Account. The net amount of an Eligible Account at any time shall be the face amount of such Eligible Account as originally billed minus all customer deposits, unapplied cash collections and other Proceeds of such Account received from or on behalf of the Account Debtor thereunder as of such date and any and all returns, rebates, discounts

(which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Account at such time. Without limiting the generality of the foregoing, the following Accounts shall not be Eligible Accounts:
(i)    the Account Debtor or any of its Affiliates is a Loan Party or an Affiliate of any Loan Party;
(ii)    (A) for Account Debtors other than Specified Account Debtors it remains unpaid longer than the earlier to occur of (1) the number of days after the original invoice date set forth in Section 4(a) of Annex I or (2) the number of days after the original invoice due date set forth in Section 4(c) of Annex I or (B) for Specified Account Debtors it remains unpaid longer than the earlier to occur of (1) the number of days after the original invoice date set forth in Section 4(b) of Annex I or (2) the number of days after the original invoice due date set forth in Section 4(c) of Annex I;
(iii)    the Account Debtor or its Affiliates are past any of the applicable dates referenced in clause (ii) above on other Accounts owing to a Borrower comprising more than fifty percent (50%) of all of the Accounts owing to a Borrower by such Account Debtor or its Affiliates;
(iv)    all Accounts owing by the Account Debtor or its Affiliates represent more than fifteen percent (15%) (or such higher percentage as Agent may establish for the Account Debtor from time to time) of all other Accounts; provided, that Accounts which are deemed to be ineligible solely by reason of this clause (iv) shall be considered Eligible Accounts to the extent of the amount thereof which does not exceed such applicable percent of all other Accounts;
(v)    a covenant, representation or warranty contained in this Agreement or any other Loan Document with respect to such Account (including any of the representations set forth in Section 7.4) has been breached;
(vi)    the Account is subject to any contra relationship, counterclaim, dispute or set-off; provided, that Accounts which are deemed to be ineligible by reason of this clause (vi) shall be considered ineligible only to the extent of such applicable contra relationship, counterclaim, dispute or set-off;
(vii)    the Account Debtor's chief executive office or principal place of business is located outside of the United States or Canada, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) from a financial institution reasonably acceptable to Agent and on terms reasonably satisfactory to Agent;
(viii)    it is payable in a currency other than Dollars or Canadian Dollars;
(ix)    it (a) is not absolutely owing to a Borrower or (b) arises from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, retainage or any other repurchase or return basis or (c) consist of progress billings or other advance billings that are due prior to the completion of performance by a Borrower of the subject contract for goods or services;
(x)    the Account Debtor is (A) the United States of America or any state or political subdivision (or any department, agency or instrumentality thereof), unless such Borrower has complied with the Assignment of Claims Act or other applicable similar state or local law in a manner reasonably satisfactory to Agent, (B) Her Majesty the Queen in Right of Canada or any department, agency or instrumentality thereof, unless such Borrower grants to the Agent by way of absolute assignment and as security, its right to payment of such Account pursuant to and in full compliance with, and all other steps deemed necessary by the Agent have been taken under, the Financial Administration Act (R.S.C. 1985, c. F-11), as amended, or (C) a Crown corporation, any other government or other governmental body if such Account cannot be the object of a valid first ranking Lien in favor of the Agent without special formalities or requirements, unless such formalities or requirements have been performed to the full satisfaction of the Agent;
(xi)    it is not at all times subject to Agent's duly perfected, first-priority security interest or is subject to any other Lien (other than a Permitted Lien specified in clause (l) of the definition thereof that is not prior to the Lien of Agent), or the goods giving rise to such Account were, at the time of sale, subject to any Lien that is not a Permitted Lien;
(xii)    it is evidenced by Chattel Paper or an Instrument of any kind (unless such Chattel Paper or Instrument is delivered to Agent in accordance with Section 5.2) or has been reduced to judgment;
(xiii)    the Account Debtor's total indebtedness to Borrowers exceeds the amount of any credit limit established by Borrowers or Agent or the Account Debtor is otherwise deemed not to be creditworthy by Agent in its Permitted Discretion; provided, that Accounts which are deemed to be ineligible solely by reason of this clause (xiii) shall be considered Eligible Accounts to the extent the amount of such Accounts does not exceed the lower of such credit limits;
(xiv)    Any Borrower has made an agreement with the Account Debtor to extend the time of payment thereof beyond the time periods set forth in clause (ii) above;
(xv)    Any Borrower has posted a surety or other bond in respect of the contract or transaction under which such Account arose;
(xvi)    the Account Debtor is subject to any proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law, or is subject to any Sanction or any specially designated nationals list maintained by OFAC or any other Governmental Authority;
(xvii)    the sale giving rise to such Account is on cash in advance or cash on delivery terms;
(xviii)    the goods giving rise to such Account have been sold by a Borrower to the Account Debtor outside such Borrower’s Ordinary Course of Business or the services giving rise to such Account have been performed by Borrower outside such Borrower’s Ordinary Course of Business; or
(xix)    Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor.
"Eligible In-Transit Inventory" means, at any time of determination, all Inventory which has been shipped from a foreign location for receipt by a Borrower, but which has not yet been delivered to such Borrower:

(i)    which Inventory has been in transit for forty-five (45) days or less from the date of shipment of such Inventory;
(ii)    for which a Borrower has retained title or for which title has passed to a Borrower;
(iii)    which has been paid for by a Borrower, if purchased from a Person who is not a Borrower, or if not paid for, the applicable purchase order is in the name of a Borrower;
(iv)    which is insured to the full value thereof with a loss payable endorsement to Agent, in form, substance and amount satisfactory to Agent;
(v)    for which (A) Agent or its agent shall have in its possession true and correct copies of all applicable negotiable bills of lading covering such Inventory or (B) Agent shall be named as the consignee on non-negotiable bills of lading covering such Inventory;
(vi)    in respect of which Agent shall have received a duly executed agreement from each customs broker, freight forwarder or carrier for such Inventory, and such other agreement, instruments and documents as Agent shall have requested, all in form and substance satisfactory to Agent; and
(vii)    which would otherwise constitute Eligible Inventory, but for its location;
provided that the Agent may, in its discretion, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event the Agent determines that such Inventory is subject to any Person’s right of reclamation, repudiation, stoppage in transit or any event has occurred or is reasonably anticipated by the Agent to arise which may otherwise adversely impact the ability of the Agent to realize upon such Inventory. Eligible In-Transit Inventory shall not include Inventory being acquired pursuant to a trade letter of credit to the extent such trade letter of credit for the specific Inventory being claimed as collateral remains outstanding.
"Eligible Inventory" means, at any time of determination and subject to the criteria below, Inventory owned by Borrower in the Borrower’s Ordinary Course of Business consisting of finished goods or raw materials or work-in-process which Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the generality of the foregoing, the following Inventory will not be Eligible Inventory:
(xx)    it consists of packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies;
(xxi)    it is not in good, new and saleable condition;
(xxii)    it is slow-moving, obsolete, damaged, contaminated, unmerchantable, returned, rejected, discontinued or repossessed;
(xxiii)    it is in the possession of a processor, consignee or bailee, or located on premises leased or subleased to a Borrower, or on premises subject to a mortgage in favor of a Person other than Agent, unless such processor, consignee, bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which Agent shall require to evidence the subordination or other limitation or extinguishment of such Person's rights with respect to such Inventory and Agent's right to gain access thereto; provided, that this clause (iv) may be waived with respect to Inventory located on a premises for which Agent has established a rent or other similar Reserve satisfactory to Agent in its sole discretion;
(xxiv)    it consists of fabricated parts or consigned items;
(xxv)    it fails to meet all standards imposed by any Governmental Authority or has been acquired from a Person subject to any Sanction or any specially designated nationals list maintained by OFAC;
(xxvi)    it does not conform in all respects to any covenants, warranties and representations set forth in this Agreement and each other Loan Document;
(xxvii)    it is not at all times subject to Agent's duly perfected, first priority security interest and no other Lien (other than a Permitted Lien specified in clause (l) of the definition thereof that is not prior to the Lien of Agent);
(xxviii)    it is purchased or manufactured pursuant to a license agreement that is not assignable to each of Agent and its transferees;
(xxix)    it is situated at a Collateral location not listed in Schedule 3 of the Perfection Certificate or other location of which Agent has been notified as required by Section 7.8 (or it is in-transit other than in transit between a Borrower’s facilities);
(xxx)    it is located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Reserve has been established by Agent;
(xxxi)    it is located outside of the continental United States or Canada; or
(xxxii)    is not reflected in the details of a current perpetual inventory report.
"Eligible Mexican Inventory" means Inventory owned by a Borrower and located in Mexico at the Maquiladora Location that would be Eligible Inventory if (a) it were not located outside of the continental United States or Canada and (b) from the Closing Date through the date that is ninety (90) days following the Closing Date, it is not subject to Agent's duly perfected, first priority security interest, but Borrower Representative is working in good faith with Agent to cause Agent’s security interest in such Inventory to become properly perfected.
"Encina" means Encina Business Credit, LLC, a Delaware limited liability company.
"Enforcement Action" means any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, selfhelp, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in any proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law or otherwise.
“Equity Interest” shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or any warrants, options or other rights to acquire such interests.

"ERISA" means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.
"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code and Section 302 of ERISA).
"ERISA Event" means: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or is in endangered or critical status within the meaning of Section 305 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.
"Event of Default" has the meaning set forth in Section 11.1.
"Excess Availability" means the amount, calculated at any date, equal to the (a) the lesser of (i) the Maximum Revolving Facility Amount minus Reserves and (ii) the Borrowing Base, minus (b) the sum of (i)  the outstanding balance of all Revolving Loans and the Letter of Credit Balance plus (ii) fees and expenses payable pursuant to Section 3.2(c) which are due and unpaid.
"Excluded Property" has the meaning set forth in Section 5.1.
"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of Agent or any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by any Borrower) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 13, amounts with respect to such Taxes were payable to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 13(e), (d) any Taxes imposed pursuant to FATCA, or (e) any Canadian withholding Taxes resulting from (i) a Lender not dealing at arm’s length within the meaning of the ITA with a Loan Party or (ii) a Lender being, or not dealing at arm’s length with, a “Specified Shareholder” within the meaning of Section 18(5) of the ITA of a Loan Party.

"Existing Credit Agreement" means the Amended and Restated Loan Agreement, dated as of December 22, 2015, by and among the Obligors (as defined therein), the several banks and other financial institutions or entities party thereto, Bank of America, N.A., as Administrative Agent, and the other parties thereto, as amended, restated, supplemented, otherwise modified from time to time.
"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Fee Letter” means that certain fee letter, dated the Closing Date, among the Borrowers and the Agent, as amended, restated, supplemented or otherwise modified from time to time.
"FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
“First Lien Term Loan Agent” means JPMorgan Chase Bank, N.A. in its capacity as agent for the lenders under the First Lien Term Loan Agreement, and its successors and assigns including under any replacement or refinancing with respect thereto.
“First Lien Term Loan Agreement” means that certain Term Loan Credit Agreement dated as of June 30, 2015 among First Lien Term Loan Agent, the First Lien Term Loan Lenders, the Parent, and the other parties thereto, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time pursuant to the terms therein and as permitted by this Agreement and the Intercreditor Agreement.
“First Lien Term Loan Debt” means the Indebtedness and “Obligations ” (as defined under the First Lien Term Loan Agreement) evidenced by the First Lien Term Loan Documents.
“First Lien Term Loan Documents” means collectively (a) the First Lien Term Loan Agreement and (b) all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the First Lien Term Loan Agent or the First Lien Term Loan Lenders in connection therewith.
“First Lien Term Loan Lenders” means the lenders party to the First Lien Term Loan Agreement.
“First Lien Term Loan Security Documents” means, collectively, the Guarantee and Collateral Agreement (as defined in the First Lien Term Loan Agreement), the Mortgages (as defined in the First Lien Term Loan Agreement) and all other security documents delivered to the First Lien Term Loan Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Obligor under the First Lien Term Loan Agreement or the Guarantee and Collateral Agreement (as defined in the First Lien Term Loan Agreement), as such documents may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with terms therein and this Agreement and the Intercreditor Agreement.
"Fiscal Year" means the fiscal year of Borrowers which ends on December 31 of each year.

"Fixed Charge Coverage Ratio" means, for the period in question, the ratio of (a) EBITDA minus unfinanced Capital Expenditures of the Financial Covenant Parties on a consolidated basis for such period, to (b) Fixed Charges for such period.
"Fixed Charges" means, for the period in question, on a consolidated basis, the sum of (a) all principal payments scheduled to be made during or with respect to such period in cash in respect of Indebtedness of the Financial Covenant Parties, plus (b) all Interest Expense of the Financial Covenant Parties for such period paid in cash attributable to such period, plus (c) all taxes of the Financial Covenant Parties paid in cash for such period and plus (d) all cash distributions (including Permitted Tax Distributions, if applicable), dividends, redemptions and other cash payments made with respect to equity securities or subordinated debt issued by the Financial Covenant Parties, minus (e) all cash investments made in cash by any Loan Party to any Subsidiary of Parent that is not a Loan Party to the extent permitted under clauses (b) and (c) of the definition of Permitted Investment.
"Foreign Subsidiary" means any Subsidiary that is not a Loan Party organized or incorporated under the laws of a jurisdiction of the United States, any State thereof, or the District of Columbia or Canada.
"FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.
"Funding Account" has the meaning set forth in Section 2.3(b).
"GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession) which are applicable to the circumstances as of the date of determination, in each case consistently applied.
"Governing Documents" means, with respect to any Person, the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, by-laws, operating agreement, limited liability company agreement, limited partnership agreement or other similar governance document of such Person.
"Governmental Authority" means the government of the United States of America, Canada or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and having jurisdiction over this account.
"Guaranty" or "Guaranteed", as applied to any Indebtedness, liability or other obligation, means (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the Ordinary Course of Business), of any part or all of such Indebtedness, liability or obligation and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, liability or obligation by any means (including the purchase of securities or obligations, the purchase or sale of property or services or the supplying of funds).

“Guarantor Payment” has the meaning set forth in Section 2.12(f)(i).
“Hedging Agreement” any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
"Indebtedness" means of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) solely for purposes of Section 8.04 hereof, any and all payment obligations of such Person under or Guarantee by such Person with respect to any Hedging Agreement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, the term “Indebtedness” shall not include (a) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or capital stock and (b) trade payables and accrued expenses in each case arising in the ordinary course of business.
"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
"Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, Canadian, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
"Interest Expense" means, for the applicable period, for the Loan Parties on a consolidated basis, total interest expense (including interest attributable to Capitalized Leases in accordance with GAAP) and fees with respect to outstanding Indebtedness.
"In-Transit Sublimit" means the amount set forth in Section 1(d)(iii) of Annex I.
"Inventory Advance Rate" means the percentage(s) set forth in Section 1(b)(ii) of Annex I.
"Inventory Sublimit" means the amount set forth in Section 1(d)(i) of Annex I.

“Investment Grade Account Debtor” means, as of any date of determination, any Account Debtor whose securities are rated BBB- or better by S&P or Baa3 or better by Moody’s, in each case, as of such date of determination
"Investment Property" means the collective reference to (a) all "investment property" as such term is defined in Section 9-102 of the UCC or, in the case of the Canadian Borrowers, the PPSA, as applicable), (b) all "financial assets" as such term is defined in Section 8-102(a)(9) of the UCC (or, in the case of the Canadian Borrowers, the PPSA, as applicable) and (c) whether or not constituting "investment property" as so defined, all Pledged Equity.
"Issuers" means the collective reference to each issuer of Investment Property.
“ITA” means the Income Tax Act (Canada), as amended.
“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of the Closing Date, between the Term Loan Agents and Agent, acknowledged by the Loan Parties and relating to the Term Loan Debt, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
"Lender" means each Person listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption. Unless the context expressly provides otherwise, "Lender" shall include the Swingline Lender.
"Letter of Credit" has the meaning set forth in Section 2.1(a).
"Letter of Credit Balance" means the sum of (a) the aggregate undrawn face amount of all outstanding Letters of Credit and (b) all interest, fees and costs due in connection therewith.
"Letter of Credit Limit" means the amount set forth in Section 1(c) of Annex I.
"LIBOR Loan" means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.
"LIBOR Rate" means, for any calendar month, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) for deposits in Dollars, for a one-month period, that appears on Bloomberg Screen US0001M (or the successor thereto) as the London interbank offered rate for deposits in Dollars as of 11:00 a.m., London time, as of two Business Days prior to the first day of such calendar month (and, in no event shall the LIBOR Rate shall be less than 1.00%), which determination shall be made by Agent and shall be conclusive in the absence of manifest error. For the sake of clarity, the LIBOR Rate shall be adjusted monthly on the first day of each month.
"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, including any conditional sale contract or other title-retention agreement, the interest of a lessor under a Capitalized Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Lien Waiver” means documents in substantially the form provided by Agent to Borrower Representative prior to the Closing Date and each other landlord waiver, bailee letter, or acknowledgement agreement of any lessor, mortgagee, warehouseman, processor, shipper, customs broker, freight forwarder, repairman, mechanic, bailee, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Obligor’s books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.
"Loan Account" has the meaning set forth in Section 3.4.
"Loan Documents" means, collectively, this Agreement (including the Perfection Certificate(s) and all other attachments, annexes and exhibits hereto) and all notes, guaranties, security agreements, mortgages, Borrowing Base Certificates, Compliance Certificates, other certificates, pledge agreements, landlord's agreements, Lock Box and Blocked Account agreements, the Canadian Security Documents, the Mexican Security Documents, the Intercreditor Agreement, the Subordinated Debt Subordination Agreement, the Fee Letter, and all other agreements, documents and instruments now or hereafter executed or delivered by any Borrower or any Loan Party in connection with, or to evidence the transactions contemplated by, this Agreement.
"Loan Guaranty" means the obligations of Loan Parties pursuant to Section 12.
"Loan Limits" means, collectively, the Loan Limits for Revolving Loans and Letters of Credit set forth in Section 1 of Annex I.
"Loan Party" means, individually, Parent, each Borrower, or any North American Subsidiary; and “Loan Parties” means, collectively, Parent, each Borrower and all North American Subsidiaries.
"Loans" means, collectively, the Revolving Loans (including any Protective Advances and Overadvances) and the Swingline Loans.
"Lock Box" has the meaning set forth in Section 6.1.
“Maquiladora Location” means Reynosa, Mexico.
"Material Adverse Effect" a material adverse effect on (a) the business, operations, properties, assets, financial condition, or material agreements of the Loan Parties, taken as a whole, (b) the ability of any Loan Party in any material respect to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to Agent or Lenders under any Loan Document or the validity or priority of Agent’s Liens on any Collateral.
"Maturity Date" means the earliest of (i) Scheduled Maturity Date, (ii) the Termination Date, (iii) 90 days prior to the maturity of any portion of the Term Loan Debt as may be in effect from time to time) or (iv) such earlier date as the Obligations may be accelerated in accordance with the terms of this Agreement (including pursuant to Section 11.2).
“Material Debt” means (a) the Term Loan Debt and (b) any other Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Parent and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of the Parent or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
"Maximum Lawful Rate" has the meaning set forth in Section 3.5.
"Maximum Liability" has the meaning set forth in Section 12.9.
"Maximum Revolving Facility Amount" means the amount set forth in Section 1(a) of Annex I.
"Mexican Inventory Sublimit" means the amount set forth in Section 1(d)(ii) of Annex I.
"Mexican Security Documents" means all documents, instruments and agreements governed by the laws of Mexico now or hereafter securing (or giving with the intent to secure) any of the Obligations, in each case as amended, restated, supplemented or otherwise modified from time to time.
"Mexico" means the United Mexican States.
"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Pension Plan with respect to which a Loan Party or any ERISA Affiliate is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
"Net Income" means, for the applicable period, for Borrowers individually or for the Loan Parties on a consolidated basis, as applicable, the net income (or loss) of Borrowers individually or of the Loan Parties on a consolidated basis, as applicable, for such period, excluding any gains or non-cash losses from dispositions, any extraordinary gains or extraordinary non-cash losses and any gains or non-cash losses from discontinued operations, in each case of Borrowers individually or of the Loan Parties on a consolidated basis, as applicable, for such period.
"NOLV" means the applicable Net Orderly Liquidation Value as determined by the most current third-party appraisal report, performed by an appraisal firm retained by the Agent for such appraisal project with respect to the Eligible Inventory, and in form and substance acceptable to Agent.
"Non-Consenting Lender" has the meaning set forth in Section 15.5(b).
“Non-Investment Grade Accounts Debtors” means any Account Debtor that is not an Investment Grade Account Debtor.
"Non-Paying Guarantor" has the meaning set forth in Section 12.10.
"Non-U.S. Recipient" has the meaning set forth in Section 13(e)(ii).
“North American Subsidiary” means any Subsidiary of a Loan Party (other than Horizon International Holdings LLC) organized under the laws of the United States or Canada.
"Notice of Borrowing" has the meaning set forth in Section 2.3.

"Obligations" means all present and future Loans, advances, debts, liabilities, fees, expenses, obligations, guaranties, covenants, duties and indebtedness at any time owing by any Borrower or any Loan Party to Agent and Lenders, whether evidenced by this Agreement, any other Loan Document or otherwise, whether arising from an extension of credit, opening of a Letter of Credit, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assignment and any participation by any Lender in any Borrower's indebtedness owing to others), whether absolute or contingent, whether due or to become due and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any similar statute.
"OFAC" means Office of Foreign Assets Control of the U.S. Treasury Department.
"Ordinary Course of Business" means, in respect of any transaction involving any Person, the ordinary course of business of such Person, as conducted by such Person as of the Closing Date and any practices that are utilized to improve past practices or to conform with customary operating procedures for a similar business, as reasonably determined by such Person.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
"Other Taxes" means all present or future stamp, court or documentary, property, excise, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment requested by any Borrower).
"Overadvances" has the meaning set forth in Section 2.2(b).
"Parent" has the meaning set forth in the preamble to this Agreement.
"Participant" has the meaning set forth in Section 15.10(a).
“Participant Register” has the meaning set forth in Section 15.10(b).
"Paying Guarantor" has the meaning set forth in Section 12.10.
“PBA” the Pension Benefits Act (Ontario), as amended from time to time, or any other Canadian federal or provincial or territorial pension benefit standards legislation pursuant to which any Canadian Pension Plan is required to be registered.
"PBGC" means the Pension Benefit Guaranty Corporation, as defined in ERISA.
"Pension Funding Rules" means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

"Pension Plan" means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (including a Multiple Employer Plan but excluding a Multiemployer Plan) that is maintained or is contributed to by a Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Perfection Certificate” means the Perfection Certificate attached to this Agreement as of the Closing Date, together with any updates thereto as contemplated by this Agreement or otherwise permitted by Agent from time to time.
“Permitted Acquisition” any Acquisition, whether by purchase, merger, consolidation or otherwise, by a Loan Party of all or substantially all the assets of, or all of the Equity Interests in, a Person or a division, line of business or other business unit of a Person so long as (a) such Acquisition shall not have been preceded by a tender offer that has not been approved or otherwise recommended by the board of directors of such Person, (b) such assets are to be used in, or such Person so acquired is engaged in, as the case may be, a business of the type conducted by the Parent and its Subsidiaries on the date of execution of this Agreement or in a business reasonably related thereto and (c) immediately after giving effect thereto, (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) all transactions related thereto are consummated in all material respects in accordance with applicable laws and (iii) the Borrower Representative together with all relevant financial information for the Person or assets to be acquired.
"Permitted Discretion" means a determination made by Agent in good faith and in the exercise of reasonable (from the perspective of an asset-based secured lender) business judgment.
"Permitted Holders" means Corre Opportunities Qualified Master Funds, LP and its controlled investment affiliates.
"Permitted Indebtedness" means:
(a)    the Obligations;
(b)    the Indebtedness existing on the date hereof described in Schedules 16(a) and (b) of the Perfection Certificate; in each case along with any Permitted Refinancing thereof;
(c)    Capitalized Leases and purchase-money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $2,000,000 at any time outstanding;
(d)    Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;
(e)    First Lien Term Loan Debt, Second Lien Term Loan Debt and any Permitted Refinancing Indebtedness in respect of any of the foregoing, in all cases, subject to the terms of the Intercreditor Agreement;
(f)    any Specified Vendor Receivables Financings in existence on the Closing Date and set forth on the Perfection Certificate and any Permitted Refinancing Indebtedness with respect thereto;
(g)    the Subordinated Debt owing by any Loan Party at any time outstanding and then solely to the extent the Subordinated Debt is subject to, and permitted by, the Subordinated Debt Subordination Agreement;

(h)    unsecured Indebtedness of a Borrower to any Subsidiary so long as such Indebtedness is subordinated to the Obligations on terms and conditions reasonably satisfactory to the Agent; and
(i)    Guarantees by a Borrower of Indebtedness of a Subsidiary, provided that such guarantee is permitted by Section 8.3.
"Permitted Investments" means:
(a)    investments outstanding on the Closing Date described in Schedule P-1 hereto;
(b)    cash investments by any Loan Party in any other Loan Party or any Subsidiary of a Loan Party on account of Equity Interests;
(c)    cash loans or advances made by any Loan Party to any Subsidiary and made by any Subsidiary to a Loan Party or any other Subsidiary;
(d)    Guaranties constituting Indebtedness permitted by Section 8.4;
(e)    leases of real or personal property in the Ordinary Course of Business and in accordance with the terms and conditions of this Agreement;
(f)    investments constituting deposits described in Permitted Liens;
(g)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(h)    investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(i)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;
(j)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (g) above and entered into with a financial institution satisfying the criteria described in clause (i) above;
(k)    securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;
(l)    securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;
(m)    investments of the same quality as those identified on Schedule P-1 as “Qualified Foreign Investments” made in the Ordinary Course of Business;
(n)    cash; and
(o)    investments in funds that invest solely in one or more types of securities described in clauses (g), (k) and (l) above.
"Permitted Liens" means
(a)    Liens securing Capital Leases and purchase-money security interests, in each case, on specific items of Equipment securing Permitted Indebtedness described under clause (c) of the definition of Permitted Indebtedness;
(b)    liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained provided the same have no priority over any of Agent's security interests;
(c)    liens of materialmen, mechanics, carriers, or other similar liens arising in the Ordinary Course of Business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained;
(d)    liens which constitute banker's liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker's liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to any Loan Party);
(e)    cash deposits or pledges of an aggregate amount not to exceed $5,000,000 to secure the payment of worker's compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the Ordinary Course of Business;
(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Loan Parties;
(g)    ground leases in respect of real property on which facilities owned or leased by any Loan Party are located;
(h)    Liens in favor or customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(i)    leases or subleases granted to other Persons and not interfering in any material respect with the business of the Loan Parties, taken as a whole;
(j)    judgment Liens in respect of judgments that do not constitute an Event of Default;
(k)    Liens in favor of a landlord on leasehold improvements in leased premises;
(l)    Liens securing any portion of the Term Loan Debt as permitted by, and subject to, the Intercreditor Agreement; and
(m)    Liens on any property or asset of the Loan Parties existing on the date hereof and set forth on Schedule P-2 hereto, provided that (i) such Lien shall not apply to any other property or asset of the Loan Parties and (ii) such Lien shall secure only those obligations which it secures on the date hereof and any Permitted Refinancing Indebtedness thereof.
“Permitted Refinancing Indebtedness” means any Indebtedness of a Loan Party issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Loan Party; provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonable expenses incurred in connection therewith), (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and an average life to maturity greater than the average life to maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (d) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Obligations or any guarantee therefor, such Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the Obligations or such guarantee, and, in any event, such Permitted Refinancing Indebtedness shall not have a higher priority with respect to payments or collateral than the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (e) the terms and conditions of such Permitted Refinancing Indebtedness shall be no more materially restrictive, when taken as a whole, than the terms and conditions of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (and, to the extent the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded permits the payment of any interest thereon “in kind”, the Refinancing Indebtedness thereof shall likewise permit the payment of interest “in kind”), (f) such Permitted Refinancing Indebtedness is not incurred or guaranteed by any Person who is not an obligor under the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and is not secured by any property that does not secure the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and, if secured, shall not be secured at a higher priority than the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (g) such refinancing Indebtedness, if secured shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to Agent.
“Permitted Tax Distributions” means, with respect to any Person, for any taxable period after the Closing Date during which time such Person is a pass-through entity for income tax purposes, any dividend or distribution to any holder of such Person’s stock or other Equity Interests to permit such holders to pay federal income taxes and all relevant state and local income taxes at a rate equal to the highest marginal applicable tax rate for the applicable tax year, however denominated imposed as a result of taxable income allocated to such holder as a partner of such Person under federal, state, and local income tax laws, taking into account applicable deductions, losses, and credits of such Person (including, without limitation, deductions pursuant to Section 199A of the Code) and allocated to such holder in proportion and to the extent of such holder’s stock or other Equity Interests of such Person.
"Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.
"Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan) maintained for employees of any Loan Party or any such plan to which any Loan Party (or with respect to any plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate) is required to contribute on behalf of any of its employees.
"Pledged Equity" means the Equity Interests listed on Schedule 9 and 10 of the Perfection Certificate, together with any other Equity Interests, certificates, options, or rights or instruments of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Loan Party in replacement or substitution thereof while this Agreement is in effect, and including, to the extent attributable to, or otherwise related to, such pledged Equity Interests, all of such Loan Party's (a) interests in the profits and losses of each Issuer, (b) rights and interests to receive distributions of each Issuer's assets and properties and (c) rights and interests, if any, to participate in the management of each Issuer related to such pledged Equity Interests; provided that Pledged Equity shall not include any Excluded Property.
"PPSA" means, the Personal Property Security Act (Ontario), as amended from time to time (or any successor statute) and the regulations thereunder; provided, however if validity, perfection and effect of perfection and non-perfection and opposability of Agent’s security interest in and Lien on any Collateral located in Canada (or any province thereof) are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.
“Pro Rata Share" means with respect to all matters relating to any Lender the percentage obtained by dividing (i) the Commitment of that Lender by (ii) the aggregate Commitments of all Lenders, in each case as any such percentages may be adjusted by assignments pursuant to an Assignment and Assumption.
"Protective Advances" has the meaning set forth in Section 2.2(a).
“Qualified Parent Preferred Stock” any preferred Equity Interests of Parent (i) that does not provide for any cash dividend payments or other cash distributions in respect thereof prior to the Maturity Date in effect as of the date of issuance of such Equity Interests and (ii) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (x) mature or become mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (y) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified Parent Preferred Stock or (z) become redeemable at the option of the holder thereof (other than as a result of a change of control event), in whole or in part, in each case on or prior to the date that is 365 days after the Maturity Date in effect at the time of the issuance thereof; provided that the terms of such preferred stock or preferred equity interests shall provided that upon a default thereof, the remedies of the holders thereof shall be limited to the right to additional representation on the board of directors of Parent. Qualified Parent Preferred Stock shall include the preferred Equity Interests of Parent issued to the Second Lien Term Loan Lenders pursuant to the Second Lien Term Loan Agreement and the other Second Lien Term Loan Documents.
"Recipient" means any Agent, any Lender, any Participant, or any other recipient of any payment to be made by or on account of any Obligation of any Loan Party under this Agreement or any other Loan Document, as applicable.
"Register" has the meaning set forth in Section 15.9(c).
"Released Parties" has the meaning set forth in Section 10.1.
“Relevant Percentage” has the meaning set forth in Section 12.10.
"Replacement Lender" has the meaning set forth in Section 3(c).
“Rent and Charges Reserve” means the aggregate of (a) all past due rent and other amounts owing by a. Borrower to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any ABL Priority Collateral or could assert a Lien on any ABL Priority Collateral; and (b) a reserve at least equal to two months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.
"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.
“Required Conditions” means, on any applicable date of determination with respect to any proposed transaction(s) as to which satisfaction of such Required Conditions is a requirement under this Agreement: (i) no Event of Default shall exist or shall have occurred and be continuing on such date, or would occur after giving effect to or as a result of such proposed transaction(s), and (ii) each of the following shall be satisfied: (A) Borrowers’ Excess Availability for the 30 days preceding such transaction or payment and on the proposed date of such proposed transaction or payment shall be greater than ten percent (10%) of the Maximum Revolving Facility Amount as in effect on the proposed date of such proposed transactions, and (B) the Fixed Charge Coverage Ratio of the Borrowers (as evidenced by a pro forma Compliance Certificate delivered to Agent) is greater than or equal to 1.10 to 1.00 for the trailing twelve month fiscal measurement period ended as of the last day of the most recently completed fiscal quarter for which financial statements have been delivered to Agent as required by Section 7.15(b)(ii) both (x) on an actual basis and (y) on a pro-forma basis for the same fiscal measurement period after giving effect to such proposed transactions(s) (including payment of any applicable fees (including fees payable hereunder), costs, and expenses) and to the funding of any Revolving Loans to be requested to fund any part of such proposed transaction(s) (including any such fees, costs, and expenses).
"Required Lenders" means at any time Lenders (other than Defaulting Lenders) then holding at least fifty-one (51%) percent of the sum of the aggregate Loan Commitment then in effect; provided, that if there are two or more Lenders, then Required Lenders shall include at least two Lenders (Lenders that are Affiliates or Approved Funds of one another being considered as one Lender for purposes of this proviso).
"Reserves" has the meaning set forth in Section 2.1(b).

"Restricted Accounts" means Deposit Accounts (a) established and used (and at all times will be used) solely for the purpose of paying current payroll obligations of Loan Parties (and which do not (and will not at any time) contain any deposits other than those necessary to fund current payroll), in each case in the Ordinary Course of Business, or (b) maintained (and at all times will be maintained) solely in connection with an employee benefit plan, but solely to the extent that all funds on deposit therein are solely held for the benefit of, and owned by, employees (and will continue to be so held and owned) pursuant to such plan.
"Restricted Payment" means any payment, dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Parent, any Loan Party or any Subsidiary, or any payment, dividend or other distribution (whether in cash, securities or other property), including any partial or full cash settlement of Convertible Notes, any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any of Parent, any Loan Party or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in any of Company, any Loan Party or any Subsidiary.
"Revolving Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Loans as set forth in the Commitment Schedule or in the most recent Assignment and Assumption to which it is a party (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Loans, which aggregate commitment shall be in an amount equal to the Maximum Revolving Facility Amount.
"Revolving Loans" has the meaning set forth in Section 2.1(a).
"Sanctioned Country" means at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).
"Sanctioned Person" means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the Government of Canada, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
"Sanctions" means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the Government of Canada, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
"Scheduled Maturity Date" means the date set forth in Section 6 of Annex I.
“Second Lien Term Loan Agent” means Cortland Capital Market Services LLC, in its capacity as agent for the lenders under the Second Lien Term Loan Agreement, and its successors and assigns including under any replacement or refinancing with respect thereto.
“Second Lien Term Loan Agreement” means that certain Second Lien Term Loan Credit Agreement, dated as of March 15, 2019, among Second Lien Term Loan Agent, the Second Lien Term Loan Lenders, the Parent, and the other parties thereto, as such document or the credit facility thereunder may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements therein and in this Agreement and of the Intercreditor Agreement.
“Second Lien Term Loan Debt” means the Indebtedness and “Obligations” (as defined under the Second Lien Term Loan Agreement) evidenced by the Second Lien Term Loan Documents.
“Second Lien Term Loan Documents” means, collectively, (a) the Second Lien Term Loan Agreement and (b) all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Second Lien Term Loan Agent or the Second Lien Term Loan Lenders in connection therewith.
“Second Lien Term Loan Lenders” means the lenders party to the Second Lien Term Loan Agreement.
“Second Lien Term Loan Security Documents” means, collectively, the Guarantee and Collateral Agreement (as defined in the Second Lien Term Loan Agreement), the Mortgages (as defined in the Second Lien Term Loan Agreement) and all other security documents delivered to the Second Lien Term Loan Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under the Second Lien Term Loan Agreement or the Guarantee and Collateral Agreement (as defined in the Second Lien Term Loan Agreement), as such documents may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements therein and in this Agreement and the Intercreditor Agreement.
"Securities Act" means the Securities of Act of 1933, as amended.
"Settlement" has the meaning set forth in Section 2.4(c).
"Settlement Date" has the meaning set forth in Section 2.4(c).
“Specified Account Debtors” means Advance Auto Parts, Affinia, AutoZone, Inc., AutoZone (MX), Carquest, Lowes Companies, Ozark Purchasing LLC, Pep Boys and Wal-Mart (and each of their respective Affiliates).
“Specified Vendor Receivables Financing” the sale by the Parent and certain Subsidiaries of accounts receivable to one or more financial institutions pursuant to third-party financing agreements in transactions constituting “true sales” pursuant to agreements listed in the Perfection Certificate on the Closing Date.
"Stated Rate" has the meaning set forth in Section 3.5.
"Subordinated Debt" means Indebtedness incurred by a Loan Party that is expressly subordinate and junior in right of payment to the payment in full of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.
"Subordinated Debt Documents" means any notes, loan agreements or other documents governing Subordinated Debt.
"Subordinated Debt Subordination Agreement" means any subordination agreement entered into by a holder of Subordinated Debt in favor of Agent and Lenders.

"Subsidiary" means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other Equity Interest at the time of determination. Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of Borrower.
"Swingline Lender" means Encina Business Credit SPV, LLC, in its capacity as lender of Swingline Loans hereunder.
"Swingline Loans" has the meaning set forth in Section 2.4(a).
"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Termination Date" means the date on which all of the Obligations have been paid in full in cash and all of Agent and Lenders' lending commitments under this Agreement and under each of the other Loan Documents have been terminated.
“Term Loan Agents” means the First Lien Term Loan Agent and the Second Lien Term Loan Agent.
“Term Loan Agreements” means the First Lien Term Loan Agreement and the Second Lien Term Loan Agreement.
“Term Loan Debt” means First Lien Term Loan Debt and Second Lien Term Loan Debt.
“Term Loan Documents” means First Lien Term Loan Documents and Second Lien Term Loan Documents.
“Term Loan Lenders” means First Lien Term Loan Lenders and Second Lien Term Loan Lenders.
“Term Loan Security Documents” means First Lien Term Loan Security Documents and Second Lien Term Loan Security Documents.
“Term Priority Collateral” means the “Term Priority Collateral”, as defined in the Intercreditor Agreement.
"UCC" means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York or other applicable jurisdiction.
1.2    Accounting Terms and Determinations.
Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrower Representative or Agent shall so request, Required Lenders and Borrower Representative shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower Representative shall provide to Agent and Lenders financial statements and other documents required under this Agreement and the other Loan Documents which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Loan Party at "fair value", as defined therein.
Notwithstanding anything to the contrary contained in the paragraph above or the definitions of Capital Expenditures or Capitalized Leases, only those leases (assuming for purposes hereof that such leases were in existence on January 1, 2015) that would have constituted Capitalized Leases or financing leases in conformity with GAAP on January 1, 2015, shall be considered Capitalized Leases or financing leases hereunder, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith (other than the financial statements delivered pursuant to this Agreement; provided that all such financial statements delivered to Agent and Lenders in accordance with the terms of this Agreement shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect on January 1, 2015, with respect to such leases).
1.3    Other Definitional Provisions and References.
References in this Agreement to "Articles", "Sections", "Annexes", "Exhibits" or "Schedules" shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. "Include", "includes" and "including" shall be deemed to be followed by "without limitation". "Or" shall be construed to mean "and/or". Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. Time is of the essence for each performance obligation of the Loan Parties under this Agreement and each Loan Document. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any agreement, instrument or document (a) shall include all schedules, exhibits, annexes and other attachments thereto and (b) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document). The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless otherwise specified herein Dollar ($) baskets set forth in the representations and warranty, covenants and event of default provisions of this Agreement (and other similar baskets) are calculated as of each date of measurement by the Dollar Equivalent Amount thereof as of such date of measurement. Reference to a Loan Party’s "knowledge" or similar concept means actual knowledge of a senior officer, or knowledge that a senior officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.
1.4    Interpretation (Québec). For purposes of any Collateral located in the Province of Québec or charged by any Deed of Movable Hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “construction liens” shall be deemed to include “legal hypothecs”, (l) “joint and several” shall be deemed to include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “servitude” shall be deemed to include “easement”, (p) “priority” shall be deemed to include “prior claim”, (q) “survey” shall be deemed to include “certificate of location and plan”, (r) “fee simple title” shall be deemed to include “absolute ownership”, and (s) “forclosure” shall be deemed to include the “exercise of a hypothecary right”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en la langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable).

2.	LOANS.
2.1    Amount of Loans.
(a)    Revolving Loans. Subject to the terms and conditions of this Agreement, each Lender with a Revolving Loan Commitment will severally (and not jointly), from time to time prior to the Maturity Date, at Borrower Representative's request, (i) make revolving loans to Borrowers ("Revolving Loans") and (ii) make letters of credit ("Letters of Credit") available to Borrowers in U.S. Dollars; provided, that after giving effect to each such Revolving Loan and Letter of Credit, the sum of the outstanding balance of all Revolving Loans (plus fees and expenses which are due and payable by Borrowers under this Agreement which have not been paid or charged to the Loan Account) and the Letter of Credit Balance will not exceed the lesser of (x) the Maximum Revolving Facility Amount minus the amount of Reserves established against the Maximum Revolving Facility Amount and (y) the Borrowing Base. All Revolving Loans shall be made in and repayable in Dollar. No Lender shall hold or fund any Loan or Letter of Credit hereunder with “plan assets” as such term is defined by Section 3(42) of ERISA.

(b)    Reserves. Agent may, from time to time establish and revise reserves against the Borrowing Base and the Maximum Revolving Facility Amount in such amounts and of such types as Agent deems appropriate in its Permitted Discretion ("Reserves") to reflect (i) Rent and Charges Reserves, (ii) events, conditions, contingencies or risks which affect (A) the Collateral or its value, or the enforceability, perfection or priority of the security interests and other rights of Agent in the Collateral or (B) the assets or business of any Borrower or any other Loan Party (including the Dilution Reserve), (iii) Agent's good faith concern that any Collateral report or financial information furnished by or on behalf of any Borrower or any other Loan Party to Agent is or may have been incomplete, inaccurate or misleading in any material respect, (iv) any fact or circumstance which Agent determines in its Permitted Discretion constitutes, or could constitute, an Event of Default, (v) past due Taxes which could result in a Lien attaching to any of the Collateral, (vi) as to ABL Priority Collateral subject to the laws of Canada, for amounts due and not paid for wages or vacation pay (including amounts protected by the Wage Earner Protection Program Act (Canada)), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), amounts currently or past due and not paid for realty, municipal or similar Taxes, all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plan or under the Canada Pension Plan or the PBA, and any amounts representing any unfunded liability, solvency deficiency or wind up or (vii) any other events or circumstances which Agent determines in good faith (in consultation with the Borrower) make the establishment or revision of a Reserve prudent. Reserves shall not be established as and to the extent already addressed by “eligibility” or already accounted for in the determination of NOLV or other value. In no event shall the establishment of a Reserve in respect of a particular actual or contingent liability obligate Agent to make advances to pay such liability or otherwise obligate Agent with respect thereto; provided the imposition of any such reserves or change in a reserve after the Closing Date shall not be effective until one (1) Business Day after notice thereof (which shall be in writing) to the Borrower Representative unless (i) an Event of Default has occurred, Agent has provided notice thereof, and such Event of Default is continuing, (ii) the reserve or change in reserve is the result of a Lien (other than a Permitted Lien), senior in priority to Agent’s Lien, attached to any ABL Priority Collateral included in the Borrowing Base and/or (iii) the changes to any such reserve results solely from mathematical calculations of the amount of such reserve in accordance with the methodology of calculation previously utilized (in the case of each of which such reserve or change in reserve shall be effective immediately); provided, further that during any such one (1) Business Day notice period, Lenders shall have no obligations to fund any Loan or cause to be issued any Letter of Credit to the extent that, after giving pro forma effect to the making of such Loan or issuance of such Letter of Credit and to the establishment of any such new reserve or change in such reserve, the Loan Limits would be exceeded. Notwithstanding the foregoing, the Agent agrees it shall not be permitted to implement any Reserve with respect to a Mexican “social reserve”.
(c)    Uncommitted Accordion.
(i)    (i)    Provided no Default or Event of Default then exists, at any time during the period from and after the Closing Date through the second anniversary of the Closing Date, the Borrower Representative may request from time to time (but subject to the conditions set forth in clause (c)(v) below) that the Maximum Revolving Facility Amount be increased by an amount in the aggregate for all such increases of the Maximum Revolving Facility Amount not to exceed the Available Increase Amount (each such increase, an “Increase”); provided, that (i) any such request for an Increase shall be in a minimum amount of $5,000,000, (ii) Borrowers may make a maximum of five (5) such requests and (iii) after giving effect thereto, the sum of the total of the Increases does not exceed $25,000,000. At the time of sending such notice, the Borrower Representative (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(ii)    The Agent shall notify the Borrower Representative and each Lender of the Lenders’ responses to each request made hereunder.
(iii)    Each Lender shall notify the Agent within such time period whether or not it agrees to increase its Revolving Loan Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Loan Commitment, and no Lender shall be required to so increase its Revolving Loan Commitment hereunder.
(iv)    If the Maximum Revolving Facility is increased in accordance with this Section, the Agent, in consultation with the Borrower Representative, shall determine the effective date and the final allocation of such increase.  The Agent shall promptly notify the Borrower Representative and the Lenders of the final allocation of such increase and the date of such increase; on such date, the (i) the Maximum Revolving Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, and (ii) Annex III shall be deemed modified, without further action, to reflect the revised Revolving Loan Commitment and Pro Rata Share of the Lenders.
(v)    Each of the following shall be conditions precedent to any Increase of the Maximum Revolving Facility Amount:
(A)    each of the conditions precedent set forth in Section 4.2 is satisfied;
(B)    Borrowers shall have paid Agent an additional closing fee specified in the Fee Letter; and
(C)    Borrower Representative shall deliver to Agent (i) a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Increase, and (B) in the case of each Borrower, certifying that, before and after giving effect to such Increase, (1) the representations and warranties contained in Section 7 and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (2) no Default or Event of Default exists and (3) Borrowers are in compliance (on a pro forma basis) with the covenants contained in Section 9 and (ii) legal opinions and documents consistent with those delivered on the Closing Date, to the extent requested by Agent.
(d)    Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
2.2    Protective Advances; Overadvances.
(a)    Notwithstanding any contrary provision of this Agreement or any other Loan Document, at any time (i) after the occurrence and during the continuance of a Default or Event of Default or (ii) that any of the other applicable conditions precedent set forth in Section 4 or otherwise are not satisfied, Agent is authorized by each Borrower and each Lender, from time to time, in Agent's sole discretion, to make such Revolving Loans to, or for the benefit of, any Borrower, as Agent in its sole discretion deems necessary or desirable (1) to maintain, preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (the Revolving Loans described in this Section 2.2 shall be referred to as "Protective Advances"). Notwithstanding any contrary provision of this Agreement or any other Loan Document, Agent may disburse the proceeds of any Protective Advance to any Borrower or to such other Person(s) as Agent determines in its sole discretion. All Protective Advances shall be payable immediately upon demand. Notwithstanding the foregoing, (i) the aggregate amount of all Protective Advances outstanding at any time shall not exceed an amount equal to ten percent (10%) of the Maximum Revolving Facility Amount (without giving effect to any Reserves established against the Maximum Revolving Facility Amount) and (ii) after giving effect to any such Protective Advances, the outstanding balance of all Revolving Loans will not exceed the Maximum Revolving Facility Amount.
(b)    Notwithstanding any contrary provision of this this Agreement, at the request of Borrower Representative, Agent may in its sole discretion (but with absolutely no obligation), make Revolving Loans to any Borrower, on behalf of the Lenders with a Revolving Loan Commitment, in amounts that exceed Excess Availability (any such excess Revolving Loans are herein referred to herein, collectively, as "Overadvances"); provided, that, no Overadvance shall result in a Default due to any Borrower's failure to comply with Section 2.1(a) for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. Overadvances may be made even if the conditions precedent set forth in Section 4.2 have not been satisfied. The authority of Agent to make Overadvances is limited to an aggregate amount not to exceed an amount equal to ten percent (10%) of the Maximum Revolving Facility Amount (without giving effect to any Reserves established against the Maximum Revolving Facility Amount) at any time. No Overadvance may remain outstanding for more than thirty (30) days and no Overadvance shall cause any Lender's outstanding balance of Revolving Loans to exceed its Revolving Loan Commitment. Required Lenders may, at any time, revoke Agent's authorization to make Overadvances, provided that any such revocation must be in writing and shall become effective prospectively upon Agent's receipt thereof.
(c)    Upon the making of any Protective Advance or Overadvance (whether before or after the occurrence of a Default or Event of Default), each Lender with a Revolving Loan Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance or Overadvance, as applicable, in proportion to its Pro Rata Share of the Revolving Loan Commitment. Agent may, at any time, require the applicable Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance or Overadvance, as applicable, purchased hereunder, Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by such Agent in respect of such Loan. Each Lender acknowledges and agrees that (i) Agent may elect to fund a Protective Advance or Overadvance through one or more of its Affiliates (including, without limitation, Encina Business Credit SPV, LLC) on behalf of Agent for administrative convenience and (ii) any such funding shall constitute a Protective Advance or Overadvance, as applicable, as if made by Agent subject to the terms and conditions of this Agreement.
2.3    Notice of Borrowing; Manner of Revolving Loan Borrowing.
(a)    Borrower Representative shall request each Revolving Loan by submitting such request by ABLSoft (or, if requested by Agent, by delivering, in writing or by an Approved Electronic Communication, a Notice of Borrowing substantially in the form of Exhibit A hereto) (each such request a "Notice of Borrowing"). Subject to the terms and conditions of this Agreement, Agent shall, except as provided in Section 2.2, deliver the amount of the Revolving Loan requested in the Notice of Borrowing for credit to any account of Borrower as Borrower Representative may specify at a bank acceptable to Agent (provided, that such account must be one identified on Schedule 5(a) of the Perfection Certificate and approved by Agent as an account to be used for funding of Loan proceeds) (any such account, a "Funding Account") by wire transfer of immediately available funds (i) on the same day if the Notice of Borrowing is received by Agent on or before 10:00 a.m. Central Time on a Business Day or (ii) on the immediately following Business Day if the Notice of Borrowing is received by Agent after 10:00 a.m. Central Time on a Business Day or on a day that is not a Business Day. Agent shall charge to the Revolving Loan Agent's usual and customary fees for the wire transfer of each Loan.
(b)    Promptly following receipt of a Notice of Borrowing in accordance with this Section, Agent shall advise each Lender of the details thereof and of the amount of such Lender's Revolving Loan to be made as part of the requested borrowing. Each Lender shall make each Revolving Loan to be made by such Lender hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 p.m., Central Time, to the account of Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender's Pro Rata Share. Unless Agent shall have received notice from a Lender prior to the proposed date of any borrowing that such Lender will not make available to Agent such Lender's share of such borrowing, Agent may assume that such Lender has made (or will make) such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to Agent, then the applicable Lender and Borrowers severally agree to pay to Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers to but excluding the date of payment to Agent, at the interest rate applicable to such Revolving Loans. If such Lender pays such amount to Agent, then such amount shall constitute such Lender's Revolving Loan included in such borrowing.
2.4    Swingline Loans.
(a)    Agent, Swingline Lender and the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after Borrower Representative requests a Revolving Loan, the Swingline Lender may elect to have the terms of this Section 2.4 apply to such borrowing request by advancing, on behalf of the Lenders with a Revolving Loan Commitment and in the amount requested, same day funds to Borrowers (each such Loan made solely by the Swingline Lender pursuant to this Section 2.4 is referred to in this Agreement as a "Swingline Loan"), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.4(c). Each Borrower hereby authorizes the Swingline Lender to, and Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), deliver the amount of the Swingline Loan requested to the applicable Funding Account (i) on the same day if the Notice of Borrowing is received by Agent on or before 10:00 a.m. Central Time on a Business Day or (ii) on the immediately following Business Day if the Notice of Borrowing is received by Agent after 10:00 a.m. Central Time on a Business Day or on a day that is not a Business Day. The aggregate amount of Swingline Loans outstanding at any time shall not exceed $5,000,000. Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan exceeds Excess Availability (before giving effect to such Swingline Loan).
(b)    Upon the making of a Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each Lender with a Revolving Loan Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation in such Swingline Loan in proportion to its Pro Rata Share of the Revolving Loan Commitment. The Swingline Lender may, at any time, require the applicable Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Swingline Loan purchased hereunder, Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by such Agent in respect of such Loan.
(c)    Agent, on behalf of Swingline Lender, shall request settlement (a "Settlement") with respect to Swingline Loans with the Lenders holding a Revolving Loan Commitment on at least a weekly basis or on any date that Agent elects, by notifying the applicable Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 p.m. Central Time on the date of such requested Settlement (the "Settlement Date"). Each applicable Lender (other than the Swingline Lender) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Swingline Loan with respect to which Settlement is requested to Agent, to such account of Agent as Agent may designate, not later than 2:00 p.m., Central Time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.2 have then been satisfied. Such amounts transferred to Agent shall be applied against the amounts of the Swingline Lender's Swingline Loans and, together with such Swingline Lender's Pro Rata Share of such Swingline Loan, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to Agent by any applicable Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon.
2.5    Repayments.
(a)    Revolving Loans/Letters of Credit. If at any time for any reason whatsoever (including as a result of currency fluctuations) (i) the sum of the outstanding balance of all Revolving Loans and the Letter of Credit Balance exceeds the lesser of (x) the Maximum Revolving Facility Amount minus Reserves established against the Maximum Revolving Facility Amount and (y) the Borrowing Base or (ii) any of the Loan Limits for Revolving Loans or Letters of Credit are exceeded, then, in each case, Borrowers will immediately pay to Agent such amounts as shall cause Borrowers to eliminate such excess (or, with respect to the Letter of Credit Balance, provide cash collateral to Agent in the manner set forth in clause (b) below).
(b)    Maturity Date Payments/Cash Collateral. All remaining outstanding monetary Obligations (including, all accrued and unpaid fees described in Section 3.2) shall be payable in full on the Maturity Date. Without limiting the generality of the foregoing, if, on the Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Agent cash collateral in an amount equal to 105% of the Letter of Credit Balance to secure all of the Obligations (including estimated fees) relating to such Letters of Credit, pursuant to a cash collateral agreement in form and substance satisfactory to Agent.
2.6    Prepayments / Voluntary Termination / Application of Prepayments.
(a)    Reserved.
(b)    Reserved.
(c)    Reserved.
(d)    Voluntary Termination of Loan Facilities. Subject to the payment in full of any applicable Early Termination Fee, the Borrowers may, upon notice from the Borrower Representative to the Agent, terminate the Commitments or from time to time permanently reduce the Commitments; provided that (i) any such notice shall be received by the Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the aggregate Revolving Loan Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, Excess Availability would be negative). If, on the date of a voluntary termination pursuant to this Section 2.6(d), there are any outstanding Letters of Credit, then on such date, and as a condition precedent to such termination, Borrower shall provide to Agent cash collateral in an amount equal to 105% of the Letter of Credit Balance to secure all of the Obligations (including estimated attorneys' fees and other expenses) relating to said Letters of Credit or such greater percentage or amount as Agent reasonably deems appropriate, pursuant to a cash collateral agreement in form and substance satisfactory to Lender. From and after such date of termination, Agent and Lender shall have no obligation whatsoever to extend any additional Loans or make available any Letters of Credit, and all lending commitments hereunder shall be terminated.
(e)    Reserved.
2.7    Obligations Unconditional.
(a)    The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of each Loan Party, and shall be independent of any defense or right of set-off, recoupment or counterclaim that any Loan Party or any other Person might otherwise have against Agent, any Lender or any other Person. All payments required by this Agreement or the other Loan Documents shall be made in Dollars (unless payment in a different currency is expressly provided otherwise in the applicable Loan Document) and paid free of any deductions or withholdings for any taxes or other amounts and without abatement, diminution or set-off. If any Loan Party is required by applicable law to make such a deduction or withholding from a payment under this Agreement or under any other Loan Document, such Loan Party shall pay to Agent such additional amount as shall be necessary to ensure that, after the making of such deduction or withholding, Agent receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made. Each Loan Party shall (a) pay the full amount of any deduction or withholding that it is required to make by law, to the relevant authority within the payment period set by applicable law and (b) promptly after any such payment, deliver to Agent an original (or certified copy) official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable to Agent.
(b)    If, at any time and from time to time after the Closing Date (or at any time before or after the Closing Date with respect to the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith), (a) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (b) any new law, regulation, treaty or directive enacted or application thereof or (c) compliance by Agent with any request or directive (whether or not having the force of law) from any Governmental Authority, central bank or comparable agency (i) subjects Agent or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto or (ii) imposes, modifies or deems applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Agent or any Lender or imposes on Agent or any Lender any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans, the result of which is to increase the cost to (or to impose a cost on) Agent or any Lender of making or maintaining any LIBOR Loan or (iii) imposes on Agent or any Lender any other condition or increased cost (other than Taxes) in connection with the transactions contemplated thereby or participations therein, and the result of any of the foregoing is to increase the cost to Agent or any Lender of making or continuing any Loan or Letter of Credit or to reduce any amount receivable hereunder or under any other Loan Documents, then, in each such case, Borrowers shall promptly pay to Agent or such Lender, when notified to do so by Agent or such Lender, any additional amounts necessary to compensate Agent or such Lender for such additional cost or reduced amount as determined by Agent or such Lender. Each such notice of additional amounts payable pursuant to this Section 2.7(b) submitted by Agent or any Lender, as applicable, to Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.
(c)    This Section 2.7 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.
2.8    Reversal of Payments. To the extent that any payment or payments made to or received by Agent or any Lender pursuant to this Agreement or any other Loan Document are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any trustee, receiver or other Person under any state, federal or other bankruptcy or other such applicable law, then, to the extent thereof, such amounts (and all Liens, rights and remedies relating thereto) shall be revived as Obligations (secured by all such Liens) and continue in full force and effect under this Agreement and under the other Loan Documents as if such payment or payments had not been received by Agent or such Lender. This Section 2.8 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.
2.9    Notes. The Loans and Commitments shall, at the request of any Lender, be evidenced by one or more promissory notes in form and substance reasonably satisfactory to such Lender. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Agent.
2.10    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    Unused Line Fees pursuant to Section 3.2(c) shall cease to accrue on the unfunded portion of the Revolving Loan Commitment of such Defaulting Lender;
(b)    Any amount payable to a Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to Agent hereunder, (ii) second, to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Agent, (iii) third, if so determined by Agent and Borrowers, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (iv) fourth, pro rata, to the payment of any amounts owing to Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by Borrowers or any Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement, and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is made at a time when the conditions set forth in Section 4.2 are satisfied, such payment shall be applied solely to prepay the Loans of all Revolving Lenders that are not Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.
(c)    No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, consent or any other action the Lenders or the Required Lenders have taken or may take hereunder, provided that any waiver, amendment or modification requiring the consent of all Lenders or each directly affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.
2.11    Appointment of Borrower Representative.
(a)    Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent and attorney-in-fact to request and receive Loans in the name or on behalf of such Borrower and any other Borrowers, deliver Notices of Borrowing, and Borrowing Base Certificates, give instructions with respect to the disbursement of the proceeds of the Loans, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) in the name or on behalf of any Borrower or Borrowers pursuant to this Agreement and the other Loan Documents. Agent may disburse the Loans to such bank account of Borrower Representative or a Borrower or otherwise make such Loans to a Borrower, in each case as Borrower Representative may designate or direct, without notice to any other Borrower. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.
(b)    Borrower Representative hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 2.11. Borrower Representative shall ensure that the disbursement of any Loans that are at any time requested by or to be remitted to or for the account of a Borrower requested on behalf of a Borrower hereunder, shall be remitted or issued to or for the account of such Borrower.
(c)    Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.
(d)    Any notice, election, representation, warranty, agreement or undertaking made or delivered by or on behalf of any Borrower by Borrower Representative shall be deemed for all purposes to have been made or delivered by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made or delivered directly by such Borrower.
(e)    No resignation by or termination of the appointment of Borrower Representative as agent and attorney-in-fact as aforesaid shall be effective, except after ten (10) Business Days’ prior written notice to Agent. If the Borrower Representative resigns under this Agreement, Borrowers shall be entitled to appoint a successor Borrower Representative (which shall be a Borrower and shall be reasonably acceptable to Agent as such successor). Upon the acceptance of its appointment as successor Borrower Representative hereunder, such successor Borrower Representative shall succeed to all the rights, powers and duties of the resigning Borrower Representative and the term “Borrower Representative” shall mean such successor Borrower Representative for all purposes of this Agreement and the other Loan Documents, and the resigning or terminated Borrower Representative’s appointment, powers and duties as Borrower Representative shall be thereupon terminated.

2.12    Joint and Several Liability.
(a)    Joint and Several. Each Borrower hereby agrees that such Borrower is jointly and severally liable for the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its obligation hereunder shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 2.12 shall be absolute and unconditional, irrespective of, and unaffected by,
(i)    the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;
(ii)    the absence of any action to enforce this Agreement (including this Section 2.12) or any other Loan Document or the waiver or consent by Agent or any Lender with respect to any of the provisions thereof;
(iii)    the existence, value or condition of, or failure to perfect Agent's Lien against, any security for the Obligations or any action, or the absence of any action, by Agent in respect thereof (including the release of any such security);
(iv)    the insolvency of any Loan Party; or
(v)    any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.
(b)    Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent to marshal assets or to proceed in respect of the Obligations against any other Loan Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 2.12 and such waivers, Agent and Lenders would decline to enter into this Agreement.
(c)    Benefit of Joint and Several Obligations. Each Borrower agrees that the provisions of this Section 2.12 are for the benefit of Agent and Lenders and their successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower, Agent and any Lender, the obligations of such other Borrower under the Loan Documents.
(d)    Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor with respect to any other Loan Party until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 2.12, and that Agent and Lenders and their successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.12(d).

(e)    Election of Remedies. If Agent may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 2.12. If, in the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent and waives any claim based upon such action, even if such action by Agent shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent.
(f)    Contribution with Respect to Guaranty Obligations.
(i)    To the extent that any Borrower shall make a payment under this Section 2.12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(ii)    As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 2.12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
(iii)    This Section 2.12(f) is intended only to define the relative rights of Borrowers and nothing set forth in this Section 2.12(f) is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 2.12(a). Nothing contained in this Section 2.12(f) shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.
(iv)    The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of each Borrower to which such contribution and indemnification is owing.
(v)    The rights of the indemnifying Borrowers against other Loan Parties under this Section 2.12(f) shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.
(g)    Liability Cumulative. The liability of Borrowers under this Section 2.12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this

Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
2.13    Other Provisions Applicable to Letters of Credit. Agent shall, on the terms and conditions set forth in this Agreement, make Letters of Credit available to Borrowers by causing other financial institutions to issue them supported by Lenders’ guaranty or indemnification; provided, that after giving effect to each Letter of Credit, the Letter of Credit Balance will not exceed the Letter of Credit Limit. Borrowers agree to execute all documentation required by Agent and Lenders or the issuer of any Letter of Credit in connection with any such Letter of Credit. Borrower unconditionally and irrevocably agrees to reimburse Agent and/or Lenders or the applicable issuer for each payment or disbursement made by Agent and/or Lenders or such issuer in respect of each draw under any Letter of Credit, in each case on the date that such payment or disbursement is made. Borrowers’ reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (b) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Agent or Lenders, the applicable issuer under any Letter or Credit, or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (c) any lack of validity, sufficiency or genuineness of any document which Lender or the applicable issuer has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect or (d) the surrender or impairment of any security for the performance or observance of any of the terms hereof. All amounts paid by Agent and/or any Lender in respect of a Letter of Credit will, at the election of Agent, be treated for all purposes as a Revolving Loan, and bear interest, and be payable, in the same manner as a Revolving Loan.
2.14    Separate Letter of Credit Facility. In addition to Letters of Credit that may be issued under this Agreement in accordance with Section 2.1, Agent shall use commercially reasonable efforts to arrange for additional cash collateralized letters of credit of up to an additional $4,500,000 to be provided under a separate letter of credit facility for the benefit of the Loan Parties and that such Indebtedness will constitute Permitted Indebtedness and Liens on such cash collateral shall be Permitted Liens. Nothing in this Section 2.14 shall constitute a commitment by Agent or any other Lender to issue letters of credit hereunder. Agent agrees it shall not charge the Borrowers any fees for its own benefit in connection with arranging the issuance of any such letters of credit

3.	INTEREST AND FEES; LOAN ACCOUNT.
3.1    Interest. All Loans and other monetary Obligations shall bear interest at the interest rate(s) set forth in Section 3 of Annex I, and accrued interest shall be payable (a) on the first day of each month in arrears, (b) upon a prepayment of Loan in accordance with Section 2.6 and (c) on the Maturity Date; provided, that after the occurrence and during the continuation of an Event of Default, at the election of the Required Lenders, all Loans and other monetary Obligations shall bear interest at a rate per annum equal to two (2) percentage points (2.00%) in excess of the rate otherwise applicable thereto (the "Default Rate"), and all such interest shall be payable on demand. Changes in the interest rate shall be effective as of the first day of each month based on the LIBOR Rate or Base Rate, as applicable, in effect on such date. Subject to Section 3.6 and so long as no Event of Default shall have occurred and be continuing, all Loans shall constitute

LIBOR Loans. Upon the occurrence and during the continuance of an Event of Default, at the election of the Required Lenders, all Loans shall constitute Base Rate Loans.
3.2    Fees. Borrowers shall pay Agent the following fees on the dates provided therefor, which fees are in addition to all fees and other sums payable by Borrowers or any other Person to Agent under this Agreement, the Fee Letter or under any other Loan Document and, in each case, are not refundable once paid:
(a)    Reserved.
(b)    Reserved.
(c)    Unused Line Fee. An unused line fee (the "Unused Line Fee"), for the ratable benefit of the Lenders, equal to one half of one percent (0.50%) per annum of the amount by which (i) the Maximum Revolving Facility Amount, calculated without giving effect to any Reserves applied to the Maximum Revolving Facility Amount, exceeds (ii) the average daily outstanding principal balance of the Revolving Loans and the Letter of Credit Balance during the immediately preceding month (or part thereof), which fee shall be fully earned as it accrues and shall be due and payable, in arrears, on the first day of each month until the Termination Date.
(d)    Letter of Credit Fees. A fee, for the ratable benefit of the Lenders, equal to Applicable Margin for LIBOR Loans of the face amount of each Letter of Credit (the "Letter of Credit Fees"), which fee shall be deemed to be fully earned and payable, in arrears, on the first day of each month until the Termination Date, plus all costs and fees charged from time to time by the issuer, payable as and when such costs and fees are charged.
(e)    Early Termination Fee.
(i)    If, on or before the second anniversary of the Closing Date, the Revolving Loan Commitment is reduced or terminated for any reason (including any voluntary, mandatory or automatic reduction or termination, regardless of whether an Event of Default has occurred and is then continuing, and including by reason of acceleration, automatic acceleration or otherwise), in each case pursuant to Section 2.6(d), Section 11.2 or otherwise, then in each such case, in addition to any required payment of principal and unpaid accrued interest and other amounts due thereon, Borrowers immediately shall be required to pay to Agent, for the ratable benefit of the Lenders, a premium (each, an “Early Termination Fee”) (as liquidated damages and compensation for the cost of the Lenders being prepared to make funds available under the Revolving Loan Commitment during the scheduled term of this Agreement) in an amount equal to the Applicable Early Termination Fee Percentage (as defined below) of the amount of the Revolving Loan Commitment or portion thereof so reduced or terminated. The "Applicable Percentage" shall be (A) two percent (2.0%), if such event occurs on or before the first anniversary of the Closing Date or (B) one percent (1.0%) if such event occurs after the first anniversary of the Closing Date, but on or before the second anniversary of the Closing Date.
(ii)    The Early Termination Fee shall be calculated, earned and due and payable on and as of the date of the applicable reduction or termination of the Revolving Loan Commitment.
(iii)    The Loan Parties acknowledge and agree that (A) the Lenders will have suffered damages on account of any of the foregoing events and that, in view of the difficulty in ascertaining the amount of such damages, the Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate the Lenders on account thereof, and (B) payment of the Early Termination Fee due hereunder is reasonable under the circumstances currently existing. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE LOAN PARTIES HEREBY EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING EARLY TERMINATION FEES, INCLUDING IN CONNECTION WITH ANY ACCELERATION AND TERMINATION OF THE REVOLVING LOAN COMMITMENT, INCLUDING IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY ACCELERATION AND THE TERMINATION OF THE REVOLVING LOAN COMMITMENT AS A RESULT OF ANY BANKRUPTCY OR INSOLVENCY PROCEEDING OR OTHER PROCEEDING PURSUANT TO ANY DEBTOR RELIEF LAWS OR PURSUANT TO A PLAN OF REORGANIZATION. Each of the Loan Parties hereby expressly agrees that: (x) the Early Termination Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (y) the Early Termination Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made; and (z) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Loan Parties hereby expressly acknowledges that the agreement to pay the Early Termination Fee as herein described is a material inducement to the Lenders to enter into this Agreement and the other Loan Documents.
3.3    Computation of Interest and Fees. All interest and fees shall be calculated daily on the outstanding monetary Obligations based on the actual number of days elapsed in a year of 360 days. For any Loans made to a Canadian Borrower hereunder, and for purposes of the Interest Act (Canada), any annual interest rate stated or payable hereunder expressed as an annual rate is equivalent to such stated rate multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.
3.4    Loan Account; Monthly Accountings. Agent shall maintain a loan account for Borrowers reflecting all outstanding Loans and the Letter of Credit Balance, along with interest accrued thereon and such other items reflected therein (the "Loan Account"), and shall provide Borrower Representative with a monthly accounting reflecting the activity in the Loan Account, viewable by Borrowers on ABLSoft. Each accounting shall be deemed correct, accurate and binding on Borrowers and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Agent), unless Borrower Representative notifies Agent in writing to the contrary within thirty days after such account is rendered, describing the nature of any alleged errors or omissions. However, Agent's failure to maintain the Loan Account or to provide any such accounting shall not affect the legality or binding nature of any of the Obligations. Interest, fees and other monetary Obligations due and owing under this Agreement (including fees and other amounts paid by Agent or any Lender to issuers of Letters of Credit) may, in Agent's discretion but upon prior notice to Borrowers, be charged to the Loan Account, and will thereafter be deemed to be Revolving Loans and will bear interest at the same rate as other Revolving Loans.
3.5    Further Obligations; Maximum Lawful Rate. With respect to all monetary Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder or under any other Loan Document, or otherwise), such Obligations shall bear interest at the rate(s) in effect from time to time with respect to the Revolving Loans and shall be payable upon demand by Agent. In no event shall the interest charged with respect to any Loan or any other Obligation exceed the maximum amount permitted under applicable law. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable or other amounts hereunder or under any other Loan Document (the "Stated Rate") would exceed the highest rate of interest or other amount permitted under any applicable law to be charged (the "Maximum Lawful Rate"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and other amounts payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrowers shall, to the extent permitted by applicable law, continue to pay interest and such other amounts at the Maximum Lawful Rate until such time as the total interest and other such amounts received is equal to the total interest and other such amounts which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable or such other amounts payable. Thereafter, the interest rate and such other amounts payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest or other such amounts received by Agent exceed the amount which it could lawfully have received had the interest and other such amounts been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, Agent has received interest or other such amounts hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other Obligations (other than interest) payable hereunder, and if no such principal or other Obligations are then outstanding, such excess or part thereof remaining shall be paid to Borrowers. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.
3.6    Certain Provisions Regarding LIBOR Loans; Replacement of Lenders.
(a)    Inadequate or Unfair Basis. If Agent or any Lender reasonably determines (which determination shall be binding and conclusive on Borrowers) that, by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate, then Agent or such Lender shall promptly notify Borrower Representative (and Agent, if applicable) thereof and, so long as such circumstances shall continue, (i) Agent and/or such Lender shall be under no obligation to make any LIBOR Loans and (ii) on the last day of the current calendar month, each LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.
(b)    Change in Law. If any change in, or the adoption of any new, law, treaty or regulation, or any change in the interpretation of any applicable law or regulation by any Governmental Authority charged with the administration thereof, would make it (or in the good faith judgment of Agent or the applicable Lender cause a substantial question as to whether it is) unlawful for Agent or such Lender to make, maintain or fund LIBOR Loans, then Agent or such Lender shall promptly notify Borrower Representative and, so long as such circumstances shall continue, (i) Agent or such Lender shall have no obligation to make any LIBOR Loan and (ii) on the last day of the current calendar month for each LIBOR Loan (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.
(c)    Mitigation. If any Lender requests compensation under Sections 2.7(b), or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13, then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.7(b) or 13, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment
(d)    Replacement of Lenders. If any Borrower becomes obligated to pay additional amounts to any Lender pursuant to Section 2.7(b), or any Lender gives notice of the occurrence of any circumstances described in Section 2.7(b), if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13 and such Lender has declined or is unable to designated a different lending office pursuant to Section 3.6(c), or if any Lender becomes a Defaulting Lender, Borrowers may designate another Person engaged in the making of commercial loans in the ordinary course of business which is acceptable to Agent in its sole discretion (such other Person being called a "Replacement Lender") to purchase the Loans and Commitments of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment and Assumption), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrowers hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder; provided, however, that in the case of payments required to be made pursuant to Section 3.10 hereof, such assignment will result in a reduction in such compensation or payments thereafter.
(e)    LIBOR Discontinuation. Notwithstanding anything contained herein to the contrary, if Agent reasonably determines after the Closing Date that the LIBOR Rate has been discontinued or is no longer available as a benchmark interest rate, Agent shall select a comparable successor rate in its Permitted Discretion (in consultation with the Borrowers), which successor rate shall be applied in a manner consistent with market practice taking into account the benchmark interest rates applicable to funding sources for the Lenders, and will promptly so notify each Lender.

4.	CONDITIONS PRECEDENT.
4.1    Conditions to Initial Loans/Letters of Credit.
Each Lender's obligation to fund the initial Loans and to cause any Letter of Credit to be issued under this Agreement is subject to the following conditions precedent (as well as any other conditions set forth in this Agreement or any other Loan Document), all of which must be satisfied in a manner acceptable to Agent (and as applicable, pursuant to documentation which in each case is in form and substance acceptable to Agent):
(a)    each Loan Party shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and or delivered, to Agent the documents and agreements and satisfied any other deliverables listed on the closing checklist attached hereto as Exhibit B;
(b)    Agent shall have completed its business and legal due diligence pertaining to the Loan Parties and their respective businesses and assets, with results thereof satisfactory to Agent in its sole discretion;
(c)    each Lender's obligations and commitments under this Agreement shall have been approved by such Lender's Credit Committee;
(d)    after giving effect to such Loans, as well as to the payment of all trade payables older than sixty days past due and the consummation of all transactions contemplated hereby to occur on the Closing Date, closing costs and any book overdraft, Excess Availability shall be no less than $12,000,000;

(e)    since December 31, 2018, no event shall have occurred which has had, or could reasonably be expected to have, a Material Adverse Effect;
(f)    Borrowers shall have paid to Agent all fees due on the date hereof, and shall have paid or reimbursed Agent for all of Agent's costs, charges and expenses incurred through the Closing Date; and
(g)    Lender shall have received PDFs of the following that shall have been delivered to the Term Loan Agents: (i) original stock certificates or other certificates evidencing the Pledged Equity pledged pursuant to the Security Documents (as defined in the Term Loan Documents), together with an undated stock (or equivalent) power for each such certificate duly executed in blank by the registered owner thereof and (ii) each original promissory note pledged pursuant to the Security Documents (as defined in the Term Loan Documents), if any, together with an undated endorsement for each such promissory note duly executed in blank by the holder thereof.
4.2    Conditions to all Loans and/or Letters of Credit. No Lender shall be obligated to fund any Loans or cause any Letters of Credit to be issued, unless the following conditions are satisfied:
(a)    Borrower Representative shall have provided to Agent such information as Agent may require in order to determine the then Borrowing Base, which shall be satisfied pursuant to satisfaction of the then current delivery requirements set forth in Section 7.15(a), (b) and (c);
(b)    each of the representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct in all respects as of the date such Loan is made and such Letter of Credit is issued (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct as of such earlier date), both before and after giving effect thereto;
(c)    no Default or Event of Default shall be in existence, both before and after giving effect thereto; and
(d)    no event shall have occurred or circumstance shall exist that has or could reasonably be expected to have a Material Adverse Effect.
Each request (or deemed request) by Borrowers for funding of a Loan or issuance of a Letter of Credit shall constitute a representation by each Borrower that the foregoing conditions are satisfied on the date of such request and on the date of such funding or issuance.

5.	COLLATERAL.
5.1    Grant of Security Interest. To secure the full payment and performance of all of the Obligations, each Loan Party hereby collaterally assigns to Agent and grants to Agent, for itself and on behalf of the Lenders, a continuing security interest in all property of each Loan Party, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes, including: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by any Loan Party has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, any Loan Party; (b) all Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, and General Intangibles including all trade names, trade secrets, goodwill, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guaranty claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including Equipment, vehicles, and Fixtures; (e) all Investment Property, including all rights, privileges, authority, and powers of each Loan Party as an owner or as a holder of Pledged Equity, including all economic rights, all control rights, authority and powers, and all status rights of each Loan Party as a member, equity holder or shareholder, as applicable, of each Issuer and any rights related to any Loan Party’s capital account within the Issuer in respect of Investment Property; (f) all Deposit Accounts, bank accounts, deposits, money and cash; (g) all Letter-of-Credit Rights; (h) all Commercial Tort Claims, including those listed in Schedule 13 of the Perfection Certificate (if any); (i) all Supporting Obligations; (j) all life insurance policies; (k) Intellectual Property; (l) Reserved; (m) any other property of any Loan Party now or hereafter in the possession, custody or control of Agent or any agent or any parent, Affiliate or Subsidiary of Agent, any Lender or any Participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (n) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property (including hazard, flood and credit insurance), and all of each Loan Party's books and records relating to any of the foregoing and to any Loan Party's business.
Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement or any other Loan Document shall not extend to (a) any permit or license issued by a Governmental Authority to any Loan Party or any agreement to which any Loan Party is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any requirement of applicable law, validly prohibit the creation by such Loan Party of a security interest in such permit, license or agreement in favor of the Lender (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the PPSA, the Civil Code or Code) or principles of equity (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the New York UCC or other applicable law notwithstanding such prohibition); (b) any intent-to-use trademark application, to the extent and for so long as creation by a pledgor of a security interest therein would result in the loss, termination, invalidity, cancellation, unenforceability or abandonment by such pledgor of any material rights therein; (c) any asset sold pursuant to any Specified Vendor Receivables Financing and is permitted this Agreement; (d) the Restricted Accounts; (e) the Equity Interests of Horizon International Holdings LLC or any Foreign Subsidiary; (f) assets in circumstances where the cost of obtaining a security interest in such assets would be excessive in light of the practical benefit to the Lenders afforded thereby as reasonably determined by the Borrower and the Agent, and (g) any asset subject to a purchase money security interest, capital lease obligation or similar arrangement, in each case, to the extent the grant of a security interest therein would violate or invalidate such purchase money or similar arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the UCC or PPSA or other Applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other Applicable Law notwithstanding such prohibition (the forgoing, collectively, the "Excluded Property"); provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a) - (g) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a)-(g))). For the avoidance of doubt, neither the Equity Interest in, nor the assets of, any Subsidiary that is not a Loan Party are part of the “Collateral”.
5.2    Possessory Collateral. Promptly, but in any event no later than five Business Days after any Loan Party's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such Loan Party shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as attorney and agent-in-fact (coupled with an interest) for each Loan Party, to endorse or assign the same on such Loan Party's behalf, provided that, to the extent that such Collateral is Term Loan Priority Collateral, the Loan Party shall deliver copies of the Collateral delivered to the Term Loan Agents.
5.3    Further Assurances. Each Loan Party shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (or cause each other applicable Person to take, execute, acknowledge and deliver) all such further acts, documents, agreements and instruments as may from time to time be necessary or desirable or as Agent may from time to time require in order to (a) carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, (b) establish, create, preserve, protect and perfect a first priority lien (subject only to Permitted Liens) in favor of Agent in all the Collateral (wherever located) from time to time owned by the Loan Parties and in all capital stock and other equity from time to time issued by the Loan Parties (other than Parent) (including appraisals of real property in compliance with FIRREA), (c) cause Parent and each Subsidiary of Borrower (other than Horizon International Holdings LLC and any Foreign Subsidiary) to guaranty all of the Obligations, all pursuant to documentation that is in form and substance reasonably satisfactory to Agent and (d) facilitate the collection of the Collateral. Without limiting the foregoing, each Loan Party shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (or cause each other applicable Person to take, execute, acknowledge and deliver) to Agent all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents, in each case in form and substance reasonably acceptable to Agent, as Agent may request from time to time to perfect, protect and maintain Agent's security interests in the Collateral, including the required priority thereof, and to fully carry out the transactions contemplated by the Loan Documents.
5.4    UCC Financing Statements. Each Loan Party authorizes Agent to file, transmit or communicate, as applicable, from time to time, UCC Financing Statements, along with amendments and modifications thereto, in all filing offices selected by Agent, listing such Loan Party as the Debtor and Agent as the Secured Party, and describing the collateral covered thereby in such manner as Agent may elect, including using descriptions such as "all personal property of debtor" or "all assets of debtor," or words of similar effect, in each case without such Loan Party's signature. Each Loan Party also hereby ratifies its authorization for Agent to have filed, in any filing office, any Financing Statements filed prior to the date hereof.

6.	CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, COLLECTIONS AND APPLICATIONS OF PAYMENTS.
6.1    Lock Boxes and Blocked Accounts. Each Loan Party hereby represents and warrants that all Deposit Accounts and all other depositary and other accounts maintained by each Loan Party as of the Closing Date are described in Schedule 5(a) of the Perfection Certificate, which description includes for each such account the name of the Loan Party maintaining the account, the name of the financial institution at which the account is maintained, the account number and the purpose of the account. After the Closing Date, each Loan Party shall give Agent prompt written notice of any new Deposit Account or any other depositary or other account. No Deposit Account or other account of any Loan Party shall at any time constitute a Restricted Account other than accounts expressly indicated on Schedule 5(a) of the Perfection Certificate as being Restricted Accounts (and each Loan Party hereby represents and warrants that each such account shall at all times meet the requirements set forth in the definition of Restricted Account to qualify as a Restricted Account). Each Loan Party will, at its expense, establish (and revise from time to time as Agent may require) procedures acceptable to Agent, in Agent's sole discretion, for the collection of checks, wire transfers and all other proceeds of all of such Loan Party's Accounts and other Collateral ("Collections"), which shall include (a) directing all Account Debtors to send all Account proceeds directly to a post office box designated by Agent either in the name of such Loan Party (but as to which Agent has exclusive access) or, at Agent's option, in the name of Agent (a "Lock Box") and (b) depositing all Collections received by such Loan Party into one or more bank accounts maintained in the name of such Loan Party (but as to which Agent has exclusive access) or, at Agent's option, in the name of Agent (each, a "Blocked Account"), under an arrangement acceptable to Agent with a depository bank acceptable to Agent, pursuant to which all funds deposited into each Blocked Account are to be transferred to Agent in such manner, and with such frequency, as Agent shall specify, and/or (c) a combination of the foregoing; provided, that, so long as no Dominion Triggering Period is continuing, no less frequently than each Business Day (and whether or not there are then any outstanding Obligations), Agent shall cause the ACH or wire transfer of the balance of the collection account that is a Blocked Account, to an operating account designated by Borrower Representative; provided further, however, that at any time after the occurrence and during the continuance of an Dominion Triggering Period, the balance of such Blocked Account, net of a minimum balance as may be required to be kept, shall be distributed and applied on a daily basis by Agent to repay outstanding Revolving Loans. Each Loan Party agrees to execute, and to cause its depository banks and other account holders to execute, such Lock Box and Blocked Account control agreements and other documentation as Agent shall require from time to time in connection with the foregoing, all in form and substance acceptable to Agent, and in any event such arrangements and documents must be in place on the date hereof with respect to accounts in existence on the date hereof, or prior to any such account being opened with respect to any such account opened after the date hereof, in each case excluding Restricted Accounts. Prior to the Closing Date, Borrowers shall deliver to Agent a complete and executed Authorized Accounts form regarding each Borrower's operating account(s) into which the proceeds of Loans are to be paid in the form of Exhibit D annexed hereto.
6.2    Application of Payments. All amounts paid to or received by Agent in respect of monetary Obligations, from whatever source (whether from any Borrower or any other Loan Party pursuant to such other Loan Party's guaranty of the Obligations, any realization upon any Collateral or otherwise) shall be applied by Agent to the Obligations in such order as Agent may elect, and absent such election shall be applied as follows:
(i)    FIRST, to reimburse Agent for all out-of-pocket costs and expenses, and all indemnified losses, incurred by Agent which are reimbursable to Agent in accordance with this Agreement or any of the other Loan Documents;
(ii)    SECOND, to any accrued but unpaid interest on any Protective Advances;
(iii)    THIRD, to the outstanding principal of any Protective Advances;
(iv)    FOURTH, to any accrued but unpaid fees owing to Agent and Lenders under this Agreement and/or any other Loan Documents;
(v)    FIFTH, to any unpaid accrued interest on the Obligations;
(vi)    SIXTH, to the outstanding principal of the Loans and, to the extent required by Agent, to cash-collateralize the Letter of Credit Balance; and
(vii)    SEVENTH, to the payment of any other outstanding Obligations; and after payment in full in cash of all of the outstanding monetary Obligations, any further amounts paid to or received by Agent in respect of the Obligations (so long as no monetary Obligations are outstanding) shall be paid over to Borrowers or such other Person(s) as may be legally entitled thereto.

For purposes of determining the Borrowing Base, such amounts will be credited to the Loan Account and the Collateral balances to which they relate upon Agent's receipt of an advice from Agent's Bank (set forth in Section 5 of Annex I) that such items have been credited to Agent's account at Agent's Bank (or upon Agent's deposit thereof at Agent's Bank in the case of payments received by Agent in kind), in each case subject to final payment and collection. However, for purposes of computing interest on the Obligations, such items shall be deemed applied by Agent two Business Days after Agent 's receipt of advice of deposit thereof at Agent's Bank.
6.3    Notification; Verification. Agent or its designee may, from time to time: (a) whether or not a Default or Event of Default has occurred, verify directly with the Account Debtors of the Loan Parties (or by any manner and through any medium Agent considers advisable) the validity, amount and other matters relating to the Accounts and Chattel Paper of the Loan Parties, by means of mail, telephone or otherwise, either in the name of the applicable Loan Party or Agent or such other name as Agent may choose (provided that, unless an Event of Default has occurred and is continuing, (i) Agent shall provide Borrower Representative not less than 2 Business Days prior notice of any such verification which Agent intends to conduct, (ii) each such verification shall (A) only be conducted in connection with a field examination conducted pursuant to the terms of Section 7.25, and (B) only be conducted via an online portal of the applicable Account Debtor, or, if no online portal is available with respect to a particular Account Debtor, conducted by telephone with a representative of Borrower Representative present, and (iii) no such verification shall involve requesting a credit reference or a description of the overall relationship between the applicable Account Debtor and the applicable Loan Party); (b) following the occurrence and during the continuance of a Default or Event of Default, notify Account Debtors of the Loan Parties that Agent has a security interest in the Accounts of the Loan Parties and direct such Account Debtors to make payment thereof directly to Agent; each such notification to be sent on the letterhead of such Loan Party and substantially in the form of Exhibit E annexed hereto; and (c) following the occurrence and during the continuance of a Default or Event of Default, demand, collect or enforce payment of any Accounts and Chattel Paper (but without any duty to do so) and, in furtherance of the foregoing, each Loan Party hereby authorizes Account Debtors to make payments directly to Agent and to rely on notice from Agent without further inquiry. Agent may on behalf of each Loan Party endorse all items of payment received by Agent that are payable to such Loan Party for the purposes described above.
6.4    Power of Attorney.Without limiting any of Agent's and the other Lenders' other rights under this Agreement or any other Loan Document, each Loan Party hereby grants to Agent an irrevocable power of attorney, coupled with an interest, authorizing and permitting Agent (acting through any of its officers, employees, attorneys or agents), at Agent's option but without obligation, with or without notice to such Loan Party, and at each Loan Party's expense, to do any or all of the following, in such Loan Party's name or otherwise:
(a)    at any time, whether or not an Event of Default has occurred or is continuing, (i) execute on behalf of such Loan Party any documents that Agent may, in its sole discretion, deem advisable in order to perfect, protect and maintain Agent's security interests, and priority thereof, in the Collateral and to fully consummate all the transactions contemplated by this Agreement and the other Loan Documents (including such Financing Statements and continuation Financing Statements, and amendments or other modifications thereto, as Agent shall deem necessary or appropriate) and to notify Account Debtors of the Loan Parties in the manner contemplated by Section 6.3, (ii) endorse such Loan Party's name on all checks and other forms of remittances received by Agent, (iii) pay any sums required on account of such Loan Party's taxes or to secure the release of any Liens therefor, (iv) pay any amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 7.14, (v) receive and otherwise take control in any manner of any cash or non-cash items of payment or Proceeds of Collateral, (vi) receive, open and dispose of all mail addressed to such Loan Party at any post office box or lockbox maintained by Agent for such Loan Party or at any other business premises of Agent and (vii) endorse or assign to Agent on such Loan Party's behalf any portion of Collateral evidenced by an agreement, Instrument or Document if an endorsement or assignment of any such items is not made by such Loan Party pursuant to Section 5.2; and
(b)    at any time, after the occurrence and during the continuance of an Event of Default, (i) execute on behalf of such Loan Party any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or lease (as lessor or lessee) any real or personal property which is part of the Collateral or in which Agent has an interest, (ii) execute on behalf of such Loan Party any invoices relating to any Accounts, any draft against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any assignment or satisfaction of mechanic's, materialman's or other Lien, (iii) execute on behalf of such Loan Party any notice to any Account Debtor, (iv) pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same, (v) grant extensions of time to pay, compromise claims relating to, and settle Accounts, Chattel Paper and General Intangibles for less than face value and execute all releases and other documents in connection therewith, (vi) settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor, (vii) instruct any third party having custody or control of any Collateral or books or records belonging to, or relating to, such Loan Party to give Agent the same rights of access and other rights with respect thereto as Agent has under this Agreement or any other Loan Document, (viii) change the address for delivery of such Loan Party's mail, (ix) vote any right or interest with respect to any Investment Property (if it is the Control Agent), and (x) instruct any Account Debtor to make all payments due to any Loan Party directly to Agent.
Any and all sums paid, and any and all costs, expenses, liabilities, obligations and reasonable attorneys' fees (internal and external counsel) of Agent with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.  Each Loan Party agrees that Agent's rights under the foregoing power of attorney and any of Agent's other rights under this Agreement or the other Loan Documents shall not be construed to indicate that Agent or any Lender is in control of the business, management or properties of any Loan Party.
6.5    Disputes. Each Loan Party shall promptly notify Agent of all disputes or claims relating to its Accounts and Chattel Paper. Each Loan Party agrees that it will not, without Agent's prior written consent, compromise or settle any of its Accounts or Chattel Paper for less than the full amount thereof, grant any extension of time for payment of any of its Accounts or Chattel Paper, release (in whole or in part) any Account Debtor or other person liable for the payment of any of its Accounts or Chattel Paper or grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of its Accounts or Chattel Paper; except (unless otherwise directed by Agent during the existence of a Default or an Event of Default) such Loan Party may take any of such actions in the Ordinary Course of Business consistent with past practices, provided that Borrower Representative promptly reports the same to Agent.
6.6    Invoices. Following the occurrence and during the continuance of an Event of Default, at Agent's request, each Loan Party will cause all invoices and statements that it sends to Account Debtors or other third parties to be marked and authenticated, in a manner reasonably satisfactory to Agent, to reflect Agent's security interest therein and payment instructions (including, but not limited to, in a manner to meet the requirements of Section 9-404(a)(2) of the UCC or, in the case of the Canadian Borrowers, the PPSA, as applicable)).

6.7    Inventory.
(a)    Returns. No Loan Party will accept returns of any Inventory from any Account Debtor except in the Ordinary Course of Business. In the event the value of returned Inventory in any one calendar month exceeds $600,000 (collectively for all Loan Parties), Borrower Representative will promptly notify Agent (which notice shall specify the value of all such returned Inventory, the reasons for such returns, and the locations and the condition of such returned Inventory).
(b)    Third Party Locations. No Loan Party will, without Agent's prior written consent, at any time, store any Inventory having an aggregate value in excess of $400,000 with any warehouseman or other third party other than as set forth in Schedule 3 of the Perfection Certificate.
(c)    Sale on Return, etc. No Loan Party will, without Agent's prior written consent, at any time, sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis.
(d)    Fair Labor Standards Act. Each Loan Party represents, warrants and covenants that, at all times, all of the Inventory of each Loan Party has been, at all times will be, produced only in accordance with the Fair Labor Standards Act of 1938 and all rules, regulations and orders promulgated thereunder.
(e)    Eligibility. As of each date reported by any Borrower, all Inventory which such Borrower has then reported to Agent as then being Eligible Inventory comply in all respects with the criteria for eligibility set forth in the definition of Eligible Inventory.

7.	REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS.
To induce Agent and the Lenders to enter into this Agreement, each Loan Party represents, warrants and covenants as follows (it being understood and agreed that (a) each such representation and warranty (i) will be made as of the date hereof and be deemed remade as of each date on which any Loan is made or Letter of Credit is issued (except to the extent any such representation or warranty expressly relates only to any earlier or specified date, in which case such representation or warranty will be made as of such earlier or specified date) and (ii) shall not be affected by any knowledge of, or any investigation by, Agent or any Lender and (b) each such covenant shall continuously apply with respect to all times commencing on the date hereof and continuing until the Termination Date):
7.1    Existence and Authority. Each Loan Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdiction is identified in Section 1(a) of the Perfection Certificate) and is qualified to do business in each jurisdiction in which the operation of its business requires that it be qualified (which each such jurisdiction is identified in Section 1(a) of the Perfection Certificate) or, if such Loan Party is not so qualified, such failure could not be reasonably expected to have a Material Adverse Effect. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. The execution, delivery and performance by each Loan Party of this Agreement and all of the other Loan Documents to which such Loan Party is a party have been duly and validly authorized, do not violate such Loan Party's Governing Documents or any law or any material agreement or instrument or any court order which is binding upon any Loan Party or its property, do not constitute grounds for acceleration of any Indebtedness or obligation under any material agreement or instrument which is binding upon any Loan Party or its property, and do not require the consent of any Person. Each Loan Party shall reserve and maintain all of its leases, licenses, permits, franchises qualifications, and rights that are necessary and desirable in the Ordinary Course of Business. No Loan Party is required to obtain any government approval, consent, or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents. This Agreement and each of the other Loan Documents have been duly executed and delivered by, and are enforceable against, each of the Loan Parties who have signed them, in accordance with their respective terms. Schedule 10 of the Perfection Certificate sets forth the ownership of each Borrower and its Subsidiaries as of the Closing Date.
7.2    Names; Trade Names and Styles. The name, type of entity and location of organization of each Loan Party set forth on Section 1 of the Perfection Certificate is its correct and complete legal name as of the date hereof, and, except as set forth on Section 1 of the Perfection Certificate, no Loan Party has used any other name at any time in the past five years, or at any time will use any other name (except in connection with any name change in compliance with this Section 7.2), in any Federal tax filing made in any jurisdiction. Listed in Section 1 of the Perfection Certificate are all prior names used by each Loan Party at any time in the past five years. Borrower Representative shall give Agent at least thirty days' prior written notice (and will deliver an updated Section 1 of the Perfection Certificate to reflect the same) before it or any other Loan Party changes its legal name, type of entity or location of organization.
7.3    Title to Collateral; Third Party Locations; Permitted Liens. Each Loan Party has, and at all times will continue to have, good and marketable title to all of the Collateral. The Collateral now is, and at all times will remain, free and clear of any and all Liens, except for Permitted Liens. Upon filing of appropriate financing statements and execution of account control agreements and other filings and documents required to perfect any security interest, Agent will have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens and the terms of the Intercreditor Agreement, and each Loan Party will at all times defend Agent and the Collateral against all claims of others. None of the Collateral which is Equipment is, or will at any time, be affixed to any real property in such a manner, or with such intent, as to become a fixture. Except for warehouses as to which Borrowers have delivered to Agent a warehouseman's waiver in form and substance reasonably satisfactory to Agent (unless waived by Agent in its sole discretion; provided, that such waiver may be conditioned upon Agent establishing a rent or other similar Reserve satisfactory to Agent in its sole discretion), no Loan Party is or will at any time be a bailor of any Goods with a value in excess of $500,000 at any warehouse or otherwise. Prior to causing or permitting any Collateral with a value in excess of $500,000 to at any time be located upon premises in which any third party (including any landlord, warehouseman, or otherwise) has an interest, Borrower Representative shall notify Agent and the applicable Loan Party shall cause each such third party to execute and deliver to Agent, in form and substance reasonably acceptable to Agent, such waivers, collateral access agreements, and subordinations as Agent shall specify, so as to, among other things, ensure that Agent's rights in the Collateral are, and will at all times continue to be, superior to the rights of any such third party and that Agent has access to such Collateral. Each applicable Loan Party will keep at all times in full force and effect, and will comply at all times with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.
7.4    Accounts and Chattel Paper. As of each date reported by Borrowers, all Accounts which any Borrower has then reported to Agent as then being Eligible Accounts comply in all respects with the criteria for eligibility set forth in the definition of Eligible Accounts. All such Accounts, and all Chattel Paper owned by any Loan Party, are genuine and in all respects what they purport to be, arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by a Borrower in the Ordinary Course of Business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, each Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to such Accounts and Chattel

Paper were executed, and the transactions giving rise to such Accounts and Chattel Paper comply with all applicable laws and governmental rules and regulations.
7.5    Electronic Chattel Paper. To the extent that any Loan Party obtains or maintains any Electronic Chattel Paper, such Loan Party shall at all times create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (a) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided below, unalterable, (b) the authoritative copy identifies Agent as the assignee of the record or records, (c) the authoritative copy is communicated to and maintained by Agent or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Agent, (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
7.6    Capitalization; Investment Property.
(a)    No Loan Party, directly or indirectly, owns, or shall at any time own, any capital stock or other Equity Interests of any other Person except as set forth in Schedule 10 of the Perfection Certificate, which Sections list all Investment Property owned by each Loan Party.
(b)    None of the Pledged Equity has been issued or otherwise transferred in violation of the Securities Act, or other applicable laws of any jurisdiction to which such issuance or transfer may be subject. The Pledged Equity pledged by each Loan Party hereunder constitutes all of the issued and outstanding Equity Interests of each applicable Issuer of such Pledged Equity owned by such Loan Party.
(c)    All of the Pledged Equity has been duly and validly issued and is fully paid and non-assessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. There are no outstanding options, warrants or similar agreements, documents, or instruments with respect to any of the Pledged Equity except in favor of the Term Loan Agents.
(d)    Each Loan Party has caused each applicable Issuer to amend or otherwise modify its Governing Documents, books, records, and related agreements, documents and instruments, as applicable, to reflect the rights and interests of Agent hereunder, and to the extent required to enable and empower Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Equity and other Investment Property, in all cases, subject to the Intercreditor Agreement.
(e)    Each Loan Party will take any and all actions required or requested by Agent, from time to time, to (i) cause Agent to obtain exclusive control of any Investment Property that is ABL Priority Collateral in a manner reasonably acceptable to Agent and (ii) obtain from any Issuers and such other Persons as Agent shall specify, for the benefit of Agent, written confirmation of Agent's exclusive control over such Investment Property that is ABL Priority Collateral and take such other actions as Agent may request to perfect Agent's security interest in any Investment Property that is ABL Priority Collateral. For purposes of this Section 7.6, Term Loan Agents shall have exclusive control of Investment Property if (A) pursuant to Section 5.2, such Investment Property consists of certificated securities and the applicable Loan Party delivers such certificated securities to Term Loan Agents (with all appropriate endorsements), (B) such Investment Property consists of uncertificated securities and either (x) the applicable Loan Party delivers such uncertificated securities to Term Loan Agents or (y) the Issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to Term Loan Agents, that it will comply with instructions originated by Term Loan Agents without further consent by the applicable Loan Party and (C) such Investment Property consists of security entitlements and either (x) Term Loan Agents becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance reasonably satisfactory to Term Loan Agents, that it will comply with entitlement orders originated by Term Loan Agents without further consent by the applicable Loan Party. Each Loan Party that is a limited liability company or a partnership hereby represents and warrants that it has not, and at no time will, elect pursuant to the provisions of Section 8-103 of the UCC to provide that its Equity Interests are securities governed by Article 8 of the UCC.
(f)    No Loan Party owns, or has any present intention of acquiring, any "margin security" or any "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulations T, U or X, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, or any rules or regulations promulgated under such statutes.
(g)    [Reserved].
(h)    No Loan Party shall take, or fail to take, any action that would in any manner impair the value or the enforceability of the Term Loan Agents’ Lien on any of the Investment Property, or any of the Term Loan Agents' rights or remedies under the Term Loan Document with respect to any of the Investment Property.
(i)    In the case of any Loan Party which is an Issuer, such Issuer agrees that the terms of Section 11.3(g)(iii) shall apply to such Loan Party with respect to all actions that may be required of it pursuant to such Section 11.3(g)(iii) regarding the Investment Property issued by it.
7.7    Commercial Tort Claims. No Loan Party has any Commercial Tort Claims with a value in excess of $1,000,000 individually or $2,000,000 in the aggregate pending other than those listed in Schedule 13 of the Perfection Certificate, and each Loan Party shall promptly (but in any case, no later than five Business Days thereafter) notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim with a value in excess of $1,000,000 individually or $2,000,000 in the aggregate, after the date hereof against any third party. Such notice shall constitute such Loan Party's authorization to amend such Section 2 to add such Commercial Tort Claim and shall automatically be deemed to amend such Section 2 to include such Commercial Tort Claim.
7.8    Jurisdiction of Organization; Location of Collateral. Section 1 of the Perfection Certificate set forth, as of the Closing Date, (a) each place of business of each Loan Party (including its chief executive office), (b) all locations where all Inventory, Equipment, and other Collateral owned by each Loan Party is kept and (c) whether each such Collateral location and place of business (including each Loan Party's chief executive office) is owned by a Loan Party or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or Canada in the possession of any lessor, bailee, warehouseman or consignee, except as expressly indicated in Section 1 of the Perfection Certificate. Each Loan Party will give Agent at least thirty (30) days' prior written notice before changing its jurisdiction of organization, opening any additional place of business, changing its chief executive office or the location of its books and records, or moving any of the Collateral to a location other than one of the locations set forth in Section 3 of the Perfection Certificate, and will execute and deliver all Financing Statements, Lien Waivers, collateral access agreements, and all other agreements, instruments and documents which Agent shall require in connection therewith prior to making such change, all in form and substance reasonably satisfactory to Agent. Without the prior written consent of Agent, no Loan Party will at any time (i) change its jurisdiction of organization or (ii) allow any Collateral to be located outside of the continental United States of America or Canada (except for the Inventory located at the Maquiladora Facility).
7.9    Financial Statements and Reports; Solvency.
(a)    All financial statements delivered to Agent and Lenders by or on behalf of any Loan Party have been, and at all times will be, prepared in conformity in all material respects with GAAP and completely and fairly reflect in all material respects the financial condition of each Loan Party covered thereby, at the times and for the periods therein stated.
(b)    As of the date hereof (after giving effect to the Loans and Letters of Credit to be made or issued on the date hereof, and the consummation of the transactions contemplated hereby), and as of each other day that any Loan is made or Letter of Credit is issued (after giving effect thereof), (i) the fair saleable value of all of the assets and properties of each Loan Party, individually, exceeds the aggregate liabilities and Indebtedness of each such Loan Party (including contingent liabilities), (ii) each Loan Party, individually, is solvent and able to pay its debts as they come due, (iii) each Loan Party, individually, has sufficient capital to carry on its business as now conducted and as proposed to be conducted, (iv) no Loan Party is contemplating either the liquidation of all or any substantial portion of its assets or property, or the filing of any petition under any state, federal, or other bankruptcy or insolvency law and (v) no Loan Party has knowledge of any Person contemplating the filing of any such petition against any Loan Party.
7.10    Tax Returns and Payments; Pension Contributions. Each Loan Party has timely filed all material Tax returns and reports required by applicable law, has timely paid all material Taxes owing by such Loan Party and will timely pay all such Taxes in the future as they became due and payable. Each Loan Party may, however, defer payment of any contested Taxes; provided, that such Loan Party (a) in good faith contests its obligation to pay such Taxes by appropriate proceedings promptly and diligently instituted and conducted, and (b) maintains adequate reserves therefor in conformity with GAAP. No Loan Party is aware of any claims or adjustments proposed for any prior tax years that could result in additional Taxes becoming due and payable by any Loan Party. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code (other than a Multiple Employer Plan) has received a favorable determination letter or is entitled to rely on an opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of each Loan Party, nothing has occurred that could reasonably be expected to prevent or cause the loss of such tax-qualified status. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. To the knowledge of each Loan Party, here has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred, and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan, in each case, that could reasonably be expected to have a Material Adverse Effect. Each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, in each case except as would not reasonably be expected to have a Material Adverse Effect. As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher, an no Loan Party knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date. No Loan Party or any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, except as would not reasonably be expected to have a Material Adverse Effect. No Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA except as would not reasonably be expected to have a Material Adverse Effect. No Pension Plan has been terminated by the plan administrator thereof or by the PBGC, and no Loan Party has knowledge of any event or circumstance that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, except as would not reasonably be expected to have a Material Adverse Effect.
7.11    Compliance with Laws; Intellectual Property; Licenses.
(a)    Each Loan Party has complied, and will continue at all times to comply, in all respects with all provisions of all applicable laws and regulations, including those relating to the ownership of real or personal property, the conduct and licensing of each Loan Party's business, the payment and withholding of Taxes, ERISA and other employee matters, and safety and environmental matters, except to the extent any such failure, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    No Loan Party has received written notice of default or violation, or is in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other Governmental Authority relating to any aspect of any Loan Party's business, affairs, properties or assets which if determined adversely could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(c)    No Loan Party owns any registered Intellectual Property, except as set forth in Section 4 of the Perfection Certificate. Except as set forth in Section 9 of the Perfection Certificate, none of the Intellectual Property owned by any Loan Party is the subject of any licensing or franchise agreement pursuant to which such Loan Party is the licensor or franchisor. Each Loan Party shall promptly (but in any event in connection with delivery of the next quarter-end compliance certificate herein) notify Agent in writing of any additional Intellectual Property rights acquired or arising after the Closing Date and shall submit to Agent a supplement to Section 9 of the Perfection Certificate to reflect such additional rights; provided, that such Loan Party's failure to do so shall not impair Agent's security interest therein. Each Loan Party shall execute a separate security agreement granting Agent a security interest in such registered Intellectual Property (whether owned on the Closing Date or thereafter), in form and substance reasonably acceptable to Agent and suitable for registering such security interest in such Intellectual Property with the United States Patent and Trademark Office and/or United States Copyright Office, and/or Canadian Intellectual Property Office, as applicable; provided, that such Loan Party's failure to do so shall not impair Agent's security interest therein. Each Loan Party owns or has, and will at all times continue to own or have, the valid right to use all material patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other Intellectual Property used, marketed and sold in such Loan Party's business, and each Loan Party is in compliance, and will continue at all times to comply, in all material respects with all licenses, user agreements and other such agreements regarding the use of Intellectual Property. No Loan Party has received any notice in writing claiming (which claim appears to be valid and asserted in good faith) that any of such Intellectual Property infringes upon or violates the rights of any other Person.
(d)    Each Loan Party has and will continue at all times to have, all federal, state, local and other licenses and permits required to be maintained in connection with such Loan Party's business operations, and all such licenses and permits are valid and in full force and effect except to the extent any such failure could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Each Loan Party has, and will continue at all times to have, complied with the requirements of such licenses and permits in all material respects, and has received no written notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof except to the extent any such failure could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No Loan Party is aware of any facts or conditions that could reasonably be expected to cause or permit any of such licenses or permits to be voided, revoked or withdrawn.
(e)    Notwithstanding anything to the contrary contained in this Agreement, no Loan Party shall be permitted to dispose of, or make any Investments, Restricted Payments or incur any Indebtedness in the form of, Intellectual Property (and any such transactions shall not be permitted under Article 8 herein), to the extent that the use of such Intellectual Property is reasonably necessary to permit the Agent to enforce its rights and remedies under the Loan Documents with respect to the Collateral, or the such proposed transaction would otherwise materially adversely affect the appraised value of the Collateral unless such transaction is subject to a non-exclusive royalty-free license of such Intellectual Property in favor of the Agent for use in connection with the exercise of rights and remedies of the Lenders under the Loan Documents in respect of the Collateral, which license shall be in form and substance reasonably satisfactory to Agent in its Permitted Discretion.
7.12    Litigation. There is no claim, suit, litigation, proceeding or investigation pending or (to the best of each Loan Party's knowledge) threatened in writing by or against or affecting any Loan Party in any court or before any Governmental Authority (or any basis therefor known to any Loan Party) which may result, either separately or in the aggregate, in liability in excess of $3,000,000 for the Loan Parties, in any Material Adverse Effect, or in any material impairment in the ability of any Loan Party to carry on its business in substantially the same manner as it is now being conducted.
7.13    Use of Proceeds. All proceeds of all Loans and Letters of Credit shall be used by Borrowers solely (a) with respect to Loans made on the Closing Date, to repay in full its indebtedness owing under the Existing Credit Agreement, (b) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, (c) for Borrowers’ working capital purposes and (d) for such other purposes as specifically permitted pursuant to the terms of this Agreement. All proceeds of all Loans and Letters of Credit will be used solely for lawful business purposes.
7.14    Insurance.
(a)    Each Loan Party will at all times carry property, liability and other insurance, with insurers reasonably acceptable to Agent, in such form and amounts, and with such deductibles and other provisions, as Agent shall reasonably require, but in any event, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which such Loan Party operates, and each Borrower will provide Agent with evidence reasonably satisfactory to Agent that such insurance is, at all times, in full force and effect. A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, is set forth in Section 16 of the Perfection Certificate. Each property insurance policy shall name Agent as lender loss payee and mortgagee, if applicable, and shall contain a lender's loss payable endorsement, and a mortgagee endorsement, if applicable, and each liability insurance policy shall name Agent as an additional insured, and each business interruption insurance policy shall be collaterally assigned to Agent, all in form and substance reasonably satisfactory to Agent. All policies of insurance shall provide that they may not be cancelled or changed without at least thirty (30) days' (or, with respect to nonpayment of premiums, ten (10) days’) prior written notice to Agent, and shall otherwise be in form and substance reasonably satisfactory to Agent. Borrower Representative shall advise Agent promptly of any policy cancellation, non-renewal, reduction, or material amendment with respect to any insurance policies maintained by any Loan Party or any receipt by any Loan Party of any notice from any insurance carrier regarding any intended or threatened cancellation, non-renewal, reduction or material amendment of any of such policies, and Borrower Representative shall promptly deliver to Agent copies of all notices and related documentation received by any Loan Party in connection with the same.
(b)    Borrower Representative shall deliver to Agent no later than fifteen (15) days prior to the expiration of any then current insurance policies, insurance certificates evidencing renewal of all such insurance policies required by this Section 7.14. Borrower Representative shall deliver to Agent, upon Agent's reasonable request, certificates evidencing such insurance coverage in such form as Agent shall specify.
(c)    IF ANY LOAN PARTY AT ANY TIME OR TIMES HEREAFTER SHALL FAIL TO OBTAIN OR MAINTAIN ANY OF THE POLICIES OF INSURANCE REQUIRED ABOVE (AND PROVIDE EVIDENCE THEREOF TO AGENT) OR TO PAY ANY PREMIUM RELATING THERETO, THEN AGENT, WITHOUT WAIVING OR RELEASING ANY OBLIGATION OR DEFAULT BY ANY BORROWER HEREUNDER, MAY (BUT SHALL BE UNDER NO OBLIGATION TO) OBTAIN AND MAINTAIN SUCH POLICIES OF INSURANCE AND PAY SUCH PREMIUMS AND TAKE SUCH OTHER ACTIONS WITH RESPECT THERETO AS AGENT DEEMS ADVISABLE UPON NOTICE TO BORROWER REPRESENTATIVE. SUCH INSURANCE, IF OBTAINED BY AGENT, MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY'S INTERESTS OR PAY ANY CLAIM MADE BY OR AGAINST ANY LOAN PARTY WITH RESPECT TO THE COLLATERAL. SUCH INSURANCE MAY BE MORE EXPENSIVE THAN THE COST OF INSURANCE ANY LOAN PARTY MAY BE ABLE TO OBTAIN ON ITS OWN AND MAY BE CANCELLED ONLY UPON THE APPLICABLE LOAN PARTY PROVIDING EVIDENCE THAT IT HAS OBTAINED THE INSURANCE AS REQUIRED ABOVE. ALL SUMS DISBURSED BY AGENT IN CONNECTION WITH ANY SUCH ACTIONS, INCLUDING COURT COSTS, EXPENSES, OTHER CHARGES RELATING THERETO AND REASONABLE INTERNAL AND EXTERNAL ATTORNEY COSTS, SHALL CONSTITUTE LOANS HEREUNDER, SHALL BE PAYABLE ON DEMAND BY BORROWERS TO AGENT AND, UNTIL PAID, SHALL BEAR INTEREST AT THE HIGHEST RATE THEN APPLICABLE TO LOANS HEREUNDER.
7.15    Financial, Collateral and Other Reporting / Notices. Each Loan Party has kept, and will at all times keep, adequate records and books of account with respect to its business activities and the Collateral in which proper entries are made in accordance with GAAP reflecting all its financial transactions. The information provided in the Perfection Certificate is correct and complete in all respects. Each Loan Party will cause to be prepared and furnished to Agent, in each case in a form and in such detail as is acceptable to Agent the following items (the items to be provided under this Section 7.15 shall be delivered to Agent by posting on ABLSoft or, if requested by Agent, by another form of Approved Electronic Communication or in writing):

(a)    Annual Financial Statements. Not later than ninety (90) days after the close of each Fiscal Year, unqualified, audited financial statements of the Parent and its Subsidiaries on a consolidated basis as of the end of such Fiscal Year, including balance sheet, income statement, and statement of cash flow for such Fiscal Year, certified by a firm of independent certified public accountants of recognized standing selected by Borrowers but acceptable to Agent, together with a copy of any management letter issued in connection therewith, together with unaudited consolidating financial statements for the Loan Parties (it being understood that the obligation to furnish the foregoing to the Agent shall be deemed to be satisfied in respect of any fiscal year of the Parent by the filing of the Parent’s annual report on Form 10-K for such fiscal year with the Securities and Exchange Commission to the extent the foregoing are included therein). Concurrently with the delivery of such financial statements, Borrower Representative shall deliver to Agent a Compliance Certificate, indicating whether (i) Borrowers are in compliance with each of the covenants specified in Section 9, and setting forth a detailed calculation of such covenants and (ii) any Default or Event of Default is then in existence;
(b)    Interim Financial Statements.
(i)    Monthly Financial Statements. Not later than thirty (30) days after the end of each month hereafter, including the last month of each Fiscal Year, unaudited interim financial statements of the Parent and its consolidated Subsidiaries as of the end of such month and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement, statement of cash flow, and results of their respective operations during such month and the then-elapsed portion of the Fiscal Year, together with comparative figures for the same periods in the immediately preceding Fiscal Year and the corresponding figures from the budget for the Fiscal Year covered by such financial statements, in each case on a consolidated and consolidating basis, certified by an Authorized Officer of Borrower Representative as prepared in accordance with GAAP and fairly presenting in all material respects the consolidated financial position and results of operations (including management discussion and analysis of such results) the Parent and its consolidated Subsidiaries for such month and period subject only to changes from ordinary course year‑end audit adjustments and except that such statements need not contain footnotes. Concurrently with the delivery of such financial statements, Borrower Representative shall deliver to Agent a Compliance Certificate, indicating whether any Default or Event of Default is then in existence.
(ii)    Quarterly Financial Statements. Not later than forty five (45) days after the end of each fiscal quarter hereafter, including the last fiscal quarter of each Fiscal Year, unaudited interim financial statements of the Parent and its consolidated Subsidiaries as of the end of such fiscal quarter and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement, statement of cash flow, and results of their respective operations during such fiscal quarter and the then-elapsed portion of the Fiscal Year, together with comparative figures for the same periods in the immediately preceding Fiscal Year and the corresponding figures from the budget for the Fiscal Year covered by such financial statements, in each case on a consolidated and consolidating basis, certified by an Authorized Officer of Borrower Representative as prepared in accordance with GAAP and fairly presenting in all material respects the consolidated financial position and results of operations (including management discussion and analysis of such results) of the Parent and its consolidated Subsidiaries for such fiscal quarter and period subject only to changes from ordinary course year end audit adjustments and except that such statements need not contain footnotes (it being understood that the obligation to furnish the foregoing to the Agent shall be deemed to be satisfied in respect of any fiscal quarter of the Parent by the filing of the Parent’s annual report on Form 10-Q for such fiscal year with the Securities and Exchange Commission to the extent the foregoing are included therein). Concurrently with the delivery of such financial statements, Borrower Representative shall deliver to Agent a Compliance Certificate, indicating whether (i) Borrowers are in compliance with each of the covenants specified in Section 9, and setting forth a detailed calculation of such covenants, and (ii) any Default or Event of Default is then in existence; and
(c)    Borrowing Base / Collateral Reports / Insurance Certificates / Perfection Certificates / Other Items. The items described on Annex II hereto by the respective dates set forth therein.
(d)    Projections, Etc. Not later than thirty (30) days after the end of each Fiscal Year, monthly business projections for such Fiscal Year for the Loan Parties on a consolidated basis;
(e)    [Reserved].
(f)    ERISA Reports. Copies of any annual report filed pursuant to the requirements of ERISA in connection with each Plan subject thereto promptly upon request by Agent and in addition, each Loan Party shall promptly notify Agent upon having knowledge of any ERISA Event (provided that notice provided by one Loan Party is deemed to constitute notice from all Loan Parties); and
(g)    [Reserved].
(h)    Notification of Certain Changes. Promptly (and in no case later than the earlier of (i) three Business Days after the occurrence of any of the following and (ii) such other date that such information is required to be delivered pursuant to this Agreement or any other Loan Document) notification to Agent in writing of (A) the occurrence of any Default or Event of Default, (B) the occurrence of any event that has had, or may have, a Material Adverse Effect, (C) any investigation, action, suit, proceeding or claim (or any material development with respect to any existing investigation, action, suit, proceeding or claim) relating to any Loan Party, any officer or director of a Loan Party, on the Collateral and, in each case, which could reasonably be expected to result in a Material Adverse Effect, (D) any material loss or damage to the ABL Priority Collateral, (E) any event or the existence of any circumstance that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, any Default, or any Event of Default, or which would make any representation or warranty previously made by any Loan Party to Agent untrue in any material respect or constitute a material breach if such representation or warranty was then being made, and (F) change in any Loan Party's certified independent accountant. In the event of each such notice under this Section 7.15(h), Borrower Representative shall give notice to Agent of the action or actions that each Loan Party has taken, is taking, or proposes to take with respect to the event or events giving rise to such notice obligation.
(i)    Other Information. Promptly upon request, such other data and information (financial and otherwise) as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral or each Loan Party's business or financial condition or results of operations.
(j)    [Reserved].
(k)    Notices Relating to Term Loan Debt. Promptly after any Loan Party knows or has reason to know that any Default or Event of Default has occurred and is continuing, any “Default” or “Event of Default” under and as defined in any Term Loan Documents has occurred and is continuing occurred, but in any event not later than two (2) Business Days after any Loan Party becomes aware thereof, a notice from the Borrower Representative of such Default, Event of Default, “Default”, “Event of Default” describing the same in reasonable detail and a description of the action that the Loan Parties have taken and propose to take with respect thereto.
7.16    Reserved.

7.17    Maintenance of Collateral, Etc. Each Loan Party will maintain all of the Collateral used and useful in the business in good working condition, ordinary wear and tear excepted, and no Loan Party will use the Collateral for any unlawful purpose.
7.18    Reserved.
7.19    No Default. No Default or Event of Default has occurred and is continuing.
7.20    No Material Adverse Change. Since December 31, 2018, there has been no event or condition which has resulted in a Material Adverse Effect.
7.21    Full Disclosure. Excluding projections and other forward-looking information, pro forma financial information and information of a general economic or industry nature, no report, notice, certificate, information or other statement delivered or made (including, in electronic form) by or on behalf of any Loan Party or any of its Affiliates to Agent or Lender in connection with this Agreement or any other Loan Document contains or will at any time contain, taken as a whole and together with all updates and supplements thereto, any untrue statement of a material fact, or omits or will at any time omit to state any material fact necessary to make any statements contained herein or therein not materially misleading in light of the circumstances in which such statements were made. Any projections and other forward-looking information and pro forma financial information contained in such materials were prepared in good faith based upon assumptions that were believed by such Loan Party to be reasonable at the time prepared and at the time (it being recognized that such projections and other forward-looking information and pro forma financial information are not to be viewed as facts and that actual results during the period or periods covered by any such projections or information may differ from the projected results, and such differences may be material).
7.22    Sensitive Payments. No Loan Party (a) has made or will at any time make any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the applicable laws of the United States or the jurisdiction in which made or any other applicable jurisdiction, (b) has established or maintained or will at any time establish or maintain any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) has made or will at any time make any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment or (d) has engaged in or will at any time engage in any "trading with the enemy" or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar applicable laws, rules or regulations.
7.23    Subordinated Debt.
(a)    Borrower Representative has furnished Agent a true, correct and complete copy of each of the Subordinated Debt Documents. No statement or representation made in any of the Subordinated Debt Documents by any Borrower or any other Loan Party or, to any Borrower Representative 's knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time that such statement or representation is made. Each of the representations and warranties of the Loan Parties set forth in each of the Subordinated Debt Documents are true and correct in all respects. No portion of the Subordinated Debt is, or at any time shall be, (i) secured by any assets of any of the Loan Parties or any other Person or any equity issued by any of the Loan Parties or any other Person (except to the extent expressly permitted by the Subordinated Debt Subordination Agreement) or (ii) guaranteed by any Person (except to the extent expressly permitted by the Subordinated Debt Subordination Agreement).

(b)    The provisions of the Subordinated Debt Subordination Agreement are enforceable against each holder of the Subordinated Debt. Each Borrower and each other Loan Party acknowledges that Agent is entering into this Agreement and extending credit and making the Loans in reliance upon the Subordinated Debt Subordination Agreement and this Section 7.23. All Obligations constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Debt Documents and the Subordinated Debt Documents.
(c)    To the knowledge of the Loan Parties, the provisions of the Intercreditor Agreement are enforceable against the Term Loan Agents and each holder of any portion of the Term Loan Debt, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditor’s rights generally and by general equitable principles. Each Loan Party acknowledges that Agent and Lenders are entering into this Agreement and extending credit and making the Loans and causing Letters of Credit to be issued in reliance upon the Intercreditor Agreement and this Section 7.29.
7.24    Access to Collateral, Books and Records. At reasonable times, Agent and its representatives or agents shall have the right to inspect the Collateral and to examine and copy each Loan Party's books and records. Each Loan Party agrees to give Agent access to any or all of such Loan Party's, and each of its Subsidiaries', premises to enable Agent to conduct such inspections and examinations. The Agent may, in its Permitted Discretion, undertake two (2) such inspections in each such twelve (12) month period at the Loan Parties expense (provided that in any twelve (12) month period in which a Dominion Trigger Period occurs, the Agent may undertake up to three (3) such inspections in each twelve (12) month period at the Loan Parties’ expense) and, in all cases, the charge therefor shall be $1,200 per person per day (or such higher amount as shall represent Agent's then current standard charge), plus out-of-pocket expenses. Notwithstanding the foregoing, the Agent may cause additional inspections to be undertaken if required by law, if an Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.
7.25    Appraisals. At reasonable times and after reasonably notice, each Loan Party will permit Agent and each of its representatives or agents to conduct appraisals and valuations of the Collateral at such times and intervals as Agent may designate. The Agent may, in its Permitted Discretion, conduct one (1) such appraisal and valuation in each twelve (12) month period at Loan Parties’ expense (provided that in any twelve (12) month period in which a Dominion Trigger Period occurs, the Agent may undertake up to two (2) such appraisals and valuations in each twelve (12) month period at the Loan Parties’ expense). Notwithstanding the foregoing, the Agent may cause additional appraisals to be undertaken if required by law or if an Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.
7.26    Lender Meetings. Upon the request of any Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each fiscal quarter), participate in a telephonic meeting with the Agents and the Lenders at such time as may be agreed to by Borrower Representative and such Agent or the Required Lenders.
7.27    Interrelated Businesses. Loan Parties make up a related organization of various entities constituting a single economic and business enterprise so that Loan Parties share an identity of interests such that any benefit received by any one of them benefits the others. From time to time each of the Loan Parties may render services to or for the benefit of the other Loan Parties, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Loan Parties (including inter alia, the payment by such Loan Parties of creditors of the other Loan Parties and guarantees by such Loan Parties of indebtedness of the other Loan Parties and provides administrative, marketing, payroll and management services to or for the benefit of the other Loan Parties). Loan Parties have the same centralized accounting and legal services, certain common officers, directors and/or managers, and generally do not provide stand-alone consolidating financial statements to creditors.
7.28    Parent. Parent shall not: (a) engage in any activities other than acting as a holding company and transactions incidental thereto, maintaining its corporate existence, and entering into and performing its obligations under the Loan Documents and the Term Loan Documents; (b) hold any assets other than (i) all of the issued and outstanding Equity Interests of any Borrower or other Parent, (ii) contractual rights pursuant to the Loan Documents and the Term Loan Documents, and (iii) cash in an amount not to exceed the amount required for the purpose of promptly paying general operating expenses (including without limitation audit fees, reasonable and customary director and officer compensation and indemnification obligations pursuant to its Governing Documents); and (c) incur any liabilities other than under the Loan Documents, the Term Loan Documents and obligations incurred in the Ordinary Course of Business related to its existence, including Taxes, franchise or other entity existence taxes and fees payable to its state of incorporation or organization, payment of reasonable and customary director fees and expenses, and indemnification obligations pursuant to its Governing Documents.
7.29    Term Loan Debt. Borrower Representative has furnished Agent a true, correct and complete copy of each of the Term Loan Documents.
7.30    Canadian Benefit Plans. Except where the failure to perform any obligation or make any withholding, collection or payment, as applicable, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (1) all obligations of the Loan Parties (including fiduciary, funding, investment, administration and reporting obligations) required to be performed by them in connection with the Canadian Benefit Plans and the funding agreements therefor have been performed (2) all contributions or premiums required to be made or paid by the Loan Parties to the Canadian Benefit Plans have been made or paid in a timely fashion in accordance with the terms of such plans and all applicable laws, and (3) all employee contributions to the Canadian Benefit Plans by way of authorized payroll deduction or otherwise have been properly withheld or collected by the Loan Parties and have been fully paid into those plans in compliance with the plans and applicable laws. There have been no improper withdrawals or applications of the assets of the Canadian Benefit Plans, except where any such withdrawals or applications could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. There is no proceeding, action, suit or claim (other than routine claims for benefits) pending or threatened involving the Canadian Benefit Plans, and no facts exist which could reasonably be expected to give rise to that type of proceeding, action, suit or claim, except where the outcome thereof could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No promises of benefit improvements under the Canadian Benefit Plans by the Loan Parties have been made except where improvement could not have a Material Adverse Effect. The Loan Parties shall perform all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with each Canadian Benefit Plan and the funding media therefor; make all contributions and pay all premiums required to be made or paid by it or them in accordance with the terms of the plan and all applicable laws; and withhold by way of authorized payroll deductions or otherwise collect and pay into the plan all employee contributions required to be withheld or collected in accordance with the terms of the plan and all applicable laws.
7.31    Canadian Pension Plans. Other than as disclosed to the Agent in the Perfection Certificate, none of the Loan Parties has any Canadian Pension Plans and none of the Loan Parties shall establish or maintain a Canadian Pension Plan without the prior written consent of the Agent.

7.32    Post-Closing Matters. The Loan Parties shall satisfy the requirements set forth on Schedule 7.32 hereof on or before the dates specified therein or such later date to be determined by Agent, at its sole option, each of which shall be completed or provided in form and substance reasonably satisfactory to Agent. The failure to satisfy any such requirement on or before the date when due (or within such longer period as Agent may agree at its sole option) shall be an Event of Default, except as otherwise agreed to by Agent at its sole option.
7.33    Anti-Corruption Laws and Sanctions. The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, its Subsidiaries and their respective officers and employees, to the knowledge of the Parent its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Parent, its Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of the Parent, any agent of the Parent or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No borrowing of any Loans or issuance of any Letters of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
8.    NEGATIVE COVENANTS. On and after the Closing Date and until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and expenses payable hereunder have been paid in full and all Letters of Credit have expired, terminated or been Cash Collateralized and all unpaid drawings under any Letters of Credit shall have been reimbursed, each Loan Party covenants and agrees that such Loan Party shall not permit, and such Loan Party shall not permit any other Loan Party to:
8.1    Fundamental Changes. Merge, Divide, or consolidate with another Person, form any new Subsidiary that is organized under the laws of the United States or Canada or any province thereof (unless such new Subsidiary becomes party to this Agreement and the other Loan Documents), including by any Division thereof, acquire any interest in any Person, or wind-up its business operations or cease substantially all or any material portion of its normal business operations, dissolve or liquidate, except for the following:
(a)    any Borrower may merge or consolidate with any other Borrower; and
(b)    any Person (other than a Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if any party to such merger is a Loan Party, such surviving entity is (or becomes) a Subsidiary that is a Loan Party concurrently with such merger.
Notwithstanding the foregoing, this Section 8.1 shall not prohibit any Permitted Acquisition.
8.2    Asset Sales. Sell, transfer, return, or dispose of any Collateral (including pursuant to any Division), except:
(a)    sales, transfers and dispositions of (i) Inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus assets or property no longer material to the operation of a Loan Party's business and in the ordinary course of business;
(b)    sales, transfers and dispositions constituting an Investment permitted by Section 8.3;

(c)    dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of (i) Parent or any Subsidiary or (ii) a customer or other Person being held by Parent or any Subsidiary;
(d)    the creation of Liens permitted by Section 8.5 and dispositions as a result thereof;
(e)    sales of accounts receivable and related assets pursuant to the Specified Vendor Receivables Financings;
(f)    Restricted Payments permitted by Section 8.6; and
(g)    so long as no Event of Default shall have occurred and then be continuing, sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that (i) any sale, transfer or other disposition of ABL Priority Collateral shall not exceed $5,000,000, (ii) the net proceeds of any such transactions are applied to repay Revolving Loans and (iii) after giving effect thereto and to any such application of net proceeds, to Revolving Loans hereunder, Excess Availability shall not be negative; and
(h)    sales, transfers and dispositions to a Loan Party or a Subsidiary (other than with respect to ABL Priority Collateral); provided that any book value and the fair market value (whichever is higher) of all property that is subject to such sales, transfers or dispositions from a Loan Party to a Subsidiary that is not a Loan Party shall not exceed $10,000,000 in the aggregate for all such sales, transfers or dispositions made after the date hereof and all such sales, transfers or dispositions shall be made in the ordinary course of business and in compliance with Sections 8.3 and 8.9.
8.3    Investments and Loans. Purchase, hold or acquire any capital stock, evidences of Indebtedness or other Equity Interests (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, Guaranty any obligations of, or make or permit to exist any investment in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger, Division or otherwise), except for:
(a)    Permitted Investments;
(b)    Guarantees permitted by Section 8.4(b);
(c)    investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the Ordinary Course of Business;
(d)    any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 8.2;
(e)    unsecured Guarantees of leases entered into by any Loan Party or its Subsidiary as lessee in the Ordinary Course of Business;
(f)    extensions of credit in the nature of accounts receivable or notes receivable in the Ordinary Course of Business;

(g)    loans or advances to employees made in the Ordinary Course of Business consistent with prudent business practice and not exceeding $100,000 in the aggregate outstanding at any one time;
(h)    investments made (i) in an amount not to exceed the net proceeds of any issuance of Equity Interests in Parent issued after the Closing Date when made or (ii) with Equity Interests in Parent;
(i)    investments, loans or advances in addition to those permitted by the other clauses of this Section 8.3 not exceeding in the aggregate $1,000,000 at any time outstanding, provided that no Default or Event of Default exists at the time that such investment, loan or advance is made or is caused thereby; and
(j)    investments (other than with respect to ABL Priority Collateral) by the Loan Parties in their respective Subsidiaries that exist immediately prior to any applicable transaction; provided that (i) any such Equity Interests held by a Loan Party shall be pledged to the extent required by this Agreement, subject to the Intercreditor Agreement, and (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and guarantees by Loan Parties of Indebtedness of Subsidiaries that are not Loan Parties shall not at any time exceed $10,000,000;
(k)    loans or advances made by the Borrowers to any Subsidiary, provided that such loans and advances shall be evidenced by a promissory note pledged hereunder, subject to the Intercreditor Agreement, and (ii) the amount of such loans and advances shall be subject to the limitations set forth in clause (j) above;
(l)    investments in the form of Hedging Agreements permitted hereunder;
(m)    payroll, travel and similar advances to cover matters that are expected at the time of such advances to ultimately be treated as expenses for accounting purposes and that are made in the ordinary course of business; and
(n)    other investments of a type not otherwise described in the foregoing clauses (other than with respect to ABL Priority Collateral) if and to the extent the Required Conditions are satisfied with respect to such investment on the date such investment is made.
8.4    Indebtedness; Certain Equity Interests. Incur any Indebtedness other than:
(a)    Permitted Indebtedness;
(b)    Indebtedness of a Loan Party to any other Loan Party or to any Subsidiary of any Loan Party that is not secured by a Lien and subject to a Subordinated Debt Subordination Agreement;
(c)    Indebtedness in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided in the Ordinary Course of Business;
(d)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the Ordinary Course of Business; provided, however, that such Indebtedness is extinguished within 10 days of incurrence;

(e)    Indebtedness arising in connection with endorsement of instruments for deposit in the Ordinary Course of Business;
(f)    Indebtedness incurred in connection with the financing of insurance premiums in an aggregate amount at any time outstanding not to exceed the premiums owed under such policy, if applicable;
(g)    contingent obligations to financial institutions, in each case to the extent in the Ordinary Course of Business and on terms and conditions which are within the general parameters customary in the banking industry, entered into to obtain cash management services or deposit account overdraft protection services (in an amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes and other customary, contingent obligations incurred in the Ordinary Course of Business;
(h)    unsecured Guarantees of facility leases of any Loan Party;
(i)    obligations of the Parent or any of its Subsidiaries under Hedging Agreements permitted under Section 8.14 with respect to interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Agreements relate to interest rates, (A) such Hedging Agreements relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (B) the notional principal amount of such Hedging Agreements at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Agreements relate;
(j)    Indebtedness of Parent under the Convertible Notes outstanding on the Closing Date and any Permitted Refinancing Indebtedness with respect thereto; and
(k)    unsecured Indebtedness of the Loan Parties in an amount not to exceed $15,000,000 at any time outstanding; provided that (i) such Indebtedness shall not mature prior to the date that is 91 days after the Maturity Date in effect at the time of the issuance of such Indebtedness and shall not have any principal payments due prior to such date, except upon the occurrence of a change of control or similar event (including asset sales), in each case so long as the provisions relating to change of control or similar events (including asset sales) included in the governing instrument of such Indebtedness provide that the provisions of this Agreement must be satisfied prior to the satisfaction of such provisions of such Indebtedness, (ii) such Indebtedness shall not have any financial maintenance covenants, (iii) such Indebtedness shall not have a definition of “Change of Control” or “Change in Control” (or any other defined term having a similar purpose) that is materially more restrictive than the definition of Change in Control set forth herein, (iv) such Indebtedness is subordinated to the Obligations on terms reasonably acceptable to the Required Lenders and (v) no such Indebtedness shall be, directly or indirectly, provided by any lender or agent or Affiliate of any lender or agent under the Second Lien Term Loan Agreement.
8.5    Liens. Create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever or authorize under the UCC of any jurisdiction a Financing Statement (or similar instrument under laws of other jurisdictions) naming the Loan Party as debtor, or execute any security agreement authorizing any secured party thereunder to file such Financing Statement, other than in favor of Agent to secure the Obligations, on any of its assets whether now or hereafter owned, other than:
(a)    Permitted Liens;

(b)    Liens, rights of setoff and other similar Liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts maintained by any Lender, in each case granted in the Ordinary Course of Business in favor of such Lender with which such accounts are maintained, securing amounts owing to such Lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness for borrowed money;
(c)    licenses or sublicenses of Intellectual Property granted by any Loan Party in the Ordinary Course of Business and not interfering in any material respect with the ordinary conduct of business of the Loan Parties;
(d)    the filing of UCC financing statements solely as a precautionary measure in connection with operating leases;
(e)    Liens for the benefit of a seller deemed to attach solely to cash earnest money deposits in connection with a letter of intent or acquisition agreement with respect to a Permitted Acquisition; and
(f)    Liens in respect of the Specified Vendor Receivables Financings permitted under this Agreement;
(g)    other Liens on assets other than ABL Priority Collateral securing liabilities not in excess of $5,000,000;
(h)    Liens of a collection bank arising in the Ordinary Course of Business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;
(i)    Reserved;
(j)    Liens deemed to exist in connection with investments permitted under Section 8.3 that constitute repurchase obligations and in connection with related set-off rights; and
(k)    Liens of sellers of goods to the Loan Parties arising under Article 2 of the UCC in effect in the relevant jurisdiction in the ordinary course of business, covering only the goods sold and covering only the unpaid purchase price for such goods and related expenses and in an aggregate amount not to exceed $100,000 outstanding at any time.
8.6    Restricted Payments. Pay or declare any Restricted Payments except that:
(a)    Parent may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock;
(b)    each Loan Party may declare and pay dividends ratably with respect to their Equity Interests;
(c)    each Loan Party may make Permitted Tax Distributions;

(d)    each Loan Party may make Restricted Payments (other than with ABL Priority Collateral) if and to the extent the Required Conditions are satisfied with respect to each such payment on the date such payment is made; and
(e)    Parent may make payments or deliveries in shares of its common stock and cash in lieu of fractional shares required by the terms of, and otherwise perform its obligations under, the Convertible Notes Indenture (including, without limitation, making payments of interest and principal thereon and/or making deliveries (other than in cash) due upon conversion thereof).
8.7    Certain Sinking Fund Payments. Make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:
(a)    Payment of the Obligations;
(b)    payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of subordinated Indebtedness prohibited by the subordination provisions thereof;
(c)    refinancings of Indebtedness to the extent permitted by Section 8.4;
(d)    payment of secured Indebtedness out of the proceeds of any sale or transfer of the property or assets securing such Indebtedness;
(e)    payments of Indebtedness with the net proceeds of an issuance of Equity Interests in Parent;
(f)    payment of or in respect of the Term Loan Debt and Indebtedness or obligations secured by the First Lien Term Loan Documents and Second Lien Term Loan Documents, as applicable; and
(g)    payments of Debt; provided that at the time of and immediately after giving effect to such payment, the Required Conditions are met.
8.8    Business. Engage, directly or indirectly, in a business other than the business which is being conducted on the Closing Date, wind up its business operations or cease substantially all, or any material portion, of its normal business operations, or suffer any material disruption, interruption or discontinuance of a material portion of its normal business operations.
8.9    Transactions With Affiliates. Directly, or indirectly, purchase, acquire or lease any property from, sell, transfer or lease any property to, enter into any contract do any of the foregoing with, or enter into any transaction or deal with an Affiliate of any (i) Loan Party or (ii) officer, director, manager, member or equity holder of any Loan Party, in each case other than:
(a)    any Restricted Payment permitted by Section 8.6;
(b)    the transactions described on Schedule 8.9 hereto and such other transactions that are entered into in the Ordinary Course of Business and on terms and conditions at least as favorable to such

Loan Party as could reasonably be obtained by such Loan Party at that time in a comparable arm's-length transaction with a person other than an Affiliate; and
(c)    transactions among Loan Parties not involving any other Affiliate.
8.10    Modifications to Governing Documents. Agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of any Loan Party's Governing Documents, except for such amendments or other modifications required by applicable law or that are not materially adverse to Lender; provided, that any change to any jurisdiction of organization, or entering into any transaction which has the effect of changing any jurisdiction of organization, shall be made in compliance with Section 7.8.
8.11    Burdensome Restrictions.
(a)    Enter into any covenant or other agreement that restricts or is intended to restrict it from pledging or granting a security interest in, mortgaging, assigning, encumbering or otherwise creating a Lien on any of its property, whether, real or personal, tangible or intangible, existing or hereafter acquired, in favor of Agent to secure the Obligations, other than in connection with any document or instrument governing Liens permitted pursuant to clause (a) or (l) of the definition of Permitted Liens, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.
(b)    Create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than any Loan Document) of any kind on the ability of any such Person to pay or make any dividends or distributions to any Loan Party, to pay any of the Obligations, to make loans or advances or to transfer any of its property or assets to any Loan Party.
8.12    Modifications to Term Loan Debt Documents. Without the prior written consent of the Agent, amend, modify, change, waive, or obtain any consent, waiver or forbearance with respect to, any of the terms or provisions of any agreement, instrument, document, indenture, or other writing evidencing or concerning the Term Loan Debt (including the Term Loan Documents) in a manner which would be adverse to the Lenders, provided that (x) any amendment or modification which would have the effect of (i) any extension of maturity of any Indebtedness thereunder, (ii) any increase to the rates of interest payable thereunder to the extent such interest in payable only in kind and not in cash, and/or any reduction to the rates of interest payable thereunder in cash, (iii) any increase in the principal amount of the loans and advances outstanding thereunder and/or issuance of any commitments to make any future loans or advances thereunder and/or the funding of any additional loans or advances thereunder to the extent that interest on such additional principal and/or the principal amount of such future/additional loans are advances are payable only in kind and not in cash, shall not be adverse to the Lenders, and (y) any amendment or modification that provides for (i) any shortening of any scheduled maturity thereunder, or the addition of or increase to any mandatory prepayments thereunder, or any addition of or increase of any scheduled amortization payments thereunder or (ii) any increase in cash interest rates (excluding the imposition of any default rates provided for therein on the Closing Date) shall be deemed adverse to the Lenders.
8.13    Term Loan Debt Payments. Pay or make any payments (whether voluntary or mandatory, or a prepayment, distribution, redemption, retirement, defeasance or acquisition) with respect to the Term Loan Debt other than (i) regularly scheduled payments of principal and interest and mandatory prepayments permitted by the Intercreditor Agreement and (ii) voluntary prepayments permitted by the Intercreditor Agreement.

8.14    Hedging Agreements. Enter into any Hedging Agreement, other than Hedging Agreements entered into in the Ordinary Course of Business and which are not speculative in nature to hedge or mitigate risks to which the Parent or any other Subsidiary is exposed in the conduct of its business or the management of its assets or liabilities (including Hedging Agreements that effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise).

9.	FINANCIAL COVENANTS. Each Loan Party shall at all times comply with the following financial covenants:
9.1    [Reserved].
9.2    Capital Expenditure Limitation. Loan Parties shall not make any Capital Expenditures if, after giving effect to such Capital Expenditures, the aggregate cost of all Capital Expenditures of the Loan Parties would exceed $30,000,000 during any Fiscal Year.

10.	LIMITATION OF LIABILITY AND INDEMNITY.
10.1    [Reserved].
10.2    Limitation of Liability. In no circumstance will any of the Released Parties be liable for lost profits or other special, punitive, or consequential damages. Notwithstanding any provision in this Agreement to the contrary, this Section 10.2 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.
10.3    Indemnity.
(a)    Each Loan Party hereby agrees to indemnify the Released Parties and hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including internal and external attorneys' fees), of every nature, character and description, which the Released Parties may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or any other Loan Documents or any of the Obligations, including any transactions or occurrences relating to the issuance of any Letter of Credit, any Collateral relating thereto, any drafts thereunder and any errors or omissions relating thereto (including any loss or claim due to any action or inaction taken by the issuer of any Letter of Credit, Agent or any Lender) (and for this purpose any charges to Agent or any Lender by any issuer of Letters of Credit shall be conclusive as to their appropriateness and may be charged to the Loan Account), or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Agent or any Lender relating to any Loan Party or the Obligations (except any such amounts sustained or incurred solely as the result of the gross negligence or willful misconduct of such Released Parties, as finally determined by a court of competent jurisdiction). This Section 10.3 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Notwithstanding any provision in this Agreement to the contrary, this Section 10.3 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.
(b)    To the extent that any Loan Party fails to pay any amount required to be paid by it to Agent (or any Released Party of Agent) under paragraph (a) above, each Lender severally agrees to pay to Agent (or such Released Party), such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that any such payment by the Lenders shall not relieve any Loan Party of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against Agent in its capacity as such.

11.	EVENTS OF DEFAULT AND REMEDIES.
11.1    Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":
(a)    Payment. If any Loan Party fails to pay to Agent, when due (i) any principal or (ii) any interest payment or any other monetary Obligation required under this Agreement or any other Loan Document, and such failure shall continue unremedied for a period of two (2) Business Days;
(b)    Breaches of Representations and Warranties. If any warranty, representation, statement, report or certificate made or delivered to Agent or any Lender by or on behalf of any Loan Party is untrue or misleading in any material respect (except where such warranty or representation is already qualified by Material Adverse Effect, materiality, dollar thresholds or similar qualifications, in which case such warranty or representation shall be accurate in all respects);
(c)    Breaches of Covenants.
(i)    If any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in Section 6.1, 6.7, 7.2 (limited to the last sentence of Section 7.2), 7.8, 7.13, 7.14, 7.15, 7.24, 7.25, 7.27, 7.28, 7.29, 7.30, 7.31, 7.32, 7.33, 8 or 9; or
(ii)    If any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in any provision of this Agreement or any other Loan Document and not addressed in clauses Sections 11.1(a), (b) or (c)(i), and the continuance of such default unremedied for a period of 25 days;
(d)    Judgment. If one or more judgments aggregating in excess of $1,000,000 is obtained against any Loan Party which remains unstayed for more than thirty (30) days or is enforced;
(e)    Cross-Default. If any default occurs with respect to any Material Debt (other than the Obligations, the Term Loan Debt or the Subordinated Debt), including a “Fundamental Change” as defined in the Convertible Notes Indenture, of any Loan Party if (i) such default shall consist of the failure to pay such Indebtedness when due, whether by acceleration or otherwise or (ii) the effect of such default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness or to cause such Indebtedness to become due prior to the stated maturity thereof (without regard to the existence of any subordination or intercreditor agreements);
(f)    Dissolution. The dissolution, termination of existence, insolvency or business failure or suspension or cessation of business as usual of any Loan Party (or of any general partner of any Loan Party if it is a partnership);
(g)    Voluntary Bankruptcy or Similar Proceedings. If any Loan Party shall apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or be the subject of an order for relief under the Bankruptcy Code or under any bankruptcy or insolvency law of a foreign jurisdiction, or file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;
(h)    Involuntary Bankruptcy or Similar Proceedings. The commencement of an involuntary case or other proceeding against any Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or if an order for relief is entered against any Loan Party under any bankruptcy, insolvency or other similar applicable law as now or hereafter in effect; provided, that if such commencement of proceedings is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty days after the commencement of such proceedings, though Agent and Lenders shall have no obligation to make Loans to or issue, or cause to be issued, Letters of Credit on behalf of, Borrowers during such forty-five day period or, if earlier, until such proceedings are dismissed;
(i)    Revocation or Termination of Guaranty or Security Documents. The actual or attempted revocation or termination of, or limitation or denial of liability under, any guaranty of any of the Obligations, or any security document securing any of the Obligations, by any Loan Party;
(j)    Subordinated Indebtedness.
(i)    A Default or Event of Default (as such terms are defined in the Subordinated Debt Documents) with respect to the Subordinated Debt or the occurrence of any condition or event that results in the Subordinated Debt becoming due prior to its scheduled maturity as of the Closing Date or permits any holder or holders of the Subordinated Debt or any trustee or agent on its or their behalf to cause the Subordinated Debt to become due, or require the prepayment, repurchase, redemption of defeasance thereof, prior to its scheduled maturity as of the Closing Date; or
(ii)    If any Loan Party makes any payment on account of the Subordinated Debt or any Indebtedness or obligation which has been contractually subordinated to the Obligations other than payments which are not prohibited by the applicable subordination provisions pertaining thereto, or if any Person who has subordinated such Indebtedness or obligations attempts to limit or terminate any applicable subordination provisions pertaining thereto, in each case, including the Subordinated Debt Subordination Agreement;
(k)    Term Loan Debt. A Default or Event of Default (as such terms are defined in the Term Loan Documents, in each case subject to applicable cure periods) occurs with respect to the Term Loan Debt or the occurrence of any condition or event that results in any portion of the Term Loan Debt becoming due prior to its scheduled maturity as of the Closing Date;
(l)    Change of Control. A Change in Control;
(m)    [Reserved];
(n)    Invalid Liens. Any Lien covering property having a book value or fair market value of $1,000,000 or more purported to be created under any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien on any Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of Agent’s failure to maintain possession (or the failure of Agent’s agent or designee, including without limitation the Term Loan Agent, as Agent’s agent for perfection pursuant to the Intercreditor Agreement, to maintain possession) of any stock certificates, promissory notes or other instruments delivered to it under a Loan Document;
(o)    Termination of Loan Documents. If any of the Loan Documents shall cease to be, or shall have been asserted in writing not to be, in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto);
(p)    Liquidation Sales. The formal engagement of, or employment by, any Loan Party of an agent or other third party or solicitation of proposals for the engagement of any such Person (i) in connection with the proposed liquidation of all or a material portion of its assets, or (ii) to conduct any so-called or “GoingOutOfBusiness” sales;
(q)    Loss of Collateral. The uninsured loss, theft, damage or destruction of any of the Collateral in an amount in excess of $1,000,000 in the aggregate for all such events during any Fiscal Year; or
(r)    Plans. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has or could reasonably be expected to have a Material Adverse Effect; (ii) the existence of any Lien under Section 430(k) or Section 6321 of the Code or Section 303(k) or Section 4068 of ERISA on any assets of a Loan Party, or (iii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000.
11.2    Remedies with Respect to Lending Commitments/Acceleration, Etc. Upon the occurrence of an Event of Default, Agent may (in its sole discretion), or at the direction of Required Lenders, shall, (a) terminate all or any portion of its commitment to lend to or extend credit to Borrowers under this Agreement and/or any other Loan Document, without prior notice to any Loan Party and/or (b) demand payment in full of all or any portion of the Obligations (whether or not payable on demand prior to such Event of Default), together with the Early Termination Fee in the amount specified in Section 3.2(e) and/or (c) take any and all other and further actions and avail itself of any and all rights and remedies available to Agent under this Agreement, any other Loan Document, under law or in equity. Notwithstanding the foregoing sentence, upon the occurrence of any Event of Default described in Section 11.1(g) or Section 11.1(h), without notice, demand or other action by Agent all of the Obligations (including the Early Termination Fee in the amount specified in Section 3.2(e)) shall immediately become due and payable whether or not payable on demand prior to such Event of Default.
11.3    Remedies with Respect to Collateral. Without limiting any rights or remedies Agent or any Lender may have pursuant to this Agreement, the other Loan Documents, under applicable law or otherwise, upon the occurrence and during the continuation of an Event of Default:
(a)    Any and All Remedies. Agent may take any and all actions and avail itself of any and all rights and remedies available to Agent under this Agreement, any other Loan Document, under law or in equity, and the rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.
(b)    Collections; Modifications of Terms. Agent may, but shall be under no obligation to: (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to, or is subject to a security interest in favor of, Agent; (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or Proceeds in its or any Loan Party's name, and apply any such collections against the Obligations as Agent may elect; (iii) take control of any Collateral and any cash and non-cash Proceeds of any Collateral; (iv) enforce, compromise, extend, renew settle or discharge any rights or benefits of each Loan Party with respect to or in and to any Collateral, or deal with the Collateral as Agent may deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of Collateral Agent deems necessary or proper in its reasonable discretion, including extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of, or any other action of any Loan Party and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted to Agent under this Agreement or any other Loan Document.
(c)    Insurance. Agent may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and each Loan Party's name any checks or drafts constituting Proceeds of insurance. Any Proceeds of insurance received by Agent may be applied by Agent against payment of all or any portion of the Obligations as Agent may elect in its reasonable discretion.
(d)    Possession and Assembly of Collateral. Agent may take possession of the Collateral and/or, without removal, render each Loan Party's Equipment unusable. Upon Agent's request, each Loan Party shall assemble the Collateral and make it available to Agent at one or more places designated by Agent.
(e)    Set-off. Agent may and, without any notice to, consent of or any other action by any Loan Party (such notice, consent or other action being expressly waived), set-off or apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of Agent or any Affiliate of Agent and (ii) any Indebtedness at any time owing by Agent or any Affiliate of Agent or any Participant in the Loans to or for the credit or the account of any Loan Party to the repayment of the Obligations, irrespective of whether any demand for payment of the Obligations has been made.
(f)    Disposition of Collateral.
(i)    Sale, Lease, etc. of Collateral. Agent may, without demand, advertising or notice, all of which each Loan Party hereby waives (except as the same may be required by the UCC or other applicable law and is not waivable under the UCC or such other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as determined by Agent (provided such price and terms are commercially reasonable within the meaning of the UCC to the extent such sale or other disposition is subject to the UCC requirements that such sale or other disposition must be commercially reasonable), (A) sell, lease, license or otherwise dispose of any and all Collateral and/or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral. Agent may sell, lease, license or otherwise dispose of any Collateral in its then-present condition or following any preparation or processing deemed necessary by Agent in its reasonable discretion. Agent may be the purchaser at any such public or private sale or other disposition of Collateral, and in such case Agent may make payment of all or any portion of the purchase price therefor by the application of all or any portion of the Obligations due to Agent to the purchase price payable in connection with such sale or disposition. Agent may, if it deems it reasonable, postpone or adjourn any sale or other disposition of any Collateral from time to time by an announcement at the time and place of the sale or disposition to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided, that Agent shall provide the applicable Loan Party with written notice of the time and place of such postponed or adjourned sale or disposition. Each Loan Party hereby acknowledges and agrees that Agent's compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such Collateral.
(ii)    Deficiency. Each Loan Party shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the Proceeds of the sale, lease, license or other disposition of Collateral after such Proceeds are applied to the Obligations as provided in this Agreement.
(iii)    Warranties; Sales on Credit. Agent may sell, lease, license or otherwise dispose of the Collateral without giving any warranties and may specifically disclaim any and all warranties, including but not limited to warranties of title, possession, merchantability and fitness. Each Loan Party hereby acknowledges and agrees that Agent's disclaimer of any and all warranties in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any such disposition of the Collateral. If Agent sells, leases, licenses or otherwise disposes of any of the Collateral on credit, Borrowers will be credited only with payments actually made in cash by the recipient of such Collateral and received by Agent and applied to the Obligations. If any Person fails to pay for Collateral acquired pursuant this Section 11.3(f) on credit, Agent may re-offer the Collateral for sale, lease, license or other disposition.
(g)    Investment Property; Voting and Other Rights; Irrevocable Proxy.
(i)    All rights of each Loan Party to exercise any of the voting and other consensual rights which it would otherwise be entitled to exercise in accordance with the terms hereof with respect to any Investment Property, and to receive any dividends, payments, and other distributions which it would otherwise be authorized to receive and retain in accordance with the terms hereof with respect to any Investment Property, shall immediately, at the election of Control Agent (without requiring any notice) cease, and all such rights shall thereupon become vested solely in Control Agent, and Control Agent (personally or through an agent) shall thereupon be solely authorized and empowered, without notice, to (A) transfer and register in its name, or in the name of its nominee, the whole or any part of the Investment Property, it being acknowledged by each Loan Party that any such transfer and registration may be effected by Control Agent through its irrevocable appointment as attorney-in-fact pursuant to Section 11.3(g)(ii) and Section 6.4, (B) exchange certificates or instruments representing or evidencing Investment Property for certificates or instruments of smaller or larger denominations, (C) exercise the voting and all other rights as a holder with respect to all or any portion of the Investment Property (including all economic rights, all control rights, authority and powers, and all status rights of each Loan Party as a member or as a shareholder (as applicable) of the Issuer), (D) collect and receive all dividends and other payments and distributions made thereon, (E) notify the parties obligated on any Investment Property to make payment to Control Agent of any amounts due or to become due thereunder, (F) endorse instruments in the name of each Loan Party to allow collection of any Investment Property, (G) enforce collection of any of the Investment Property by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (H) consummate any sales of Investment Property or exercise any other rights as set forth in Section 11.3(f), (I) otherwise act with respect to the Investment Property as though Control Agent was the outright owner thereof and (J) exercise any other rights or remedies Agent may have under the UCC, other applicable law or otherwise.
(ii)    EACH LOAN PARTY HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS CONTROL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT FOR SUCH LOAN PARTY WITH RESPECT TO ALL OF EACH SUCH LOAN PARTY'S INVESTMENT PROPERTY WITH THE RIGHT, DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE, TO TAKE

ANY OF THE FOLLOWING ACTIONS: (A) TRANSFER AND REGISTER IN AGENT’S NAME, OR IN THE NAME OF ITS NOMINEE, THE WHOLE OR ANY PART OF THE INVESTMENT PROPERTY, (B) VOTE THE PLEDGED EQUITY, WITH FULL POWER OF SUBSTITUTION TO DO SO, (C) RECEIVE AND COLLECT ANY DIVIDEND OR ANY OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF, OR IN EXCHANGE FOR, THE INVESTMENT PROPERTY OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO ANY LOAN PARTY FOR THE SAME, (D) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES, AND REMEDIES (INCLUDING ALL ECONOMIC RIGHTS, ALL CONTROL RIGHTS, AUTHORITY AND POWERS, AND ALL STATUS RIGHTS OF EACH LOAN PARTY AS A MEMBER OR AS A SHAREHOLDER (AS APPLICABLE) OF THE ISSUER) TO WHICH A HOLDER OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE PLEDGED EQUITY, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR SHAREHOLDERS, CALLING SPECIAL MEETINGS OF MEMBERS OR SHAREHOLDERS, AND VOTING AT SUCH MEETINGS), AND (E) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH AGENT MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF CONTROL AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (x) ALL OF THE OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL IN CASH IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (y) CONTROL AGENT AND LENDERS HAVE NO FURTHER OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (z) THE COMMITMENTS UNDER THIS AGREEMENT HAVE EXPIRED OR HAVE BEEN TERMINATED (IT BEING UNDERSTOOD AND AGREED THAT SUCH OBLIGATIONS WILL BE AUTOMATICALLY REINSTATED IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY CONTROL AGENT OR ANY LENDER FOR ANY REASON WHATSOEVER, INCLUDING AS A PREFERENCE, FRAUDULENT CONVEYANCE, OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING ALL REASONABLE INTERNAL AND EXTERNAL ATTORNEYS' FEES AND DISBURSEMENTS) INCURRED BY CONTROL AGENT AND LENDERS IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL HEREBY BE DEEMED TO BE INCLUDED AS A PART OF THE OBLIGATIONS). SUCH APPOINTMENT OF CONTROL AGENT AS PROXY AND AS ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN ANY GOVERNING DOCUMENTS OF ANY LOAN PARTY, ANY ISSUER, OR OTHERWISE.
(iii)    In order to further effect the foregoing transfer of rights in favor of Control Agent, during the continuance of an Event of Default, each Loan Party hereby authorizes and instructs each Issuer of Investment Property pledged by such Loan Party to comply with any instruction received by such Issuer from Control Agent without any other or further instruction from such Loan Party, and each Loan Party acknowledges and agrees that each Issuer shall be fully protected in so complying, and to pay any dividends, distributions, or other payments with respect to any of the Investment Property directly to Control Agent.
(iv)    Upon exercise of the proxy set forth herein, all prior proxies given by any Loan Party with respect to any of the Pledged Equity or other Investment Property, other than to Control Agent, are hereby revoked, and no subsequent proxies, other than to Control Agent will be given with respect to any of the Pledged Equity or any of the other Investment Property unless Control Agent otherwise subsequently agrees in writing. Control Agent, as proxy, will be empowered and may exercise the irrevocable proxy to vote the Pledged Equity and the other Investment Property at any and all times during the existence of an Event of Default, including, at any meeting of shareholders or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by applicable law, Control Agent shall have no agency, fiduciary or other implied duties to any Loan Party, any Issuer, any Loan Party or any other Person when acting in its capacity as such proxy or attorney-in-fact. Each Loan Party hereby waives and releases any claims that it may otherwise have against Control Agent with respect to any breach, or alleged breach, of any such agency, fiduciary or other duty.
(v)    Any transfer to Control Agent or its nominee, or registration in the name of Control Agent or its nominee, of the whole or any part of the Investment Property shall be made solely for purposes of effectuating voting or other consensual rights with respect to the Investment Property in accordance with the terms of this Agreement and is not intended to effectuate any transfer of ownership of any of the Investment Property. Notwithstanding the delivery by Control Agent of any instruction to any Issuer or any exercise by Control Agent of an irrevocable proxy or otherwise, Control Agent shall not be deemed the owner of, or assume any obligations or any liabilities whatsoever of the owner or holder of, any Investment Property unless and until Control Agent expressly accepts such obligations in a duly authorized and executed writing and agrees in writing to become bound by the applicable Governing Documents or otherwise becomes the owner thereof under applicable law (including through a sale as described in Section 11.3(f)). The execution and delivery of this Agreement shall not subject Control Agent to, or transfer or pass to Control Agent, or in any way affect or modify, the liability of any Loan Party under the Governing Documents of any Issuer or any related agreements, documents, or instruments or otherwise. In no event shall the execution and delivery of this Agreement by Control Agent, or the exercise by Control Agent of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation whatsoever of any Loan Party to, under, or in connection with any of the Governing Documents of any Issuer or any related agreements, documents, or instruments or otherwise.
(vi)    Compliance with the Securities Act as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect, as well as any applicable “Blue Sky” or other state securities laws, if applicable to the Collateral or the portion thereof being sold, may require strict limitations as to the manner in which the Control Agent or any subsequent transferee may dispose of the Collateral. With respect to any disposition as to which the Securities Act or analogous state securities laws is applicable, each Loan Party hereby waives any objection to sale in a compliant manner and agrees that the Control Agent has no obligation to obtain the maximum possible price for the Collateral so long as the Control Agent proceeds in a commercially reasonable manner. Without limiting the generality of the foregoing, each Loan Party agrees that in conducting a disposition of the Collateral as to which the Securities Act or analogous state securities laws applies, Control Agent may seek to sell the Collateral by private placement, and may restrict bidders and prospective purchasers to those who are willing to represent that they are purchasing for investment only and not for distribution and who otherwise satisfy qualifications designed to ensure compliance with the Securities Act and analogous state securities laws and those that may be established in the Issuer’s Governing Documents. Each Loan Party acknowledges that in order to protect the Control Agent’s interest, it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, including, without limitation, a public offering under the Securities Act. In order to address these potential compliance requirements, the Control Agent may solicit offers to purchase the Collateral from a limited number of bidders reasonably believed by the Control Agent to be institutional investors or accredited investors. If the Control Agent solicits offers in a commercially reasonable manner, then acceptance by the Control Agent of one or more of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral and the Control Agent will not be responsible or liable for selling all or any portion of the Collateral at a price that the Control Agent deems in good faith to be reasonable. The Control Agent is under no obligation to delay a disposition of any portion of the Collateral that are securities under the Securities Act or applicable “Blue Sky” or other state securities law for the period of time necessary to permit any Loan Party or the Issuer to register the securities for public sale under the Securities Act or under applicable “Blue Sky” or other state securities laws, even if a Loan Party or the Issuer agrees to do so. In addition, to the extent not prohibited by applicable law, each Loan Party waives any right to prior notice (except to the extent expressly provided in this Agreement) or judicial hearing in connection with the taking possession or the disposition of any of the Collateral, including any right which Loan Party otherwise would have.
(vii)    To the extent permitted under applicable law, Control Agent is not required to conduct any foreclosure sale of the Investment Property or any portion thereof.
(viii)    Control Agent, at its option, may obtain the appointment of a receiver to take possession of the Investment Property and, at the option of Control Agent, a receiver may be empowered (i) to collect, receive and enforce all distributions, (ii) to exercise the rights of Control Agent as provided in this Agreement, (iii) to collect all other amounts owed to any Loan Party in respect of the Investment Property as and when due to any Loan Party, (iv) to otherwise collect, sell or dispose of the Investment Property, (v) to exercise all rights in and under the Investment Property; and (vi) to turn over all net proceeds to Control Agent. Each Loan Party irrevocably and unconditionally agrees that a receiver may be appointed by a court to take the actions listed above without regard to the adequacy of the security for the Obligations, and the actions of the receiver may be taken in the name of the receiver, any Loan Party or Agent.
(ix)    Control Agent may elect to conduct a sale of an economic interest in any Investment Property constituting limited liability company interests that does not result in the purchaser being admitted as a substitute limited liability company member in the Issuer, and that any sale or dispositions made in good faith will be considered commercially reasonable, notwithstanding the possibility that a substantially higher price might be realized if the purchaser were able to be admitted as a substitute limited liability company member rather than the holder of only an economic interest in the Issuer.
(x)    Control Agent may disclose to prospective purchasers all of the information relating to the Investment Property (and the applicable Issuer) that is in the Control Agent's possession or otherwise available to the Control Agent.
(xi)    Each Loan Party hereby authorizes and instructs their respective Issuer to comply with any instruction received by it from Control Agent in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of the provisions of this Agreement as to Investment Property, without any other or further instructions from the respective Loan Party, and such Loan Party agrees that Issuer be fully protected in so complying.
(h)    Election of Remedies. Agent shall have the right in Agent's sole discretion to determine which rights, security, Liens or remedies Agent may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Agent's other rights, security, Liens or remedies with respect to any Collateral or any of Agent's rights or remedies under this Agreement or any other Loan Document.
(i)    Agent's Obligations. Each Loan Party agrees that Agent shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of any Loan Party or any other Person. Agent shall not be responsible to any Loan Party or any other Person for loss or damage resulting from Agent's failure to enforce its Liens or collect any Collateral or Proceeds or any monies due or to become due under the Obligations or any other liability or obligation of any Loan Party to Agent.
(j)    Waiver of Rights by Loan Parties. Except as otherwise expressly provided for in this Agreement or by non-waivable applicable law, each Loan Party waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (ii) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies and (iii) the benefit of all valuation, appraisal, marshaling and exemption laws. If any notice of a proposed sale or other disposition of any part of the Collateral is required under applicable law, each Loan Party agrees that ten (10) calendar days prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made is commercially reasonable.

12.	LOAN GUARANTY.
12.1    Guaranty. Each Loan Party hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guaranties to Agent, for the ratable benefit of the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, all of the Obligations and all costs and expenses, including all court costs and attorneys' and paralegals' fees (including internal and external counsel and paralegals) and expenses of Agent or any Lender in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, any Borrower or any other Loan Party of all or any part of the Obligations (and such costs and expenses paid or incurred shall be deemed to be included in the Obligations). Each Loan Party further agrees that the Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guaranty notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any branch or Affiliate of Agent that extended any portion of the Obligations.
12.2    Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Party waives any right to require Agent to sue or otherwise take action against any Borrower, any other Loan Party, or any other Person obligated for all or any part of the Obligations, or otherwise to enforce its payment against any Collateral securing all or any part of the Obligations.
12.3    No Discharge or Diminishment of Loan Guaranty.
(a)    Except as otherwise expressly provided for herein, the obligations of each Loan Party hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of all of the Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other Loan Party; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other Loan Party or their respective assets or any resulting release or discharge of any obligation of any Borrower or any other Loan Party; or (iv) the existence of any claim, setoff or other rights which any Loan Party may have at any time against any Borrower, any other Loan Party, Agent, or any other Person, whether in connection herewith or in any unrelated transactions.
(b)    The obligations of each Loan Party hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Borrower or any other Loan Party of the Obligations or any part thereof.
(c)    Further, the obligations of any Loan Party hereunder shall not be discharged or impaired or otherwise affected by: (i) the failure of Agent to assert any claim or demand or to enforce any remedy with respect to all or any part of the Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for all or any part of the Obligations or all or any part of any obligations of any Loan Party; (iv) any action or failure to act by Agent with respect to any Collateral; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all of the Obligations).
12.4    Defenses Waived. To the fullest extent permitted by applicable law, each Loan Party hereby waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of all or any part of the Obligations from any cause, or the cessation from any cause of the liability of any Loan Party, other than the indefeasible payment in full in cash of all of the Obligations. Without limiting the generality of the foregoing, each Loan Party irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other Loan Party, or any other Person. Each Loan Party confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other Loan Party or exercise any other right or remedy available to it against any Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Loan Party under this Loan Guaranty except to the extent the Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Party waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Party against any Borrower or any other Loan Party or any security.
12.5    Rights of Subrogation. No Loan Party will assert any right, claim or cause of action, including a claim of subrogation, contribution or indemnification that it has against any Borrower or any other Loan Party, or any Collateral, until the Termination Date.
12.6    Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or any other Person, or otherwise, each Loan Party’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not Agent is in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any

Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Obligations shall nonetheless be payable by the Loan Parties forthwith on demand by Agent. This Section 12.6 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.
12.7    Information. Each Loan Party assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each Loan Party assumes and incurs under this Loan Guaranty, and agrees that Agent shall not have any duty to advise any Loan Party of information known to it regarding those circumstances or risks.
12.8    Termination. To the maximum extent permitted by law, each Loan Party hereby waives any right to revoke this Loan Guaranty as to future Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Loan Party acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms or other terms and conditions thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Agent, (d) no payment by any Borrower, any other Loan Party, or from any other source, prior to the date of Agent's receipt of written notice of such revocation shall reduce the maximum obligation of any Loan Party hereunder and (e) any payment, by any Borrower or from any source other than a Loan Party which has made such a revocation, made subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of any Loan Party hereunder.
12.9    Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Party under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Party’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Parties, Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Party's "Maximum Liability"). This Section 12.9 with respect to the Maximum Liability of each Loan Party is intended solely to preserve the rights of Agent and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Party or any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Party hereunder shall not be rendered voidable under applicable law. Each Loan Party agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Party without impairing this Loan Guaranty or affecting the rights and remedies of Agent hereunder; provided, that nothing in this sentence shall be construed to increase any Loan Party's obligations hereunder beyond its Maximum Liability.
12.10    Contribution. In the event any Loan Party shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty (such Loan Party a "Paying Guarantor"), each other Loan Party (each a "Non-Paying Guarantor") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Relevant Percentage" of such payment or payments made, or losses suffered, by such

Paying Guarantor. For purposes of this Section 12.10, each Non-Paying Guarantor's "Relevant Percentage" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (x) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from any Borrower after the date hereof (whether by loan, capital infusion or by other means) to (y) the aggregate Maximum Liability of all Loan Parties hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Party, the aggregate amount of all monies received by such Loan Parties from any Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Party’s several liability for the entire amount of the Obligations (up to such Loan Party’s Maximum Liability). Each of the Loan Parties covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of all of the Obligations. This provision is for the benefit of Agent and the Lenders and the Loan Parties and may be enforced by any one, or more, or all of them, in accordance with the terms hereof.
12.11    Liability Cumulative. The liability of each Loan Party under this Section 12 is in addition to and shall be cumulative with all liabilities of each Loan Party to Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

13.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES.
(a)    Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable laws require the Loan Parties to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(b)    If any Loan Party shall be required by applicable law to withhold or deduct any Taxes from any payment, then (i) such Loan Party shall withhold or make such deductions as are required based upon the information and documentation it has received pursuant to subsection (e) below, (ii) such Loan Party shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable law and (iii) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. Upon request by Agent or other Recipient, Borrower Representative shall deliver to Agent or such other Recipient, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment of Indemnified Taxes, a copy of any return required by applicable law to report such payment or other evidence of such payment reasonably satisfactory to Agent or such other Recipient, as the case may be.

(c)    Without limiting the provisions of subsections (a) and (b) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(d)    Without limiting the provisions of subsections (a) through (c) above, each Loan Party shall, and does hereby, on a joint and several basis, indemnify Agent, each Lender and each other Recipient and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or incurred by Agent, any Lender or any other Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Borrower Representative shall be conclusive absent manifest error.
(e)    Each Lender shall deliver to Borrower Representative and each Lender shall deliver to Agent, at the time or times prescribed by applicable laws or at the time or times reasonably requested by Borrower Representative, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower Representative or Agent, as the case may be, to determine (x) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (y) if applicable, the required rate of withholding or deduction and (z) such Lender's entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Recipient by the Loan Parties pursuant to this Agreement or otherwise to establish such Recipient's status for withholding tax purposes in the applicable jurisdiction. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (i), (ii) and (iv) of this Section 13(e)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States:
(i)    each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to Borrower Representative and Agent an executed original of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable law or reasonably requested by Borrower Representative or Agent as will enable Borrower Representative or Agent as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements under the Code;
(ii)    any Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Non-U.S. Recipient") shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Agent), whichever of the following is applicable:
(A)    in the case of a Non-U.S. Recipient claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS

Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)    executed copies of IRS Form W-8ECI;
(C)    in the case of a Non-U.S. Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate reasonably satisfactory to Borrower Representative and Agent to the effect that such Non-U.S. Recipient is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Parent within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Parent as described in Section 881(c)(3)(C) of the Code and (y) executed copies of IRS Form W-8BEN or IRS Form W‑8BEN-E; or
(D)    to the extent a Non-U.S. Recipient is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W‑8BEN-E, the certificate described in Section 13(e)(iii)(C) mutatis mutandis, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Recipient is a partnership and one or more direct or indirect partners of such Non-U.S. Recipient are claiming the portfolio interest exemption, such Non-U.S. Recipient may provide a certificate described in Section 13(e)(iii)(C) on behalf of each such direct and indirect partner, mutatis mutandis;
(iii)    any Non-U.S. Recipient shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative and Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower Representative and Agent to determine the withholding or deduction required to be made; and
(iv)    if a payment made to a Non-U.S. Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Non-U.S. Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Non-U.S. Recipient shall deliver to Borrower Representative and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Representative or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Representative or Agent as may be necessary for Borrower Representative and Agent to comply with their obligations under FATCA and to determine that such Non-U.S. Recipient has complied with such Non-U.S. Recipient’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 13(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 13(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 13(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 13(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)    Notwithstanding any provision in this Agreement to the contrary, this Section 13 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

14.	AGENT
14.1    Appointment. Each of the Lenders hereby irrevocably appoints Agent as its agent and authorizes Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent, each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) make Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) act as collateral agent for Lenders for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein and execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (e) manage, supervise or otherwise deal with Collateral; (f) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (g) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents, (h) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, applicable law or otherwise, including the determination of eligibility of Accounts and Inventory, the necessity and amount of Reserves and all other determinations and decisions relating to ordinary course administration of the credit facilities contemplated hereunder; and (i) incur and pay such expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents, whether or not any Loan Party is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Documents or otherwise. In its capacity as Agent, for the purposes of holding any hypothec granted pursuant to the laws of the Province of Québec, each of the Lenders hereby irrevocably appoints and authorizes Agent and, to the extent necessary, ratifies the appointment and authorization of Agent, to act as the hypothecary representative of the applicable Lenders as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon Agent under any related Deed of Movable Hypothec. Agent shall have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to Agent pursuant to any such Deed of Movable Hypothec and applicable law. In addition, for Mexican law purposes, each Lender hereby grants Agent as a comisión mercantil con representación in accordance with Articles 273, 274, and other applicable articles of the Commerce Code of Mexico (Código de Comercio) to act on its behalf as its agent in connection with this Agreement and the Loan Documents, on the terms and for the purposes set forth in this Agreement and the other Loan Documents. The provisions of this Article are solely for the benefit of Agent and the Lenders, and the Loan Parties shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term "agent" as used herein or in any other Loan Documents (or any similar term) with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
14.2    Rights as a Lender. The Person serving as Agent hereunder, if it is a Lender, shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not Agent hereunder without notice to or consent of the other Lenders.
14.3    Duties and Obligations. Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a)  Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders, and, (c) except as expressly set forth in the Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity. Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to Agent by a Borrower or a Lender, and Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to Agent. Agent shall be under no obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party.
14.4    Reliance. Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document, unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.
14.5    Actions through Sub-Agents. Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by Agent. Agent may also perform its duties through employees and other Agent-Related Persons. Agent shall not be responsible for the negligence or misconduct of any sub-agent, employee or Agent Professional that it selects as long as such selection was made without gross negligence or willful misconduct. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Affiliates and other related parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the related parties of Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
14.6    Resignation. Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, Agent may resign at any time by notifying the Lenders and Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower Representative, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of its appointment as Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by Borrowers to a successor Agent shall be the same as those payable to its predecessor, unless otherwise agreed by Borrower Representative and such successor. Notwithstanding the foregoing, in the event no successor Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders and Borrower Representative, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Agent under any Loan Document for the benefit of the Lenders, the retiring Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Lenders and, in the case of any Collateral in the possession of Agent, shall continue to hold such Collateral, in each case until such time as a successor Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Agent shall have no duly or obligation to take any further action under any Loan Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Agent for the account of any Person other than Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to Agent shall also directly be given or made to each Lender. Following the effectiveness of the Agent's resignation from its capacity as such, the provisions of this Article, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Agent, its sub‑agents and their respective related parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent and in respect of the matters referred to in the proviso under clause (a) above.
14.7    Non-Reliance.
(a)    Each Lender acknowledges and agrees that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their respective Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender further acknowledges the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon any Agent-Related Person, any arranger of this credit facility or any amendment thereto or any other Lender and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document, and all applicable laws relating to the transactions contemplated hereby, and made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon any Agent-Related Person, any arranger of this credit facility or any amendment thereto or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning any Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own credit analysis and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder , and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing to provide such Lender with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent's or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.
(b)    Each Lender hereby agrees that (i) it has requested a copy of each appraisal, audit or field examination report prepared by or on behalf of Agent; (ii)  Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any such report or any of the information contained therein or any inaccuracy or omission contained in or relating to any such report and (B) shall not be liable for any information contained in any such report; (iii) such reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel and that Agent undertakes no obligation to update, correct or supplement such reports; (iv) it will keep all such reports confidential and strictly for its internal use, not share any such report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold Agent and any such other Person preparing any such report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any such report in connection with any extension of credit that the indemnifying Lender has made or may make to any Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold Agent and any such other Person preparing any such report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys' fees of both internal and external counsel) of Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any such report through the indemnifying Lender.
14.8    Not Partners or Co-Venturers; Agent as Representative of the Secured Parties.
(a)    The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of Agent) authorized to act for, any other Lender. Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
(b)    In its capacity, Agent is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the UCC. Each Lender authorizes Agent to enter into each of the Loan Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Lender (other than Agent) shall have the right individually to seek to realize upon the security granted by any Loan Document, it being understood and agreed that such rights and remedies may be exercised solely by Agent for the benefit of the Lenders upon the terms of the Loan Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Lenders any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of Agent on behalf of the Lenders.
(c)    Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions. Agent shall have no obligation whatsoever to any of the Lenders (i) to verify or assure that the Collateral exists or is owned by any Borrower or its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein,

14.9    Credit Bidding. The Loan Parties and the Lenders hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to Credit Bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (and the Loan Parties shall approve Agent as a qualified bidder and such Credit Bid as qualified bid) at any sale thereof conducted by Agent, based upon the instruction of the Required Lenders, under any provisions of the UCC, as part of any sale or investor solicitation process conducted by any Loan Party, any interim receiver, receiver, receiver and manager, administrative receiver, trustee, agent or other Person pursuant or under any insolvency laws; provided, however, that (i) the Required Lenders may not direct Agent in any manner that does not treat each of the Lenders equally, without preference or discrimination, in respect of consideration received as a result of the Credit Bid, (ii) the acquisition documents shall be commercially reasonable and contain customary protections for minority holders such as among other things, anti-dilution and tag-along rights, (iii) the exchanged debt or equity securities must be freely transferable, without restriction (subject to applicable securities laws) and (iv) reasonable efforts shall be made to structure the acquisition in a manner that causes the governance documents pertaining thereto to not impose any obligations or liabilities upon the Lenders individually (such as indemnification obligations). Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such Credit Bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration. For purposes of the preceding sentence, the term "Credit Bid" shall mean, an offer submitted by Agent (on behalf of the Lender group), based upon the instruction of the Required Lenders, to acquire the property of any Loan Party or any portion thereof in exchange for and in full and final satisfaction of all or a portion (as determined by Agent, based upon the instruction of the Required Lenders) of the claims and Obligations under this Agreement and other Loan Documents.
14.10    Certain Collateral Matters. The Lenders irrevocably authorize Agent, at its option and in its discretion, (a) to release any Lien granted to or held by Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of Borrowers hereunder; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder (including the release of any guarantor); or (iii) subject to Section 15.5 if approved, authorized or ratified in writing by the Required Lenders; or (b) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by clause (a) of the definition of Permitted Liens (it being understood that Agent may conclusively rely on a certificate from Borrower Representative in determining whether the Indebtedness secured by any such Lien is permitted hereunder) and (c) to enter into and perform, or take any other actions in connection with, the Intercreditor Agreement. Each Lender hereby agrees, solely for the benefit of Agent, that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement. Upon request by Agent at any time, the Lenders will confirm in writing Agent's authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 14.10. Agent may, and at the direction of Required Lenders shall, give blockage notices in connection with any Subordinated Debt and each Lender hereby authorizes Agent to give such notices. Each Lender further agrees that it will not act unilaterally to deliver such notices.
14.11    Restriction on Actions by Lenders. Each Lender agrees that it shall not, without the express written consent of Agent, and shall, upon the written request of Agent (to the extent it is lawfully entitled to do so), set off against the Obligations, any amounts owing by such Lender to a Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken, any action, including the commencement of any legal or equitable proceedings to foreclose any loan or otherwise enforce any security interest in any of the Collateral or to enforce all or any part of this Agreement or the other Loan Documents. All Enforcement Actions under this Agreement and the other Loan Documents against the Loan Parties or any third party with respect to the Obligations or the Collateral may only be taken by Agent (at the direction of the Required Lenders or as otherwise permitted in this Agreement) or by its agents at the direction of Agent.
14.12    Expenses. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by a Loan Party, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including Agent Professional fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.
14.13    Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent will promptly notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with this Agreement; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
14.14    Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any of their respective Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower, or any of their respective Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Borrower or their respective Subsidiaries.
14.15    Reserved.

15.	GENERAL PROVISIONS.
15.1    Notices.
(a)    Notice by Approved Electronic Communications. Agent and each of its Affiliates is authorized to transmit, post or otherwise make or communicate, in its sole discretion (but shall not be required to do so), by Approved Electronic Communications in connection with this Agreement or any other Loan Document and the transactions contemplated therein. Agent is hereby authorized to establish procedures to provide access to and to make available or deliver, or to accept, notices, documents and similar items by posting to ABLSoft. All uses of ABLSoft and other Approved Electronic Communications shall be governed by and subject to, in addition to the terms of this Agreement, the separate terms, conditions and privacy policy posted or referenced in such system (or such terms, conditions and privacy policy as may be updated from time to time, including on such system) and any related contractual obligations executed by Agent and Loan Parties in connection with the use of such system. Each of the Loan Parties, the Lenders and Agent hereby acknowledges and agrees that the use of ABLSoft and other Approved Electronic Communications is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing Agent and each of its Affiliates to transmit Approved Electronic Communications. ABLSoft and all Approved Electronic Communications shall be provided "as is" and "as available". None of Agent or any of its Affiliates or related persons warrants the accuracy, adequacy or completeness of ABLSoft or any other electronic platform or electronic transmission and disclaims all liability for errors or omissions therein. No warranty of any kind is made by Agent or any of its Affiliates or related persons in connection with ABLSoft or any other electronic platform or electronic transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each Borrower and each other Loan Party executing this Agreement agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with ABLSoft, any Approved Electronic Communication or otherwise required for ABLSoft or any Approved Electronic Communication. Prior to the Closing Date, Borrower Representative shall deliver to Agent a complete and executed Client User Form regarding Borrowers’ use of ABLSoft in the form of Exhibit C annexed hereto. No Approved Electronic Communications shall be denied legal effect merely because it is made electronically. Approved Electronic Communications that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Approved Electronic Communication, an E-Signature, upon which Agent and the Loan Parties may rely and assume the authenticity thereof. Each Approved Electronic Communication containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original. Each E-Signature shall be deemed sufficient to satisfy any requirement for a "signature" and each Approved Electronic Communication shall be deemed sufficient to satisfy any requirement for a "writing", in each case including pursuant to this Agreement, any other Loan Document, the UCC, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act any similar Canadian laws governing the electronic execution and delivery of agreement, documents and instruments and any substantive or procedural law governing such subject matter. Each party or beneficiary hereto agrees not to contest the validity or enforceability of an Approved Electronic Communication or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, that nothing herein shall limit such party's or beneficiary's right to contest whether an Approved Electronic Communication or E-Signature has been altered after transmission.
(b)    All Other Notices. All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder, other than those approved for or required to be delivered by Approved Electronic Communications (including via ABLSoft or otherwise pursuant to Section 15.1(a)), shall be in writing and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or by email to the applicable party at its address or email address indicated below,
If to Agent:
ENCINA BUSINESS CREDIT, LLC,
as Agent
123 N Wacker Suite 2400
Chicago, IL 60606
Attention: John Whetstone
Email: jwhetstone@encinabc.com

with a copy to:
Choate, Hall & Stewart LLP
Two International Place
Boston, MA 02110
Attn: Jennifer Conway Fenn
Telephone: (617) 248-4845
Facsimile: (617) 502-4845
Email: jfenn@choate.com

If to Borrower Representative, any Borrower or any other Loan Party:
Horizon Global Americas Inc.
47912 Halyard Drive, Suite 100
Plymouth, MI 48170
Attention: Jay Goldbaum
Email: jgoldbaum@horizonglobal.com
with a copy to:
Jones Day
100 High Street
Boston, MA 02110
Attention: Rachel Rawson
Telephone: (617) 449-6904
Email: rlrawson@jonesday.com

and

Jones Day
901 Lakeside Ave
Cleveland, OH 44114
Attention: Rachel Rawson

Telephone: (216) 586-7276
Email:  rlrawson@jonesday.com
or, as to each party, at such other address as shall be designated by such party in a written notice to the other party delivered as aforesaid. All such notices, requests, demands and other communications shall be deemed given (i) when personally delivered, (ii) three Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (iii) one Business Day after being delivered to the overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender or (iv) when sent by email transmission to an email address designated by such addressee and the sender receives a confirmation of transmission.
15.2    Severability. If any provision of this Agreement or any other Loan Document is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement or such other Loan Document, as the situation may require, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.
15.3    Integration. This Agreement and the other Loan Documents represent the final, entire and complete agreement between each Loan Party that is a party hereto and thereto and Agent and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.
15.4    Waivers. The failure of Agent and the Lenders at any time or times to require any Loan Party to strictly comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or diminish any right of Agent later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Agent or its agents or employees, but only by a specific written waiver signed by an authorized officer of Agent and any necessary Lenders and delivered to Borrowers. Once an Event of Default shall have occurred, it shall be deemed to continue to exist and not be cured or waived unless specifically waived in writing by an authorized officer of Agent and Required Lenders and delivered to Borrowers. Each Loan Party waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper, Investment Property or guaranty at any time held by Agent on which such Loan Party is or may in any way be liable, and notice of any action taken by Agent, unless expressly required by this Agreement, and notice of acceptance hereof.
15.5    Amendments.
(a)    No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, except to the extent set forth in Section 14.9 hereof, no amendment, modification, waiver or consent shall (i) extend or increase the Commitment of any Lender without the written consent of such

Lender, (ii) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby; (iv) amend or modify the definitions of Borrowing Base, Eligible Accounts or Eligible Inventory, or any components thereof (including, without limitation, any Advance Rates), without the written consent of each Lender; or (v) release any guarantor from its obligations under any Guaranty, other than as part of or in connection with any disposition permitted hereunder, or release or subordinate its liens on all or any substantial part of the Collateral granted under any of the other Loan Documents (except as permitted by Section 14.10), change the definition of Required Lenders, any provision of Section 6.2, any provision of this Section 15.4, the provisions of Section 14.9 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case set forth in this clause (v), the written consent of all Lenders. No provision of Section 14 or other provision of this Agreement affecting Agent in its capacity as such shall be amended, modified or waived without the consent of Agent.
(b)    If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a "Non-Consenting Lender"), then, so long as Agent is not a Non-Consenting Lender, Agent and/or a Person or Persons reasonably acceptable to Agent shall have the right to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent and/or such Person or Persons, all of the Loans and Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all such Loans and Commitments held by such Non-Consenting Lenders and all accrued interest, fees, expenses and other amounts then due with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption.
15.6    Time of Essence. Time is of the essence in the performance by each Loan Party of each and every obligation under this Agreement and the other Loan Documents.
15.7    Expenses, Fee and Costs Reimbursement. Each Borrower hereby agrees to promptly pay (a) all out of pocket costs and expenses of Agent (including the out of pocket fees, costs and expenses of internal and external legal counsel to, and appraisers, accountants, consultants and other professionals and advisors retained by or on behalf of, Agent) in connection with (i) all loan proposals and commitments pertaining to the transactions contemplated hereby (whether or not such transactions are consummated), (ii) the examination, review, due diligence investigation, documentation, negotiation, and closing of the transactions contemplated by the Loan Documents (whether or not such transactions are consummated), (iii) the creation, perfection and maintenance of Liens pursuant to the Loan Documents, (iv) the performance or enforcement by Agent of its rights and remedies under the Loan Documents (or determining whether or how to perform or enforce such rights and remedies), (v) the administration of the Loans (including usual and customary fees for wire transfers and other transfers or payments received by Agent on account of any of the Obligations) and Loan Documents, (vi) any amendments, modifications, consents and waivers to and/or under any and all Loan Documents (whether or not such amendments, modifications, consents or waivers are consummated), (vii) any periodic public record searches conducted by or at the request of Agent (including, title investigations and public records searches), pending litigation and tax lien searches and searches of applicable corporate, limited liability company, partnership and related records concerning the continued existence, organization and good standing of certain Persons), (viii) protecting, storing, insuring, handling, maintaining, auditing, examining, valuing or selling any Collateral, (ix) any litigation, dispute, suit or proceeding relating to any Loan Document and (x) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Loan Documents (it being agreed that (A) such costs and expenses may include the costs and expenses of workout consultants, investment bankers, financial consultants, appraisers, valuation firms and other professionals and advisors retained by or on behalf of Agent (B) each Lender shall also be entitled to reimbursement for all out of pocket costs and expense of the type described in this clause (x), provided that, to the extent of an actual or reasonably perceived conflict of interest, such reimbursement shall be limited to one additional counsel for the Lenders as a whole), and (b) without limiting the preceding clause (a), all out of pocket costs and expenses of Agent in connection with Agent's reservation of funds in anticipation of the funding of the initial Loans to be made hereunder. Any fees, costs and expenses owing by any Borrower or other Loan Party hereunder shall be due and payable within three days after written demand therefor.
15.8    Benefit of Agreement; Assignability. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of each Borrower, each other Loan Party party hereto, Agent and each Lender; provided, that neither each Borrower nor any other Loan Party may assign or transfer any of its rights under this Agreement without the prior written consent of Agent and each Lender, and any prohibited assignment shall be void. No consent by Agent or any Lender to any assignment shall release any Loan Party from its liability for any of the Obligations. Each Lender shall have the right to assign all or any of its rights and obligations under the Loan Documents to one or more other Persons in accordance with Section 15.9, and each Loan Party agrees to execute all agreements, instruments, and documents requested by any Lender in connection with such assignment. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, a Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure any obligations of such Lender, including any pledge or grant to secure obligations to a Federal Reserve Bank.
15.9    Assignments.
(a)    Any Lender may at any time assign to one or more Persons (any such Person, an "Assignee") all or any portion of such Lender's Loans and Commitments, with the prior written consent of Agent and, so long as no Event of Default exists, Borrower Representative (which consents shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender (other than a Defaulting Lender) or an Affiliate of a Lender (other than an Affiliate of a Defaulting Lender) or an Approved Fund (other than an Approved Fund of a Defaulting Lender)). Except as Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the remaining Commitment and Loans held by the assigning Lender (provided, that an assignment to a Lender, an Affiliate of a Lender or an Approved Fund shall not be subject to the foregoing minimum assignment limitations). The Loan Parties and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Agent shall have received and accepted an effective Assignment and Assumption executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500. Notwithstanding anything herein to the contrary, no assignment may be made to any equity holder of a Loan Party, any Affiliate of any equity holder of a Loan Party, any Loan Party, any holder of Subordinated Debt of a Loan Party, any holder of any debt that is secured by liens or security interests that have been contractually subordinated to the liens and security interests securing the Obligations, or any Affiliate of any of the foregoing Persons without the prior written consent of Agent, which consent may be withheld in Agent's sole discretion and, in any event, if granted, may be conditioned on such terms and conditions as Agent shall require in its sole discretion, including, without limitation, a limitation on the aggregate amount of Loans and Commitments which may be held by such Person and/or its Affiliates and/or limitations on such Person's and/or its Affiliates' voting and consent rights and/or rights to attend Lender meetings or obtain information provided to other Lenders. Any attempted assignment not made in accordance with this Section 15.9 shall be null and void. Each Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower Representative has expressly objected to such assignment within five (5) Business Days after notice thereof.
(b)    From and after the date on which the conditions described in Section 15.9(a) above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to the applicable Assignment and Assumption, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to the applicable Assignment and Assumption, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment and Assumption, Borrowers shall execute and deliver to Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a promissory note in the principal amount of the Assignee's Pro Rata Share of the aggregate Revolving Loan Commitment (and, as applicable, a promissory note in the principal amount of the Pro Rata Share of the aggregate Revolving Loan Commitment retained by the assigning Lender). Upon receipt by Agent of such promissory note(s), the assigning Lender shall return to Borrowers any prior promissory note held by it.
(c)    Agent shall, as a non-fiduciary agent of Borrowers, maintain a copy of each Assignment and Assumption delivered and accepted by it and register (the "Register") for the recordation of names and addresses of the Lenders and the Commitment of each Lender and principal and stated interest of each Loan owing to each Lender from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment and Assumption is accepted and registered in the Register. All records of transfer of a Lender's interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans. Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register. Each Lender granting a participation shall, as a non-fiduciary agent of the Borrowers, maintain a register containing information similar to that of the Register in a manner such that the loans hereunder are in "registered form" for the purposes of the Code. This Section and Section 15.10 shall be construed so that the Loans are at all times maintained in "registered form" for the purpose of the Code and any related regulations (and any successor provisions).
15.10    Participations.
(a)    Anything in this Agreement or any other Loan Document to the contrary notwithstanding, any Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, sell to one or more Persons participating interests in its Loans, commitments or other interests hereunder or under any other Loan Document (any such Person, a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender's obligations hereunder and under the other Loan Documents shall remain unchanged for all purposes, (b) Borrowers and such Lender shall continue to deal solely and directly with each other in connection with such Lender's rights and obligations hereunder and under the other Loan Documents, (c) all amounts payable by Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender, and (d) each Participant shall be subject to the benefits of Section 2.7 and Section 13, subject to the requirements and limitations therein, including the requirements under Section 13(e) (it being understood that the documentation required under Section 13(e) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 15.9; provided, such Participant (x) agrees to be subject to the provisions of Section 13 as if it were an assignee under Section 15.9, and (y) shall not be entitled to receive any greater payment under Section 2.7 or Section

13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation. Each Borrower agrees that if amounts outstanding under this Agreement or any other Loan Document are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, that such right of set-off shall not be exercised without the prior written consent of such Lender and shall be subject to the obligation of each Participant to share with such Lender its share thereof. Each Borrower also agrees that each Participant shall be entitled to the benefits of Section 15.9 as if it were a Lender. Notwithstanding the granting of any such participating interests, (i) Borrowers shall look solely to the applicable Lender for all purposes of this Agreement, the Loan Documents and the transactions contemplated hereby, (ii) Borrowers shall at all times have the right to rely upon any amendments, waivers or consents signed by the applicable Lender as being binding upon all of the Participants and (iii) all communications in respect of this Agreement and such transactions shall remain solely between Borrowers and the applicable Lender (exclusive of Participants) hereunder. Each Lender that sells a participation agrees, at Borrowers’ request and expense, to use reasonable efforts to cooperate with Borrowers to effectuate the provisions of Section 3.6(c) with respect to any Participant.
(b)    Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under this Agreement or any Other Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register
15.11    Headings; Construction. Section and subsection headings are used in this Agreement only for convenience and do not affect the meanings of the provisions that they precede.
15.12    USA PATRIOT Act Notification; Other Anti-Money Laundering Legislation. Agent and Lenders hereby notify Loan Parties that pursuant to the Patriot Act, the Proceeds of Crime Act, the Money Laundering Regulations 2007 (UK), Proceeds of Crime Act 2002 (UK), Terrorism Act 2000 (UK) and other applicable anti-money laundering, anti-terrorist financing, economic or trade sanctions and “know your client” or “know your customer” policies, regulations, laws or rules (the Proceeds of Crime Act and such other applicable policies, regulations, laws or rules, collectively, including any guidelines or orders thereunder, “AML Legislation”), Agent and Lenders are required to obtain, verify and record information that identifies each Loan Party, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act and the AML Legislation. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Loan Parties’ management and owners, such as legal name, address, social security number and date of birth. Loan Parties shall, promptly upon request, provide all documentation and other information as Agent or any Lender may request from time to time in order to comply with any obligations under the Patriot Act and/or the AML Legislation.
15.13    Counterparts; Fax/Email Signatures. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Agreement may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.
15.14    GOVERNING LAW. THIS AGREEMENT, ALONG WITH ALL OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE IN SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AGREEMENT AND ALL SUCH OTHER LOAN DOCUMENTS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.
15.15    CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS. ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS IN THE COUNTY OF COOK OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR IN ANY OTHER COURT (IN ANY JURISDICTION) SELECTED BY THE AGENT IN ITS SOLE DISCRETION, AND EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS. EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND AMENDMENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, AMENDMENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON ANY BORROWER OR ANY OTHER LOAN PARTY AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER REPRESENTATIVE’S NOTICE ADDRESS (ON BEHALF OF BORROWERS OR SUCH LOAN PARTY) SET FORTH IN SECTION 15.1 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE

MAIL, OR, AT THE AGENT'S OPTION, BY SERVICE UPON ANY BORROWER OR ANY OTHER LOAN PARTY IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS.
15.16    Publication. Each Borrower and each other Loan Party consents to the publication by Agent of a tombstone, press releases or similar advertising material relating to the financing transactions contemplated by this Agreement, and Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
15.17    Judgment Currency. If for purposes of obtaining judgment in any court, it is necessary to convert a sum due to the Agent from the currency provided under a Loan Document (“Agreement Currency”) into a similar currency (“Judgment Currency”), the parties agrees, to the fullest that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase the Original Currency with the Judgment Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied. The obligation of the Loan Parties in respect of any sum due in the Agreement Currency to the Agent under any of the Loan Documents shall, notwithstanding any judgment in any Judgment Currency, be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Judgment Currency, the Agent may, in accordance with normal banking procedures, purchase the Agreement Currency with such Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent in the Agreement Currency, the applicable Loan Party agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Agent against any loss, and, if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Agent in the Agreement Currency, the Agent shall remit such excess to the applicable Loan Party. The covenants contained in this Section 15.17 shall survive the repayment of the Obligations.
15.18    Confidentiality. Agent and each Lender agree to use commercially reasonable efforts not to disclose Confidential Information to any Person without the prior consent of Borrower Representative; provided, that nothing herein contained shall limit any disclosure of the tax structure of the transactions contemplated hereby, or the disclosure of any information (a) to the extent required by applicable law, statute, rule, regulation or judicial process or in connection with the exercise of any right or remedy under any Loan Document, or as may be required in connection with the examination, audit or similar investigation of Agent or any of its Affiliates, (b) to examiners, auditors, accountants or any regulatory authority, (c) to the officers, partners, managers, directors, employees, agents and advisors (including independent auditors, lawyers and counsel) of Agent and each Lender or any of their respective Affiliates, (d) in connection with any litigation or dispute which relates to this Agreement or any other Loan Document to which Agent or any Lender is a party or is otherwise subject, (e) to a subsidiary or Affiliate of Agent or any Lender, (f) to any assignee or participant (or prospective assignee or participant) which agrees to be bound by this Section 15.18 and (g) to any lender or other funding source of Agent or any Lender (each reference to Agent and Lender in the foregoing clauses shall be deemed to include (i) the actual and prospective assignees and participants referred to in clause (f) and the lenders and other funding sources referred to in clause (g), as applicable for purposes of this Section 15.18), and further provided, that in no event shall Agent or any Lender be obligated or required to return any materials furnished by or on behalf of any Borrower or any other Loan Party. The obligations of Agent and Lenders under this Section 15.18 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter or provision in respect of this financing or any other financing previously signed and delivered by Agent or any Lender to any Borrower or any of its Affiliates.
15.19    Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interest granted to Agent pursuant to this Agreement and the other Loan Documents and the exercise of any right or remedy in respect of the Collateral by Agent hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement, this Agreement and any other Loan Document, the terms of the Intercreditor Agreement shall govern and control with respect to any right or remedy. The delivery of any Collateral to the collateral agent under the Term Loan Documents shall satisfy any delivery requirement hereunder or under any other Loan Document to the extent that such delivery is consistent with the terms of the Intercreditor Agreement. Agent acknowledges and agrees that no Loan Party shall be required to take or refrain from taking any action at the request of Agent with respect to the Collateral if such action or inaction would be inconsistent with the terms of the Intercreditor Agreement.
[Signature pages follow]

IN WITNESS WHEREOF, each Borrower, each other Loan Party party hereto, Agent and each Lender have signed this Agreement as of the date first set forth above.

Agent: ENCINA BUSINESS CREDIT, LLC By: /s/ John Whetstone Name: John Whetstone Its: Authorized Signatory
Lenders: ENCINA BUSINESS CREDIT SPV, LLC By: /s/ John Whetstone Name: John Whetstone Its: Authorized Signatory

Signature Page to Loan and Security Agreement

Loan Parties: HORIZON GLOBAL AMERICAS INC., as Borrower Representative and a Borrower By: /s/ Jay Goldbaum Name: Jay Goldbaum Its: Vice President and Secretary
CEQUENT TOWING PRODUCTS OF CANADA LTD., as a Borrower By: /s/ Jay Goldbaum Name: Jay Goldbaum Its: Vice President and Director

HORIZON GLOBAL CORPORATION, as Parent and a Guarantor By: /s/ Jay Goldbaum Name: Jay Goldbaum Its: General Counsel, Chief Compliance Officer and Corporate Secretary
HORIZON GLOBAL COMPANY LLC, as a Guarantor By: /s/ Jay Goldbaum Name: Jay Goldbaum Its: Vice President and Secretary

Signature Page to Loan and Security Agreement

Perfection Certificate
See attached.

Perfection Certificate Page 1

Annex I
Description of Certain Terms

1. Loan Limits for Revolving Loans and Letters of Credit
(a) Maximum Revolving Facility Amount	$75,000,000 (as increased from time to time in accordance with Section 2.1(c))
(b) Advance Rates
(i) Accounts Advance Rate
a. Eligible Receivables of Investment Grade Account Debtors
Ninety percent (90%); provided, that if Dilution exceeds five percent (5%), Agent may, at its option, (A) reduce such advance rate by the number of full or partial percentage points comprising such excess or (B) establish a Reserve on account of such excess (the "Dilution Reserve").

b. Eligible Receivables of Non-Investment Grade Account Debtors
Eighty-five percent (85%); provided, that if Dilution exceeds five percent (5%), Agent may, at its option, (A) reduce such advance rate by the number of full or partial percentage points comprising such excess or (B) establish a Dilution Reserve on account of such excess.

(ii) Inventory Advance Rate(s)
Lower of cost or net realizable value:	Seventy percent (70% )
NOLV:	Eighty-five percent (85%)
(c) Letter of Credit Limit:	$3,500,000
(d) Inventory Sublimit(s)
i. Overall	$47,500,000
ii. Mexican Inventory Sublimit	$4,000,000
iii. In-Transit Sublimit	$5,500,000
(e) Reserved
(f) Reserved
2. Availability Block	$5,000,000
3. Interest Rates
(a) Applicable Margins	Four percent (4.00%) per annum in excess of the LIBOR Rate Three percent (3.00%) per annum in excess of the Base Rate
4. Maximum Days Eligible Accounts
(a) Maximum days after original invoice date for Eligible Accounts other than for Specified Account Debtors	One hundred twenty (120) days
(b) Maximum days after original invoice date for Eligible Accounts of only the Specified Account Debtors	Three hundred sixty-five (365) days
(c) Maximum days after original invoice due date for Eligible Accounts	Sixty (60) days

Annex I - 1

5. Agent's Bank
Wells Fargo Bank, National Association and its affiliates
Bank: Wells Fargo Bank
ABA (Routing) # 121-000-248
Account Name: Encina Business Credit SPV, LLC
Account #: 4943951905
Reference: Horizon
(which bank may be changed from time to time by notice from Agent to Borrower Representative)

6. Scheduled Maturity Date	March 13, 2023

Annex I - 2

Annex II

Agent and Lenders shall be provided with each of the documents set forth below at the following times, in form satisfactory to Agent:

Monthly (no later than 25th day after the end of each month)
(a) An Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records, with respect to Borrowers' Accounts (delivered electronically in an acceptable format).
(b) Notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrowers' Accounts.
(c) A detailed Inventory perpetual report with respect to Borrowers' Inventory, including a listing by category and location of Inventory (delivered electronically in an acceptable format).
(h) A summary and a detailed aging, by total, of Borrowers' Accounts, together with reconciliation to the weekly Borrowing Base submitted closest to such date and support documentation for any reconciling items noted (delivered electronically in an acceptable format).
(i) A summary aging, by vendor, of each Loan Party's accounts payable and a listing by vendor, of any held and/or outstanding checks (delivered electronically in an acceptable format).
(j) A monthly Account roll-forward with respect to Borrowers' Accounts, in a format acceptable to Agent in its discretion, tied to the beginning and ending Account balances of Borrowers' month-end accounts receivable aging (delivered electronically in an acceptable format).
(k) A reconciliation of Accounts summary aging and trade accounts payable summary aging to each of (i) Borrowers' general ledger, and (ii) their monthly financial statements including any book reserves related to each category (delivered electronically in an acceptable format).
(l) A reconciliation of the Inventory perpetual report with respect to Borrowers' Inventory to each of (i) Borrowers' general ledger, (ii) their monthly financial statements including any book reserves related thereto and (iii) the Borrowing Base submitted closest to such date, together with support documentation for any reconciling items noted (delivered electronically in an acceptable format).
(m) A reconciliation of the loan statement provided to Borrowers by Agent for such month to each of (i) Borrowers' general ledger, (ii) their monthly financial statements and (iii) the Borrowing Base submitted closest to such date, together with support documentation for any reconciling items noted (delivered electronically in an acceptable format).
(n) A detailed calculation of the Borrowing Base (delivered electronically in an acceptable format) based upon the reports provided in (h) through (m) above, for such month and reflecting the outstanding principal balance of the Loans as of the last day of such month.

Promptly upon the request of Agent
(o) Copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Agent, from time to time.

Bi-Annually (in January and in July of each calendar year)
(s) An updated Perfection Certificate, true and correct in all material respects as of the date of delivery, accompanied by a certificate executed by an officer of Borrower Representative and substantially in the form of Annex IV hereto (it being understood and agreed that no such update shall serve to cure any existing Event of Default, including any Event of Default resulting from any failure to provide any such disclosure to Agent on an earlier date or any breach of any earlier made representation and/or warranty).’

Promptly upon (but in no event later than two Business Days after) delivery or receipt, as applicable, thereof
(u) Copies of any and all written notices (other than any routine notices but including notices of default or acceleration) received by or on behalf of any Loan Party from or sent by or on behalf of any Loan Party to, any holder, agent or trustee with respect to any Indebtedness that is contractually subordinated to the Obligations (in such holder's, agent's or trustee's capacity as such).

Annex II - 1

Annex III
Revolving Loan Commitments1

Encina Business Credit SPV, LLC	$75,000,000
Total	$75,000,000

________________________________

1As increased from time to time in accordance with Section 2.1(c)

Annex III - 1

Exhibit A
[FORM OF] NOTICE OF BORROWING
[letterhead of Borrower Representative]
ENCINA BUSINESS CREDIT, LLC,
as Agent
123 N Wacker Suite 2400
Chicago, IL 60606
Attention: John Whetstone
Ladies and Gentlemen:
Please refer to the Loan and Security Agreement dated as of March 13, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") among the undersigned, as Borrower Representative, the Borrowers (as defined therein) the Loan Party (as defined therein) party thereto, the Lenders party thereto and ENCINA BUSINESS CREDIT, LLC, as Agent for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement. This notice is given pursuant to Section 2.3 of the Loan Agreement and constitutes a representation by Borrower Representative, for itself and on behalf of each Borrower, that the conditions specified in Section 4 of the Loan Agreement have been satisfied. Without limiting the foregoing, (i) each of the representations and warranties set forth in the Loan Agreement and in the other Loan Documents is true and correct in all respects as of the date hereof (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct as of such earlier date), both before and after giving effect to the Loans requested hereby, and (ii) no Default or Event of Default is in existence, both before and after giving effect to the Loans requested hereby.
Borrower Representative hereby requests a borrowing, on behalf of each Borrower, under the Loan Agreement as follows:
The aggregate amount of the proposed borrowing is $[______________]. The requested borrowing date for the proposed borrowing (which is a Business Day) is [______________], [____].
Borrower Representative has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on [_____________].

HORIZON GLOBAL AMERICAS INC., as Borrower Representative By: Title:

Ex. A-1

Exhibit B
CLOSING CHECKLIST
[Attached]

Ex. B-1

Exhibit C
CLIENT USER FORM
ENCINA BUSINESS CREDIT, LLC
ABLSoft – Client User Form
Borrowers Names:     Horizon Global Americas Inc.
            Cequent Towing Products of Canada, Ltd.
Borrower Number:     HORIZON101
Loan and Security Agreement Date: March 13, 2020

I, being an authorized signer of the above borrower, as Borrower Representative (the "Borrower"), refer to the above Loan and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") between the Borrowers named above, the other Loan Parties party thereto, the Lenders party thereto and ENCINA BUSINESS CREDIT, LLC, as Agent. This is the Client User Form, used to determined client access to ABLSoft. Terms defined in the Loan Agreement have the same meaning when used in this Client User Form.
Being duly authorized by Borrower Representative, on behalf of Borrowers, I confirm that the following individuals have been authorized by Borrower to have access to ABLSoft:

First Name	Last Name	Email Address	Phone Number

HORIZON GLOBAL AMERICAS INC., as Borrower Representative
By_________________________
Name:______________________
Title:_______________________
Date:_______________________

Ex. C-1

Exhibit D
AUTHORIZED ACCOUNTS FORM
ENCINA BUSINESS CREDIT, LLC
Authorized Accounts Form
Borrowers Names:     Horizon Global Americas Inc.
            Cequent Towing Products of Canada, Ltd.
Borrower Number:     HORIZON101
Loan and Security Agreement Date: March 13, 2020
I, being an authorized signer of HORIZON GLOBAL AMERICAS INC., Delaware corporation, as Borrower Representative, refer to the above Loan and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") between the Borrower named above, the Lenders party thereto and ENCINA BUSINESS CREDIT, LLC, as agent ("Agent"). This is the Authorized Accounts Form, referring to authorized operating bank accounts of Borrower. Terms defined in the Loan Agreement have the same meaning when used in this Authorized Accounts Form.
Being duly authorized by Borrower Representative, I confirm that the following operating bank accounts of Borrowers are the accounts into which the proceeds of any Loan may be paid:

Bank	Routing Number	Account number	Account name

HORIZON GLOBAL AMERICAS INC., as Borrower Representative
By:_____________________________

Authorized Signer
Name: ______________________
Title:________________________
Date:________________________

Ex. D-1

Exhibit E
[FORM OF] ACCOUNT DEBTOR NOTIFICATION
[Date]
VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED
[Account Debtor]
[Address]

Re:	Loan Transaction with ENCINA BUSINESS CREDIT, LLC
Ladies and Gentlemen:
Please be advised that we have entered into certain financing arrangements (along with any other financing agreements that we may enter into with Agent in the future, the "Financing Arrangements") with ENCINA BUSINESS CREDIT, LLC ("Agent"), as Agent for certain Lenders, pursuant to which we have granted to Agent a security interest in, among other things, any and all Accounts and Chattel Paper (as those terms are defined in the Uniform Commercial Code) owing by you to us, whether now existing or hereafter arising.
You are authorized and directed to respond to any inquiries that Agent may direct to you from time to time pertaining to the validity, amount and other matters relating to such Accounts and Chattel Paper. In the event that Agent requests that payment for any Accounts and/or Chattel Paper be made directly to Agent, you are hereby authorized and directed to comply with such instructions, without further authorization or instruction from us.
This authorization and directive shall be continuing and irrevocable until Agent advises you, in writing, that this authorization is no longer in force.

Very truly yours, [BORROWER] By: _____________________________ Name: Its:

cc:	ENCINA BUSINESS CREDIT, LLC as Agent 123 N Wacker Suite 2400 Chicago, IL 60606 Attention: John Whetstone

Ex. E-1

Exhibit F
[FORM OF] COMPLIANCE CERTIFICATE
[letterhead of Borrower Representative]

To:	ENCINA BUSINESS CREDIT, LLC, as Agent 123 N Wacker Suite 2400 Chicago, IL 60606 Attention: John Whetstone
Re: Compliance Certificate dated _______________
Ladies and Gentlemen:
Reference is made to that certain Loan and Security Agreement dated as of March 13, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") by and among ENCINA BUSINESS CREDIT, LLC ("Agent"), the Lenders party thereto, HORIZON GLOBAL AMERICAS INC., a Delaware corporation (“Horizons America”), CEQUENT TOWING PRODUCTS OF CANADA, LTD., a company formed under the laws of the Province of Ontario ("Cequent Canada"; together with Horizons America, each a "Borrower" and collectively, the “Borrowers”) and each of the other Loan Parties (as defined therein) party thereto. Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.
Pursuant to Section 7.15 of the Loan Agreement, the undersigned Authorized Officer of Borrower Representative hereby certifies on behalf of each Borrower (solely in his capacity as an officer or Borrower Representative and not in his individual capacity) that:
1.The financial statements of Borrowers for the ___ -month period ending _____________ attached hereto have been prepared in accordance with GAAP and fairly present the financial condition of Borrowers for the periods and as of the dates specified therein.
2.As of the date hereof, there does not exist any Default or Event of Default.
3.Borrowers are in compliance with the applicable financial covenants contained in Section 9 of the Loan Agreement for the periods covered by this Compliance Certificate. Attached hereto are statements of all relevant facts and computations in reasonable detail sufficient to evidence Borrowers’ compliance with such financial covenants, which computations were made in accordance with GAAP.
4.[Except as attached hereto, the Loan Parties have not acquired, or otherwise registered, any registered Intellectual Property since the last quarter.]2
IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this __ day of _______________, ______.
HORIZON GLOBAL AMERICAS INC., as Borrower Representative

By: ________________________________
Name:

________________________________	Title:
2 To be included in all quarter-end certificates.

Ex. F-1

Exhibit G
[FORM OF] ASSIGNMENT AND ASSUMPTION
Dated [___________ ___, 20_]
Reference is made to the Loan and Security Agreement dated as of March 13, 2020 among HORIZON GLOBAL AMERICAS INC., a Delaware corporation (“Horizons America”), CEQUENT TOWING PRODUCTS OF CANADA, LTD., a company formed under the laws of the Province of Ontario ("Cequent Canada"; together with Horizons America, each a "Borrower" and collectively the “Borrowers” ) , the other Loan Parties party thereto, the lenders party thereto as "Lenders" and ENCINA BUSINESS CREDIT, LLC, as agent ("Agent") for the Lenders (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein as therein defined.
[____________], solely in its capacity as a Lender under the Loan Agreement (the "Assignor"), and [__________] (the "Assignee") agree as follows:
1.The Assignor hereby sells and assigns to the Assignee, without recourse, representation or warranty (except as expressly set forth elsewhere herein), and the Assignee hereby purchases and assumes from the Assignor, on the Effective Date (as defined below), an interest as set forth in Exhibit A attached hereto (the "Assigned Interest") in and to (i) all of the Assignor's right, title and interest with respect to the Loans set forth in Exhibit A, (ii) all of the Assignor's right, title and interest with respect to the [Revolving Loan Commitment] of Assignor as set forth in Exhibit A and (iii) to the extent related thereto, all of the Assignor's rights and obligations, solely as a Lender, under the Loan Agreement and any other Loan Document (including, without limitation, (A) the outstanding principal amount of the Loans made by the Assignor and assigned to Assignee hereunder, and (B) the Assignor's pro rata share of the obligations owing by each Loan Party under the Loan Agreement and the Loan Documents). The Assigned Interest (expressed as a percentage) in the Loans and the [Revolving Loan Commitment] is set forth in Exhibit A.
2.The Assignor (i) represents and warrants as of the date hereof that [its Revolving Loan Commitment, or if its Revolving Loan Commitment shall have been terminated, the outstanding principal amount of its Revolving Loans], is set forth in Exhibit A (without giving effect to assignments thereof which have not yet become effective); (ii) represents and warrants that it is the legal and beneficial owner of the interest it is assigning hereunder; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other Loan Document, or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto.
3.The Assignee represents and warrants that it has become a party hereto solely in reliance upon its own independent investigation of the financial and other circumstances surrounding the Loan Parties, the Collateral, the Loans, the Revolving Loan Commitments and all aspects of the transactions evidenced by or referred to in the Loan Documents, or has otherwise satisfied itself thereto, and that it is not relying upon any representation, warranty or statement (except any such representation, warranty or statement expressly set forth in this Assignment and Assumption) of the Assignor in connection with the assignment made under this Assignment and Assumption. The Assignee further acknowledges that the Assignee will, independently and without reliance upon Agent, the Assignor or any other Lender and based upon the Assignee's review of such documents and information as the Assignee deems appropriate at the time, make and continue to

Ex. G-1

make its own credit decisions in entering into this Assignment and Assumption and taking or not taking action under the Loan Documents. The Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of the Assignee or to provide the Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the initial extension of credit under the Loan Agreement or at any time or times thereafter.
4.The Assignee represents and warrants to the Assignor that it has experience and expertise in the making of loans such as the Loans or with respect to the other types of credit which may be extended under the Loan Agreement; that it has acquired its Assigned Interest for its own account and not with any intention of selling all or any portion of such interest; and that it has received, reviewed and approved copies of all Loan Documents.
5.The Assignor shall not be responsible to the Assignee for the execution, effectiveness, accuracy, completeness, legal effect, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by the Assignor to the Assignee or by or on behalf of the Loan Parties to the Assignor or the Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Loan Parties or any other Person liable for the payment of any Loans or payment of amounts owed in connection with other extensions of credit under the Loan Agreement or the value of the Collateral or any other matter. The Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or other extensions of credit under the Loan Agreement or as to the existence or possible existence of any Event of Default.
6.Each party to this Assignment and Assumption represents and warrants to the other party to this Assignment and Assumption that it has full power and authority to enter into this Assignment and Assumption and to perform its obligations under this Assignment and Assumption in accordance with the provisions set forth herein, that this Assignment and Assumption has been duly authorized, executed and delivered by such party and that this Assignment and Assumption constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.
7.Each party to this Assignment and Assumption represents and warrants that the making and performance by it of this Assignment and Assumption do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it.
8.Each party to this Assignment and Assumption represents and warrants that all consents, licenses, approvals, authorizations, exemptions, registrations, filings, opinions and declarations from or with any agency, department, administrative authority, statutory corporation or judicial entity necessary for the validity or enforceability of its obligations under this Assignment and Assumption have been obtained, and no governmental authorizations other than any already obtained are required in connection with its execution, delivery and performance of this Assignment and Assumption.
9.The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned and that such interest is free and clear of any lien, security interest or other encumbrance.
10.The Assignor makes no representation or warranty and assumes no responsibility with respect to the operations, condition (financial or otherwise), business or assets of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under the Loan Agreement or any other Loan Document.

Ex. G-2

11.The Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto.
12.The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement and the other Loan Documents are required to be performed by it as a Lender.
13.The Assignee confirms that it has received all documents and information it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption.
14.The Assignee specifies as its address for notices the office set forth beneath its name on the signature pages hereof.
15.The effective date for this Assignment and Assumption (the "Effective Date") shall be the date that is the latest of (a) the execution of this Assignment and Assumption, (b) the delivery of this Assignment and Assumption to Agent for acceptance, and (c) the date on which the Assignor has received the payment, in immediately available funds, by the Assignee of $[_____________], which amount represents the purchase price for the Assigned Interest.
16.Upon acceptance of this Assignment and Assumption by Agent, as of the Effective Date (i) the Assignee shall, in addition to the rights and obligations under the Loan Agreement and the other Loan Documents held by it immediately prior to the Effective Date, have the rights and obligations under the Loan Agreement and the other Loan Documents that have been assigned to it pursuant to this Assignment and Assumption, and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents that have been assigned by the Assignor to the Assignee pursuant to this Assignment and Assumption.
17.Upon acceptance of this Assignment and Assumption by Agent, from and after the Effective Date, Agent shall make all payments under the Loan Agreement in respect of the rights assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. If the Assignor receives or collects any payment of interest or fees attributable to the interests assigned to Assignee by this Assignment and Assumption which has accrued after the Effective Date, the Assignor shall distribute to the Assignee such payment. If the Assignee receives or collects any payment of interest or fees which is not attributable to the interests assigned to the Assignee by this Assignment and Assumption or which has accrued on or prior to the Effective Date, the Assignee shall distribute to the Assignor such payment.
18.This Assignment and Assumption shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of New York (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.
[rest of page intentionally left blank; signature page follows]
IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Assignment and Assumption as of the Effective Date.

Ex. G-3

[ASSIGNOR] By ______________________________________________ Name ____________________________________________ Title _____________________________________________

NOTICE ADDRESS AND PAYMENT
INSTRUCTIONS FOR ASSIGNOR
__________________________________________________________________________________________________________________________________________________________________

Telephone No.  (___) ___-____
Telecopy No.    (___) ___-____

[ASSIGNEE] By ______________________________________________ Name ___________________________________________ Title

NOTICE ADDRESS AND PAYMENT
INSTRUCTIONS FOR ASSIGNEE
__________________________________________________________________________________________________________________________________________________________________

Telephone No.  (___) ___-____
Telecopy No.    (___) ___-____

ACCEPTED this _____ day
of ___________, 20__

ENCINA BUSINESS CREDIT, LLC,
as Agent

By _________________________________________
Name ______________________________________
Title ______________________________________ ]

Ex. G-4

Consented to this ___ day of __________, 20__ [BORROWERS] By: ________________________________________ Name: _____________________________________ Title:

Ex. G-5

EXHIBIT A

Borrowers:	Horizon Global Americas Inc. Cequent Towing Products of Canada, Ltd.
Description of Loan Agreement: Loan and Security Agreement, dated as of March 13, 2020 among Borrowers, the other Loan Parties party thereto, the lenders party thereto as "Lenders" and Encina Business Credit, LLC as agent ("Agent") for the Lenders (as amended, restated, supplemented or otherwise modified from time to time).
Assigned Interests:

Assignor's Interest Prior to Assignment	Assigned Interests	Assignor's Remaining Interest After Assignment	Assignee's Pro Rata Shares
Revolving Loans and Revolving Loan Commitments

Schedule 7.32
Post-Closing Matters